FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration Statement No. 333-167764 and No. 333-167764-02

MSC 2012-C4

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,098,695,600

(Approximate Total Mortgage Pool Balance)

$880,329,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2012-C4

March 5, 2012

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-167764) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. It was prepared by Morgan Stanley and BofA Merrill Lynch sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED WHEN, AS AND IF ISSUED.  IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS.  AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF WE DETERMINE THAT THE FORGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS MATERIAL HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE MORGAN STANLEY OR BOFA MERRILL LYNCH RESEARCH DEPARTMENTS. IT WAS PREPARED BY MORGAN STANLEY AND BOFA MERRILL LYNCH SALES, TRADING, BANKING OR OTHER NON-RESEARCH PERSONNEL. THIS TERM SHEET WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER U.S. FEDERAL TAX LAWS. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. PLEASE SEE ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS TERM SHEET.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. It was prepared by Morgan Stanley and BofA Merrill Lynch sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Certificates

Offered Certificates

Class	Expected Ratings (DBRS/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$65,086,000	30.000%	Fixed	2.38	1-53	18.1%	40.9%
Class A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$244,709,000	30.000%	Fixed	4.68	53-60	18.1%	40.9%
Class A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$75,630,000	30.000%	Fixed	7.31	60-113	18.1%	40.9%
Class A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$383,661,000	30.000%	Fixed	9.72	113-120	18.1%	40.9%
Class A-S	AAA(sf)/AAA(sf)/Aaa(sf)	$111,243,000	19.875%	Fixed	9.96	120-120	15.9%	46.8%

Privately Offered Certificates(8)

Class	Expected Ratings (DBRS/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-A	AAA(sf)/AAA(sf)/Aaa(sf)	$880,329,000(9)	NAP	Variable(10)	NAP	NAP	NAP	NAP
Class X-B	AAA(sf)/NR/Ba3(sf)	$218,366,600(9)	NAP	Variable(10)	NAP	NAP	NAP	NAP
Class B	AA(sf)/AA(sf)/Aa2(sf)	$50,815,000	15.250%	(4)	9.96	120-120	15.0%	49.5%
Class C	A(sf)/A(sf)/A2(sf)	$37,081,000	11.875%	(4)	9.96	120-120	14.4%	51.5%
Class D	BBB(high)(sf)/BBB+(sf)/Baa1(sf)	$24,721,000	9.625%	(4)	9.96	120-120	14.1%	52.8%
Class E	BBB(low)(sf)/BBB-(sf)/Baa3(sf)	$39,827,000	6.000%	(4)	9.96	120-120	13.5%	54.9%
Class F	BB(sf)/BB(sf)/Ba2(sf)	$17,854,000	4.375%	Fixed	9.96	120-120	13.3%	55.8%
Class G	B(sf)/B(sf)/B2(sf)	$19,227,000	2.625%	Fixed	9.96	120-120	13.0%	56.9%
Class H(11)	NR/NR/NR	$28,841,600	0.000%	Fixed	9.96	120-120	12.7%	58.4%

(1)
Ratings shown are those of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, dated March 5, 2012 (the “Free Writing Prospectus”) to which the prospectus dated March 2, 2012 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates and to the other statistical data contained herein and in the Free Writing Prospectus.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

(4)
The subject certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates”; (iii) payment in full on the stated maturity date, or in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Consideration—Weighted Average Life” in the Free Writing Prospectus.

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of all the principal balance certificates, and the denominator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes, if any, that are senior to such class, and the denominator of which is the total initial certificate principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Certificates

(8)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this term sheet. Information provided in this term sheet regarding the characteristics of the certificates is provided only to enhance your understanding of the offered certificates.

(9)
The Class X-A and Class X-B Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates outstanding from time to time. The notional amount of the Class X-B Certificates will equal the aggregate certificate principal balance of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time.

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates as described in the Free Writing Prospectus.

(11)
Each Class H Certificate is an investment unit consisting of a REMIC regular interest and an undivided beneficial ownership interest in a grantor trust that holds an interest in certain excess interest in respect of mortgage loans having anticipated repayment dates.

The certificates also include the Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Issue Characteristics

Issue Characteristics

Offered Certificates:
$880,329,000 (approximate) monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates, consisting of five principal balance classes (Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates), offered pursuant to a registration statement filed with the SEC (File Number 333-167764)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association

Rating Agencies:	DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Bank of America, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Trustee:	Wells Fargo Bank, National Association

Certificate Administrator/ Certificate Registrar:	Wells Fargo Bank, National Association

Trust Advisor:	Pacific Life Insurance Company

Initial Controlling Class Representative:	BlackRock Financial Management Inc., as manager for one or more managed funds or accounts

Cut-off Date:
March 1, 2012. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in March 2012 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on March 1, 2012, not the actual day on which such scheduled payments were due.

Expected Pricing Date:	Week of March 5, 2012

Expected Closing Date:	On or about March 28, 2012

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in April 2012

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in April 2012

Rated Final Distribution Date:	The Distribution Date in March 2045

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC, except that the Class H Certificates also evidence an interest in a grantor trust

Optional Termination:	1.0% clean-up call

Minimum Denominations:	$25,000 for each class of Offered Certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates are expected to be eligible for exemptive relief under ERISA. No class of certificates is SMMEA eligible.

Analytics:	The certificate administrator will be required to make available all distribution date statements, CREFC reports and supplemental notices received by it to certain modeling

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Issue Characteristics

financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Intex Solutions, Inc., Markit, CMBS.com, Inc. and Trepp LLC).

Bloomberg Ticker:	MSC 2012-C4 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees) and expenses, and trust advisor fees and expenses as set forth below. Distributions to certificateholders on each distribution date will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates, which will have the same senior priority and be distributed pro rata);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates having an earlier alphanumeric designation (and, in the case of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, generally in that order, however, if the certificate principal balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to those certificates, or if the aggregate appraisal reduction equals or exceeds the aggregate certificate principal balance of the Class A-S through Class H Certificates, then on a pro rata basis among the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) until the certificate principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class E, Class D, Class C and Class B Certificates, in that order, and (b) second, to reduce payments of principal on the Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on a pro rata basis;

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of Control Eligible Certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Class R Certificates) on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to the interest-bearing certificates on the basis of a 360-day year consisting of twelve 30-day months. Interest accrues with respect to each interest-bearing certificate during each interest accrual period at the applicable pass-through rate for, and on the certificate principal balance or notional amount, as applicable, of that certificate outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which a certificateholder’s interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s principal balance or notional amount. In addition, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Structural Overview

of such parties and of the certificate administrator and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive its fees and reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class C, Class D and Class E Certificates to receive payments of interest, and to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E Certificates to receive payments of principal. The Class R, Class X-A and Class X-B Certificates will not be entitled to principal distributions.

The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on “real estate owned”; and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject, to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance.

Servicing and Administration Fees:
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, payable from general collections on the mortgage loans. The master servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan and REO mortgage loan at the master servicing fee rate, which ranges from 0.02% to 0.04% per annum. As of the cut-off date, the weighted average master servicing fee will be approximately 0.0206%. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which is equal to 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the master servicer or special servicer, as applicable, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including, without limitation, income on the amounts held in permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”  The trust advisor will be entitled to the trust advisor fee for each distribution date, calculated based on the outstanding principal balance of each mortgage loan at the trust advisor fee rate, which will equal 0.0020% per annum.

The certificate administrator fee for each distribution date is calculated on the outstanding principal balance of each mortgage loan at the certificate administrator fee rate, which is equal to 0.0042% per annum, and is payable out of general collections on the mortgage loans. The trustee fee for each distribution date is a portion of the certificate administrator fee. Each of the master servicing fee, the special servicing fee, the trust advisor fee and the certificate administrator fee will be calculated on the same interest accrual basis as is interest on the related mortgage loan and will be prorated for any partial period.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Structural Overview

The administrative fee rate will be the sum of the master servicing fee rate, the trust advisor fee rate and the certificate administrator fee rate, and is set forth for each mortgage loan on Appendix I to the Free Writing Prospectus.

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates as follows: to the holders of each class of principal balance certificates (exclusive of the Control Eligible Certificates) then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that distribution date, and the denominator of which is the total amount distributed as principal to the holders of all classes of principal balance certificates on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X-A and Class X-B Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates on the applicable distribution date, and the denominator of which is the total principal distributed with respect to the principal balance certificates on the applicable distribution date, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and second, to the holders of the Class X-B Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A Certificates.

The “Base Interest Fraction”, with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on that class, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)

(Mortgage Rate – Discount Rate)

No prepayment premiums or yield maintenance charges will be distributed to holders of the Control Eligible Certificates or the Class R Certificates.

Servicing Advances:
Subject to a recoverability determination described in the Free Writing Prospectus, the master servicer and/or the trustee may make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to protect, lease, manage and maintain the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Structural Overview

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate certificate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the certificate principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates in the following order:  to the Class H Certificates, Class G Certificates, Class F Certificates, Class E Certificates, Class D Certificates, Class C Certificates, Class B Certificates and Class A-S Certificates, in each case in respect of and until the remaining certificate principal balance of that class of certificates has been reduced to zero. Following the reduction of the certificate principal balances of all such classes of subordinate certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective certificate principal balances), until the remaining certificate principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates.

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus. Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and servicing agreement but is not obtained within one hundred twenty (120) days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding sentence.

If an appraisal reduction exists for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

If there are any A/B whole loans or loan pairs included in the mortgage pool, any appraisal reduction will be calculated in respect of such A/B whole loan or loan pair taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan on a pro rata basis by unpaid principal balance.

For a discussion of how Appraisal Reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Structural Overview

Control Rights:
Subject to the limitations described below under “Subordinate Debt Control Rights” in respect of any A/B whole loans or loan pairs, during any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate certificate principal balance of the Class F Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) is at least 25% of the initial aggregate certificate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate certificate principal balance of the Class F Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate certificate principal balance of such class), is less than 25% of the initial aggregate certificate principal balance of the Class F Certificates and (ii) the aggregate certificate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate certificate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights that expressly survive such termination pursuant to the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate certificate principal balance of the Class F Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate certificate principal balance of that class. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

Subordinate Debt Control Rights:
If any mortgage loan is part of an A/B whole loan or loan pair, the controlling class representative’s consent and/or consultation rights with respect thereto will be limited as further described in the Free Writing Prospectus. See “—Directing Holders” below, and “Risk Factors—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class F, Class G and Class H Certificates.

Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by certificate principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) at least equal to 25% of the initial aggregate certificate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate certificate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) at least equal to 25% of the initial aggregate certificate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights”. The Controlling Class on the closing date will be the Class H Certificates.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Structural Overview

The initial controlling class representative will be BlackRock Financial Management Inc., as manager for one or more managed funds or accounts.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate certificate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) has been reduced to less than 25% of its initial aggregate certificate principal balance, is referred to as an “Appraised-Out Class”.

Appraisal Remedy:
The holders of the majority (by certificate principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal of any mortgage loan for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related certificate principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance.

Sale of Defaulted Loans and REO Properties:
The special servicer will be required to solicit offers for defaulted mortgage loans and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan, determined as described in “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of Defaulted Mortgage Loans” in the Free Writing Prospectus, unless the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the certificateholders (as a collective whole), subject to (i) with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan and (ii) any consent or consultation rights of the controlling class representative or, with respect to any mortgage loan that is part of an A/B whole loan or loan pair, the related directing holder, to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loan and the Loan Pair” in the Free Writing Prospectus.

If title to any REO property is acquired by the issuing entity in respect of any specially serviced mortgage loan, the special servicer is required to use its reasonable best efforts to sell the REO property for cash as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and, with respect to a serviced companion loan or a B note, for the certificateholders and the holders of such loans, as a collective whole) but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the rated final distribution date or earlier to the extent necessary to comply with REMIC provisions, unless (i) the trustee or the special servicer has been granted an extension of time by the IRS or is permitted under the REMIC

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Structural Overview

provisions to continue to hold such REO property during the period in which an application for an extension is pending or (ii) the special servicer receives an opinion of counsel that holding such REO property beyond the period specified above will not result in the imposition of taxes on “prohibited transactions” under the REMIC provisions or cause any REMIC to fail to qualify as a REMIC; provided, that in no event may the issuing entity hold any REO property beyond the end of the sixth (6th) calendar year following the end of the year of such REO property’s acquisition. If the special servicer is unable to sell such REO property for cash within such time period (as it may be extended as described above), the special servicer will be required, after consultation with the controlling class representative during any Subordinate Control Period and any Collective Consultation Period and, in the case of a sale of any REO property relating to an A/B whole loan or loan pair, the related directing holder to the extent set forth in the related intercreditor agreement, to auction the REO property to the highest bidder (which may be the special servicer or another Interested Person) in accordance with the Servicing Standard. See “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of REO Properties” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer:
The controlling class representative will appoint the initial special servicer. During any Subordinate Control Period, the special servicer may be replaced at any time by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

In addition, if any mortgage loan is part of an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, the related directing holder will have the right to replace the special servicer, with respect to the related A/B whole loan or loan pair as further described in the Free Writing Prospectus under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs”.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans) for which it is responsible pursuant to the pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (and, with respect to any mortgage loan that is part of an A/B whole loan or loan pair, the holder of the related B note or serviced companion loan, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law (and in the case of the mortgage loan secured by the mortgaged property identified on Appendix I to the Free Writing Prospectus as Ty Warner Hotels & Resorts Portfolio, the law of Mexico), the terms of the pooling and servicing agreement, the terms of the respective mortgage loans and, if applicable, any related intercreditor agreement and, to the extent consistent with the foregoing, further as follows.

	●	With the same care, skill and diligence as is normal and usual in its general

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Structural Overview

mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement;

	●	With a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and any related B note or serviced companion loan or, if a mortgage loan or the related B note or serviced companion loan comes into and continues in default and with respect to the special servicer, if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the certificateholders (as a collective whole) (or in the case of any A/B whole loan or loan pair, the maximization of recovery thereon of principal and interest to the certificateholders and the holder of the related B note (taking into account the subordinate nature of any such B note) or serviced companion loan, as applicable, all taken as a collective whole) on a net present value basis; and

	●	Without regard to various specified circumstances that could give rise to conflicts of interest.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation, and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
Pacific Life Insurance Company, a Nebraska corporation, will act as the trust advisor. The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Structural Overview

calendar year during which no annual meeting has occurred or any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) with the trust advisor in connection with certain major decisions involving any mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet, the Free Writing Prospectus and the Pooling and Servicing Agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult with the trust advisor with regard to such matters after the holder of the related B note or serviced companion loan, as applicable, is no longer the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement.

During any Subordinate Control Period, there will be no annual meeting or annual report, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions, and the trust advisor will not distribute any report based on its review or otherwise opine on the activities of the special servicer with respect to any transaction.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (other than trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
If the holders of at least 25% of the voting rights of the certificates request a vote to terminate and/or replace the trust advisor, then the holders of at least 75% of the voting rights of the certificates may vote to either (i) terminate all rights and obligations of the trust advisor under the pooling and servicing Agreement and replace the trust advisor, or (ii) terminate all rights and obligations of the trust advisor and not appoint a replacement trust advisor, until such time as the holders of at least 75% of the voting rights of the certificates agree to the appointment of a replacement trust advisor. During any Subordinate Control Period and any Collective Consultation Period, the controlling class representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, that such consent will be deemed granted if no objection is made within ten (10) business days following the controlling class representative’s receipt of the request for consent. See “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause” in the Free Writing Prospectus.

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.”  Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Collateral Overview

Mortgage Loan Sellers

	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	26	54	$767,814,062	69.9%
Bank of America, National Association	11	20	$231,130,332	21.0%
Bank of America, National Association / Morgan Stanley Mortgage Capital Holdings LLC	1	3	$99,751,207	9.1%
Total:	38	77	$1,098,695,600	100.0%

Pool

Aggregate Cut-off Date Balance:	$1,098,695,600
Number of Mortgage Loans:	38
Average Cut-off Date Balance per Mortgage Loan:	$28,913,042
Number of Mortgaged Properties:	77
Average Cut-off Date Balance per Mortgaged Property:	$14,268,774
Weighted Average Mortgage Rate:	5.554%
% of Pool Secured by 5 Largest Mortgage Loans:	39.5%
% of Pool Secured by 10 Largest Mortgage Loans:	62.7%
% of Pool Secured by ARD Loans:	12.8%
Weighted Average Original Term to Maturity/ARD (months):	107
Weighted Average Remaining Term to Maturity/ARD (months):	104
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	15.5%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	0.0%
% of Pool with Subordinate Mortgage Debt:	0.0%
% of Pool with Mezzanine Debt:	11.4%

Credit Statistics

Weighted Average UW NOI DSCR:	1.80x
Weighted Average UW NOI Debt Yield:	12.7%
Weighted Average UW NCF DSCR:	1.66x
Weighted Average UW NCF Debt Yield:	11.6%
Weighted Average Cut-off Date LTV Ratio:	58.4%
Weighted Average LTV Ratio at Maturity/ARD:	49.7%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflects a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to March 2012.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Collateral Overview

Amortization	% of Pool(1)
Weighted Average Original Amortization Term (months):	348
Weighted Average Remaining Amortization Term (months):	346
% of Pool Amortizing Balloon:	79.9%
% of Pool Interest Only followed by Amortizing Balloon:	19.5%
% of Pool Interest Only through Maturity/ARD:	0.6%

Lockboxes

% of Pool with Hard Lockboxes	88.3%
% of Pool with Soft Lockboxes	10.1%
% of Pool with Springing Lockboxes	0.7%
% of Pool with No Lockboxes	0.9%

Reserves

% of Pool Requiring Tax Reserves:	57.7%
% of Pool Requiring Insurance Reserves:	9.3%
% of Pool Requiring Replacement Reserves:	51.9%
% of Pool Requiring TI/LC Reserves(2):	84.1%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	78.3%
% of Pool with the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	15.1%
% of Pool with greater of a prepayment premium or yield maintenance until open period:	4.3%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium or yield maintenance until open period:	2.3%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflects a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to March 2012.

(2)	Based only on mortgage loans secured by retail, office and industrial properties.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF/Units	Cut-off Date Balance PSF/Unit	U/W NCF DSCR	U/W NOI Debt Yield	Cut-off Date LTV	Balloon LTV
1	MSMCH	Shoppes at Buckland Hills	Manchester	CT	Retail	$130,000,000	11.8%	535,235	$242.88	1.44x	9.8%	68.8%	57.0%
2	BANA/MSMCH	Ty Warner Hotels & Resorts Portfolio	Various	Various	Hospitality	$99,751,207	9.1%	319	$312,699.71	2.69x	24.8%	21.8%	20.6%
3	MSMCH	50 Central Park South	New York	NY	Commercial Condo.	$75,000,000	6.8%	234,324	$320.07	1.33x	8.7%	62.5%	59.9%
4	BANA	Capital City Mall	Camp Hill	PA	Retail	$65,750,000	6.0%	488,769	$134.52	1.55x	11.3%	62.6%	52.1%
5	MSMCH	ELS Portfolio	Various	Various	Manufactured Housing	$63,747,000	5.8%	2,843	$22,422.44	2.44x	16.5%	41.2%	35.8%
6	MSMCH	9 MetroTech Center	Brooklyn	NY	Office	$62,896,233	5.7%	316,942	$198.45	1.12x	10.1%	55.5%	42.9%
7	MSMCH	GPB Portfolio 2	Various	Various	Retail	$62,428,188	5.7%	702,779	$88.83	1.41x	10.8%	57.8%	45.4%
8	MSMCH	GPB Portfolio 1	Various	Various	Retail	$62,113,118	5.7%	516,585	$120.24	1.66x	11.7%	60.5%	50.8%
9	MSMCH	Midtown Square Shopping Center	Troy	MI	Retail	$34,956,343	3.2%	193,301	$180.84	1.38x	10.0%	73.6%	61.7%
10	BANA	United HealthCare Services	Eden Prairie	MN	Office	$32,500,000	3.0%	473,325	$68.66	1.53x	10.0%	65.0%	59.9%
		Total/Weighted Avg.				$689,142,090	62.7%			1.70x	12.9%	55.3%	47.1%

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Cut-off Date Mortgage Loan Balance	Cut-off Date Loan per Unit/SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Cut-off Date Subordinate Mortgage Debt Balance	Cut-off Date Mezzanine Debt Balance	Cut-off Date Total Debt Loan per Unit/SF	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV Ratio
2	BANA/MSMCH	Ty Warner Hotels & Resorts Portfolio	$99,751,207	$312,699.71	2.69x	24.8%	21.8%	NAP	$80,000,000	$563,483.41	1.29x	13.8%	39.2%
23	MSMCH	Magellan Storage - Costa Mesa	$13,671,876	$80.80	1.45x	10.4%	64.2%	NAP	$3,000,000	$98.53	1.08x	8.5%	78.3%
26	MSMCH	Holiday Inn San Diego Downtown	$12,309,463	$55,952.11	1.82x	14.7%	62.2%	NAP	$2,625,000	$67,883.92	1.25x	12.1%	75.4%

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Prop. Type	Cut-off Date Bal.	% of Pool	NSF/ Units	Loan per SF/Unit	U/W NCF DSCR	U/W NOI Debt Yield	Cut-off Date LTV	Mat. Date LTV	Prior Securitization
1	MSMCH	Shoppes at Buckland Hills	Manchester	CT	Retail	$130,000,000	11.8%	535,235	$242.88	1.44x	9.8%	68.8%	57.0%	JPMCC 2005-LDP3
2	BANA/MSMCH	Ty Warner Hotels & Resorts Portfolio	Various	Various	Hospitality	$99,751,207	9.1%	319	$312,699.71	2.69x	24.8%	21.8%	20.6%	TYHOT 2005-LUX
3	MSMCH	50 Central Park South	New York	NY	Commercial Condo.	$75,000,000	6.8%	234,324	$320.07	1.33x	8.7%	62.5%	59.9%	WBCMT 2003-C6
4	BANA	Capital City Mall	Camp Hill	PA	Retail	$65,750,000	6.0%	488,769	$134.52	1.55x	11.3%	62.6%	52.1%	BSCMS 2002-TOP6
5	MSMCH	ELS Portfolio				$63,747,000	5.8%	2,843	$22,422.44	2.44x	16.5%	41.2%	35.8%
5.1	MSMCH	ELS Portfolio - Royal Coachman	Nokomis	FL	Manufactured Housing	$11,898,000		546						DLJCM 2000-CF1
5.2	MSMCH	ELS Portfolio - Regency Lakes	Winchester	VA	Manufactured Housing	$9,887,000		523						JPMCC 2004-C1
5.3	MSMCH	ELS Portfolio - Parkwood Communities	Wildwood	FL	Manufactured Housing	$9,681,000		695						JPMCC 2004-C2
5.4	MSMCH	ELS Portfolio - Cabana	Las Vegas	NV	Manufactured Housing	$9,063,000		263						MSDWC 2001-TOP5
5.5	MSMCH	ELS Portfolio - Boulder Cascade	Las Vegas	NV	Manufactured Housing	$8,165,000		299						MSC 2004-HQ3
5.6	MSMCH	ELS Portfolio - Rancho Valley	El Cajon	CA	Manufactured Housing	$7,164,000		140						CMAC 1998-C2
5.7	MSMCH	ELS Portfolio - Palm Shadows	Glendale	AZ	Manufactured Housing	$5,994,000		294						MSC 2004-HQ3
5.8	MSMCH	ELS Portfolio - Hillcrest	Rockland	MA	Manufactured Housing	$1,895,000		83						JPMCC 2004-C1
7	MSMCH	GPB Portfolio 2				$62,428,188	5.7%	702,779	$88.83	1.41x	10.8%	57.8%	45.4%
7.1	MSMCH	GPB Portfolio 2 - Millburn King's Super	Millburn	NJ	Retail	$9,972,550		89,348						MSDWC 2002-TOP7
7.2	MSMCH	GPB Portfolio 2 - Swampscott CVS	Swampscott	MA	Retail	$9,410,323		57,570						MSDWC 2002-TOP7
7.3	MSMCH	GPB Portfolio 2 - Salem Staples	Salem	MA	Retail	$9,094,320		48,425						BSCMS 2003-T10
7.4	MSMCH	GPB Portfolio 2 - Danbury Walmart	Danbury	CT	Retail	$8,655,766		136,209						BSCMS 2003-T10
7.5	MSMCH	GPB Portfolio 2 - Woburn Kohl's	Woburn	MA	Retail	$6,448,663		119,378						BSCMS 2003-T10
7.6	MSMCH	GPB Portfolio 2 - Springfield CVS	Springfield	MA	Retail	$5,373,055		19,287						MSDWC 2003-HQ2
7.7	MSMCH	GPB Portfolio 2 - Worcester Savers	Worcester	MA	Retail	$4,216,702		66,281						MSDWC 2003-HQ2
7.10	MSMCH	GPB Portfolio 2 - Fall River Staples	Fall River	MA	Retail	$2,236,945		30,897						MSDWC 2003-HQ2
7.11	MSMCH	GPB Portfolio 2 - Chatham Ocean State	Chatham	MA	Retail	$1,410,552		24,432						BSCMS 2003-T10
8	MSMCH	GPB Portfolio 1				$62,113,118		516,585	$120.24	1.66x	11.7%	60.5%	50.8%
8.1	MSMCH	GPB Portfolio 1 - Cambridge Trader Joe's	Cambridge	MA	Retail	$16,303,585		62,555						MSDWC 2003-HQ2
8.2	MSMCH	GPB Portfolio 1 - Falmouth Staples	Falmouth	MA	Retail	$7,943,948		85,524						BSCMS 2003-T10
8.3	MSMCH	GPB Portfolio 1 - Hillsdale King's Super	Hillsdale	NJ	Retail	$6,739,745		60,428						MSDWC 2002-TOP7
8.4	MSMCH	GPB Portfolio 1 - Medford Aldi	Medford	MA	Retail	$6,019,018		56,215						MSDWC 2002-TOP7
8.5	MSMCH	GPB Portfolio 1 - Brighton Whole Foods	Brighton	MA	Retail	$5,912,355		27,550						MSDWC 2002-TOP7
8.6	MSMCH	GPB Portfolio 1 - Everett Walgreens	Everett	MA	Retail	$5,645,197		41,278						MSDWC 2003-HQ2
8.8	MSMCH	GPB Portfolio 1 - Waltham CVS / Petco	Waltham	MA	Retail	$3,525,881		24,284						MSDWC 2003-HQ2
8.9	MSMCH	GPB Portfolio 1 - Revere Walgreens	Revere	MA	Retail	$2,869,949		15,272						MSDWC 2003-HQ2
8.10	MSMCH	GPB Portfolio 1 - Quincy Walgreens	Quincy	MA	Retail	$1,870,102		25,495						MSDWC 2002-TOP7
8.11	MSMCH	GPB Portfolio 1 - Wakefield Mike's Gym	Wakefield	MA	Retail	$897,171		15,984						BSCMS 2003-T10
9	MSMCH	Midtown Square Shopping Center	Troy	MI	Retail	$34,956,343	3.2%	193,301	$180.84	1.38x	10.0%	73.6%	61.7%	MSDWC 2002-TOP7
12	BANA	Forest Hills Village	Loves Park, Machesney Park	IL	Manufactured Housing	$30,055,000	2.7%	963	$31,209.76	1.43x	9.3%	73.1%	60.2%	JPMCC 2007 CB20

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Prop. Type	Cut-off Date Bal.	% of Pool	NSF/ Units	Loan per SF/Unit	U/W NCF DSCR	U/W NOI Debt Yield	Cut-off Date LTV	Mat. Date LTV	Prior Securitization
14	MSMCH	Sirata Beach Resort	St. Pete Beach	FL	Hospitality	$28,000,000	2.5%	382	$73,298.43	1.83x	16.4%	48.3%	43.6%	LBUBS 2004-C4
15	MSMCH	Hilton Springfield	Springfield	VA	Hospitality	$25,900,000	2.4%	245	$105,714.29	1.61x	14.1%	52.9%	40.8%	GMACC 2002-C2
16	BANA	U-Haul 2011 Portfolio	Various	Various	Self Storage	$25,000,000	2.3%	375,593	$66.56	1.75x	12.7%	69.2%	58.5%	LBUBS 2002-C1
17	MSMCH	Independence Hill Independent Living	San Antonio	TX	Multifamily	$22,000,000	2.0%	292	$75,342.47	1.70x	12.3%	58.1%	49.1%	GNR 2006-39
30	BANA	Norwalk Self Storage	Norwalk	CA	Self Storage	$9,300,000	0.8%	105,744	$87.95	1.66x	11.0%	63.3%	52.3%	GSMS 2007-GG10
31	MSMCH	Holiday Inn Express Arlington	Arlington	TX	Hospitality	$7,728,929	0.7%	103	$75,038.14	1.57x	14.0%	58.6%	46.2%	MLMI 1998-C2
32	MSMCH	Brookwood Village Shopping Center	Atlanta	GA	Retail	$7,340,700	0.7%	28,774	$255.12	1.28x	9.0%	69.3%	57.9%	BSCMS 2005-PWR8
35	BANA	Rego Park Retail	Rego Park	NY	Retail	$4,232,601	0.4%	34,150	$123.94	2.91x	21.7%	28.0%	23.7%	MLMT 2002-MW1
37	BANA	West Alameda Self Storage	Lakewood	CO	Self Storage	$3,284,528	0.3%	86,575	$37.94	1.94x	14.4%	54.7%	46.7%	GECMC 2001-3
		Total				$756,587,614	68.9%

(1)
The table above describes the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through TREPP and Bloomberg searches.

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($244,709,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Balance at Maturity	% of Class A-2 Certificate Principal Balance	NSF/ Units	Loan per SF/ Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	BANA	Ty Warner Hotels & Resorts Portfolio	Various	Hospitality	$99,751,207	9.1%	$94,406,745	38.6%	319	$312,699.71	2.69x	24.8%	21.8%	20.6%	0	57
3	MSMCH	50 Central Park South	NY	Comm. Condo.	$75,000,000	6.8%	$71,859,541	29.4%	234,324	$320.07	1.33x	8.7%	62.5%	59.9%	19	55
14	MSMCH	Sirata Beach Resort	FL	Hospitality	$28,000,000	2.5%	$25,302,095	10.3%	382	$73,298.43	1.83x	16.4%	48.3%	43.6%	0	60
23	MSMCH	Magellan Storage - Costa Mesa	CA	Self Storage	$13,671,876	1.2%	$12,807,898	5.2%	169,214	$80.80	1.45x	10.4%	64.2%	60.1%	0	58
24	MSMCH	67 Livingston Street	NY	Multifamily	$13,000,000	1.2%	$12,676,016	5.2%	75	$173,333.33	1.51x	10.5%	68.4%	66.7%	35	59
26	MSMCH	Holiday Inn San Diego Downtown	CA	Hospitality	$12,309,463	1.1%	$11,537,838	4.7%	220	$55,952.11	1.82x	14.7%	62.2%	58.3%	0	53
33	MSMCH	Old Town Plaza Office	CA	Office	$6,975,000	0.6%	$6,975,000	2.9%	60,490	$115.31	1.62x	10.8%	64.0%	64.0%	54	54
		Total / Wtd. Avg.			$248,707,546	22.6%	$235,565,132	96.3%			1.98x	16.5%	45.0%	42.7%	9	57

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of the mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Characteristics of the Mortgage Loans

Property Type Distribution
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
Retail	36	$464,445,980	42.3%	5.432%	1.48x	10.7%	65.2%	54.1%
Anchored	28	230,320,100	21.0%	5.553%	1.48x	11.0%	64.1%	53.0%
Super Regional Mall	1	130,000,000	11.8%	5.190%	1.44x	9.8%	68.8%	57.0%
Regional Mall	1	65,750,000	6.0%	5.296%	1.55x	11.3%	62.6%	52.1%
Unanchored	6	38,375,880	3.5%	5.756%	1.49x	11.1%	64.6%	54.7%
Hospitality	9	$189,144,770	17.2%	6.241%	2.25x	20.4%	37.6%	32.7%
Full Service	6	165,960,670	15.1%	6.255%	2.31x	21.0%	34.1%	30.4%
Limited Service	2	15,306,948	1.4%	6.202%	1.74x	15.7%	61.6%	48.3%
Extended Stay	1	7,877,152	0.7%	6.000%	1.91x	17.4%	64.7%	50.4%
Office	6	$158,265,421	14.4%	5.441%	1.44x	10.9%	60.3%	51.8%
Suburban	3	71,957,464	6.5%	4.964%	1.70x	11.7%	62.3%	57.0%
Urban	2	69,871,233	6.4%	5.799%	1.17x	10.1%	56.3%	45.0%
Medical	1	16,436,723	1.5%	6.010%	1.43x	11.1%	68.1%	58.1%
Manufactured Housing	9	$93,802,000	8.5%	5.188%	2.12x	14.2%	51.4%	43.7%
Commercial Condominium	1	75,000,000	6.8%	5.120%	1.33x	8.7%	62.5%	59.9%
Multifamily	3	$55,800,000	5.1%	5.659%	1.52x	11.3%	64.2%	54.3%
Senior Housing	1	22,000,000	2.0%	5.790%	1.70x	12.3%	58.1%	49.1%
Garden/Military Housing	1	20,800,000	1.9%	5.620%	1.34x	10.7%	68.0%	52.2%
Student Housing	1	13,000,000	1.2%	5.500%	1.51x	10.5%	68.4%	66.7%
Self Storage	12	$51,256,403	4.7%	5.685%	1.67x	11.9%	65.9%	57.0%
Industrial	1	$10,981,025	1.0%	5.430%	1.41x	11.8%	66.0%	50.3%
Flex Industrial	1	10,981,025	1.0%	5.430%	1.41x	11.8%	66.0%	50.3%
Total / Wtd. Avg.	77	1,098,695,600	100.0%	5.554%	1.66x	12.7%	58.4%	49.7%

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Characteristics of the Mortgage Loans

Geographic Distribution
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
New York	5	164,755,003	15.0%	5.439%	1.30x	9.7%	60.0%	53.1%
California	10	163,704,663	14.9%	5.891%	2.08x	17.1%	46.8%	42.8%
California - Southern	9	147,267,939	13.4%	5.878%	2.16x	17.8%	44.5%	41.0%
California - Northern	1	16,436,723	1.5%	6.010%	1.43x	11.1%	68.1%	58.1%
Connecticut	2	138,655,766	12.6%	5.209%	1.43x	9.9%	68.1%	56.3%
Massachusetts	20	101,068,244	9.2%	5.496%	1.56x	11.4%	59.0%	48.2%
Texas	8	91,972,132	8.4%	5.932%	1.69x	13.5%	62.5%	52.0%
Florida	5	68,240,205	6.2%	5.440%	1.97x	15.2%	51.1%	44.4%
Pennsylvania	1	65,750,000	6.0%	5.296%	1.55x	11.3%	62.6%	52.1%
Virginia	3	37,397,000	3.4%	5.648%	1.83x	14.7%	50.5%	40.2%
Michigan	1	34,956,343	3.2%	5.500%	1.38x	10.0%	73.6%	61.7%
Mexico	1	34,638,607	3.2%	6.600%	2.69x	24.8%	21.8%	20.6%
Minnesota	1	32,500,000	3.0%	4.857%	1.53x	10.0%	65.0%	59.9%
Illinois	1	30,055,000	2.7%	4.990%	1.43x	9.3%	73.1%	60.2%
New Jersey	4	28,803,321	2.6%	5.484%	1.48x	11.5%	62.0%	49.1%
Colorado	2	23,465,792	2.1%	5.854%	1.39x	10.3%	64.8%	54.9%
Tennessee	1	20,800,000	1.9%	5.620%	1.34x	10.7%	68.0%	52.2%
Nevada	2	17,228,000	1.6%	5.282%	2.44x	16.5%	41.2%	35.8%
Kansas	3	16,299,765	1.5%	5.922%	1.35x	10.9%	66.5%	56.6%
Georgia	2	14,760,700	1.3%	5.589%	1.52x	10.8%	69.2%	58.2%
Arizona	2	7,754,000	0.7%	5.394%	2.28x	15.6%	47.6%	41.0%
Rhode Island	1	3,360,000	0.3%	5.775%	1.75x	12.7%	69.2%	58.5%
North Carolina	1	1,861,060	0.2%	6.070%	1.38x	13.0%	64.2%	43.0%
Oregon	1	670,000	0.1%	5.775%	1.75x	12.7%	69.2%	58.5%
Total / Wtd. Avg.	77	$1,098,695,600	100.0%	5.554%	1.66x	12.7%	58.4%	49.7%

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)				Mortgage Rate (%)				Cut-off Date LTV Ratio (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool		No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool		No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 10,000,000	11	$68,345,127	6.2	4.501 - 5.000	3	$92,055,000	8.4	20.1 - 30.0	2	103,983,808	9.5
10,000,001 - 20,000,000	8	$108,776,553	9.9	5.001 - 5.500	16	$585,170,676	53.3	40.1 - 50.0	3	101,704,464	9.3
20,000,001 - 30,000,000	7	$171,381,264	15.6	5.501 - 6.000	13	$261,257,762	23.8	50.1 - 60.0	6	184,237,878	16.8
30,000,001 - 40,000,000	4	$128,506,911	11.7	6.001 - 6.500	4	$57,022,280	5.2	60.1 - 70.0	22	599,697,695	54.6
60,000,001 - 70,000,000	5	$316,934,539	28.8	6.501 - 7.000	2	$103,189,883	9.4	70.1 - 80.0	5	109,071,755	9.9
70,000,001 - 80,000,000	1	$75,000,000	6.8	Total:	38	$1,098,695,600	100.0%	Total:	38	$1,098,695,600	100.0%
90,000,001 - 100,000,000	1	$99,751,207	9.1	Min: 4.857%	Max: 6.750%	Wtd Avg: 5.554%		Min: 21.8%	Max: .74 8%	Wtd Avg: 58.4%
120,000,001 - 130,000,000	1	$130,000,000	11.8
Total:	38	$1,098,695,600	100.0%	Original Term to Maturity/ARD (mos.)				LTV Ratio at Maturity/ARD (%)
Min: $1,861,060	Max: $130,000,000	Avg: $28,913,042
					No. of	Aggregate			No. of	Aggregate
State					Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of
					Loans	Balance ($)	Pool		Loans	Balance ($)	Pool
	No. of	Aggregate		60	7	248,707,546	22.6	20.1 - 30.0	2	103,983,808	9.5
	Mortgaged	Cut-off Date	% of	119	1	63,747,000	5.8	30.1 - 40.0	2	73,704,464	6.7
	Properties	Balance ($)	Pool	120	29	766,059,791	69.7	40.1 - 50.0	8	214,098,937	19.5
New York	5	164,755,003	15.0	134	1	20,181,264	1.8	50.1 - 60.0	18	565,685,327	51.5
California	10	163,704,663	14.9	Total:	38	$1,098,695,600	100.0%	60.1 - 70.0	8	141,223,064	12.9
California-Southern(2)	9	147,267,939	13.4	Min: 60	Max: 134	Wtd Avg: 107		Total:	38	$1,098,695,600	100.0%
California-Northern(2)	1	16,436,723	1.5					Min: 20.6%	Max: 66.7%	Wtd Avg: 49. 7%
Connecticut	2	138,655,766	12.6	Remaining Term to Maturity/ARD (mos.)
Massachusetts	20	101,068,244	9.2					UW DSCR (x)
Texas	8	91,972,132	8.4		No. of	Aggregate
Florida	5	68,240,205	6.2		Mortgage	Cut-off Date	% of		No. of	Aggregate
Pennsylvania	1	65,750,000	6.0		Loans	Balance ($)	Pool		Mortgage	Cut-off Date	% of
Virginia	3	37,397,000	3.4	49 - 54	2	19,284,463	1.8		Loans	Balance ($)	Pool
Michigan	1	34,956,343	3.2	55 - 60	5	229,423,083	20.9	1.11 - 1.20	1	62,896,233	5.7
Mexico	1	34,638,607	3.2	109 - 114	3	25,548,434	2.3	1.21 - 1.30	2	27,521,964	2.5
Minnesota	1	32,500,000	3.0	115 - 120	28	824,439,621	75.0	1.31 - 1.40	7	158,543,337	14.4
Illinois	1	30,055,000	2.7	Total:	38	$1,098,695,600	100.0%	1.41 - 1.50	8	299,168,380	27.2
New Jersey	4	28,803,321	2.6	Min: 53	Max: 120	Wtd Avg: 104		1.51 - 1.60	4	118,978,929	10.8
Colorado	2	23,465,792	2.1					1.61 - 1.70	6	140,349,323	12.8
Tennessee	1	20,800,000	1.9	Original Amortization Term (mos.)				1.71 - 1.80	2	54,500,000	5.0
Nevada	2	17,228,000	1.6					1.81 - 1.90	2	40,309,463	3.7
Kansas	3	16,299,765	1.5		No. of	Aggregate		1.91 - 2.00	2	18,739,699	1.7
Georgia	2	14,760,700	1.3		Mortgage	Cut-off Date	% of	2.21 - 2.30	1	9,957,464	0.9
Arizona	2	7,754,000	0.7		Loans	Balance ($)	Pool	2.41 - 2.50	1	63,747,000	5.8
Rhode Island	1	3,360,000	0.3	Interest Only	1	6,975,000	0.6	2.61 - 2.70	1	99,751,207	9.1
North Carolina	1	1,861,060	0.2	240	1	1,861,060	0.2	2.91 - 3.00	1	4,232,601	0.4
Oregon	1	670,000	0.1	300	7	171,761,358	15.6	Total:	38	$1,098,695,600	100.0%
Total:	77	$1,098,695,600	100.0%	313	1	62,428,188	5.7	Min: 1.12x	Max: 2.91x	Wtd Avg: 1.66x
				360	28	855,669,995	77.9
Property Type				Total:	38	$1,098,695,600	100.0%	UW NOI Debt Yield (%)
				Non-Zero Min: 240	Max: 360	Non-Zero Wtd Avg: 348
	No. of	Aggregate							No. of	Aggregate
	Mortgaged	Cut-off Date	% of	Remaining Amortization Term (mos.)					Mortgage	Cut-off Date	% of
	Properties	Balance ($)	Pool						Loans	Balance ($)	Pool
Retail	36	464,445,980	42.3		No. of	Aggregate		8.6 - 9.0	1	75,000,000	6.8
Anchored	28	230,320,100	21.0		Mortgage	Cut-off Date	% of	9.1 - 9.5	3	47,021,869	4.3
Super Regional Mall	1	130,000,000	11.8		Loans	Balance ($)	Pool	9.6 - 10.0	4	189,737,607	17.3
Regional Mall	1	65,750,000	6.0	Interest Only	1	6,975,000	0.6	10.1 - 10.5	4	122,068,109	11.1
Unanchored	6	38,375,880	3.5	231 - 300	8	173,622,418	15.8	10.6 - 11.0	5	112,364,277	10.2
Hospitality	9	189,144,770	17.2	301 - 350	2	82,609,452	7.5	11.1 - 11.5	3	113,182,291	10.3
Full Service	6	165,960,670	15.1	351 - 360	27	835,488,731	76.0	11.6 - 12.0	4	106,032,819	9.7
Limited Service	2	15,306,948	1.4	Total:	38	$1,098,695,600	100.0%	12.1 - 12.5	1	22,000,000	2.0
Extended Stay	1	7,877,152	0.7	Non-Zero Min: 234	Max: 360	Non-Zero Wtd Avg: 346		12.6 - 13.0	3	40,922,265	3.7
Office	6	158,265,421	14.4					13.6 - 14.0	1	7,728,929	0.7
Suburban	3	71,957,464	6.5					14.1 - 14.5	2	29,184,528	2.7
Urban	2	69,871,233	6.4					14.6 - 15.0	1	12,309,463	1.1
Medical	1	16,436,723	1.5					15.1 >=	6	221,143,444	20.1
Manufactured Housing	9	93,802,000	8.5					Total:	38	$1,098,695,600	100.0%
Commercial Condominium	1	75,000,000	6.8					Min: 8.7%	Max: 24.8%	Wtd Avg: 12.7%
Multifamily	3	55,800,000	5.1
Senior Housing	1	22,000,000	2.0
Garden/Military Housing	1	20,800,000	1.9
Student Housing	1	13,000,000	1.2
Self Storage	12	51,256,403	4.7
Industrial	1	10,981,025	1.0
Flex Industrial	1	10,981,025	1.0
Total:	77	$1,098,695,600	100.0%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Maturity/ARD tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to Mortgage Loan No. 22, Horizon Park Shopping Center, the appraised value represents the “as-stabilized” value as of June 1, 2012, which is dependent on certain repairs to be made in year 1 of the loan term, most of which have been completed. As upfront escrows of $81,625 and $929,100 were taken for deferred maintenance and roof repairs, respectively, at closing, the “as-stabilized” value is utilized. The “as-is” value as of June 8, 2011 is $19,200,000.

(2)	“California-Northern” includes zip codes above 93600, and “California-Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)

Prepayment Restrictions	March 2012	March 2013	March 2014	March 2015	March 2016
Locked Out	80.6%	80.5%	78.2%	78.3%	78.3%
Greater of YM and 1.00%	19.4%	19.5%	21.8%	21.7%	21.7%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding(4)	$1,098.7	$1,086.5	$1,072.8	$1,057.2	$1,040.7
% Initial Pool Balance	100.0%	98.9%	97.6%	96.2%	94.7%

Prepayment Restrictions	March 2017	March 2018	March 2019	March 2020	March 2021
Locked Out	88.2%	88.3%	88.3%	88.4%	84.7%
Greater of YM and 1.00%	11.8%	11.7%	11.7%	11.6%	11.6%
Open	0.0%	0.0%	0.0%	0.0%	3.7%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding(4)	$788.9	$773.3	$756.8	$739.5	$721.1
% Initial Pool Balance	71.8%	70.4%	68.9%	67.3%	65.6%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)	See description of Yield Maintenance in the Free Writing Prospectus under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges.”

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by DEF/YM1 on Appendix I to the Free Writing Prospectus.

(4)	Dollar amounts represent approximate amounts in millions.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	The Shoppes at Buckland Hills

Mortgage Loan No. 1 – The Shoppes at Buckland Hills

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	The Shoppes at Buckland Hills

Mortgage Loan No. 1 – The Shoppes at Buckland Hills

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	The Shoppes at Buckland Hills

Mortgage Loan No. 1 – The Shoppes at Buckland Hills

Shoppes at Buckland Hills
194 Buckland Hills Drive
Manchester, CT 06042
Bradley International Airport
Windsor Locks
Skylark Airpark
East Windsor
Rainbow Reservoir
Northwest Park
Windsor
Bloomfield
HARTFORD COUNTY
Vernon
Tri-City Plaza
Plaza at Buckland Hills
Manchester
Manchester Memorial Hospital
Manchester Community College
East Hartford
West Hartford
Hartford
University of Hartford
Keney Park
Trinity College
Hartford-Brainard Airport
Connecticut River
TOLLAND COUNTY
Wethersfield
Newington
Glastonbury
Rocky Hill
Hebron
Marlborough
Valley Falls Park
Bolton Notch State Park
Gay City State Park

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	The Shoppes at Buckland Hills

Mortgage Loan No. 1 – The Shoppes at Buckland Hills

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	194 Buckland Hills Drive, Manchester, CT 06042
Original Balance:	$130,000,000			General Property Type:	Retail
Cut-off Date Balance:	$130,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	11.8%			Net Rentable Area(1):	535,235 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$243
Borrower Name(s):	Shoppes at Buckland Hills, LLC			Balloon/ARD Balance Per Unit/SF:	$201
Sponsor:	General Growth Properties, Inc.			Year Built / Year Renovated:	1990 / 2003
Mortgage Rate:	5.190%			Title Vesting:	Fee
Note Date:	3/1/2012			Property Manager(2):	General Growth Properties, Inc.
First Payment Date:	4/1/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2022			UW Revenues:	$21,994,353
IO Period:	None			UW Expenses:	$9,215,401
Original Term to Maturity or ARD:	120 months			UW NOI:	$12,778,953
Seasoning:	0 months			UW NCF:	$12,295,847
Original Amortization Term:	360 months			UW NOI DSCR:	1.49x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.44x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NCF Debt Yield:	9.5%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	11.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$13,919,053 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$14,216,651 (12/31/2010)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$14,825,636 (12/31/2009)
Reserves				Appraised Value:	$189,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	2/1/2012
Tax Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	68.8%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	57.0%
Replacement Reserve:	$0	Springing	$80,283	Occupancy Rate:	85.4% (1/31/2012)
TI/LC Reserve:	$345,000	Springing	$535,223	2nd Most Recent Occupancy:	90.3% (12/31/2011)
Repair Reserve:	$78,000	$0	NAP	3rd Most Recent Occupancy:	91.1% (12/31/2010)
				4th Most Recent Occupancy:	91.6% (12/31/2009)
				5th Most Recent Occupancy:	91.4% (12/31/2008)
				6th Most Recent Occupancy:	91.2% (12/31/2007)

(1)      The Net Rentable Area includes improvements owned by the borrower and excludes four non-collateral anchor stores, totaling 512,611 SF, which are tenant owned.

(2)      The property manager is the borrower, which is 100% controlled by General Growth Properties, Inc.

The Shoppes at Buckland Hills Mortgage Loan.

The Mortgage Loan. The largest mortgage loan (the “The Shoppes at Buckland Hills Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $130,000,000 and is secured by a first-priority fee mortgage encumbering a portion of the retail property (generally all of the in-line space and one anchor space) known as The Shoppes at Buckland Hills in Manchester, Connecticut (the “The Shoppes at Buckland Hills Property”). The Shoppes at Buckland Hills Mortgage Loan refinanced and paid off the previous loan secured by The Shoppes at Buckland Hills Property, which was included in the JPMCC 2005-LDP3 CMBS transaction.

The Shoppes at Buckland Hills Mortgage Loan had an initial term of 120 months and has a remaining term of 120 months. The Shoppes at Buckland Hills Mortgage Loan requires payments of principal and interest for its entire term, with a scheduled maturity date of March 1, 2022. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	The Shoppes at Buckland Hills

second anniversary of the securitization closing date. The Shoppes at Buckland Hills Mortgage Loan is open to prepayment at par during the final 6 months of the loan term.

The Borrower and the Sponsor. The borrower is Shoppes at Buckland Hills, LLC, a single-purpose Delaware limited liability company with two independent directors (the “The Shoppes at Buckland Hills Borrower”). The Shoppes at Buckland Hills Borrower is 100% controlled and majority owned by General Growth Properties, Inc. (“GGP”).

The Shoppes at Buckland Hills Mortgage Loan sponsor is GGP (NYSE: GGP), and the nonrecourse carve-out guarantor is GGPLP Real Estate, Inc. (the “Guarantor”), a subsidiary of GGP. An unaudited balance sheet of the Guarantor dated December 31, 2011, showed total assets of approximately $7.5 billion and total equity of approximately $2.8 billion. GGP is one of the largest shopping center owners. GGP reports ownership interests in 136 regional shopping malls comprising approximately 140 million SF of gross leasable area in the United States. The company is a publicly traded real estate investment trust. GGP and a number of its subsidiaries filed for bankruptcy protection in April 2009 and emerged from bankruptcy in November 2010.

The Mortgaged Property. The Shoppes at Buckland Hills Property consists of 535,235 SF of anchor and in-line retail space, food court space and kiosk space, within the 1,047,846 SF Shoppes of Buckland Hills, a super-regional mall in Manchester, Connecticut. The mortgaged property is located approximately 1 mile from the I-84 and I-291 intersection, approximately 15 miles east of Hartford. Four anchor tenants totaling 512,611 SF, which own their own stores and are not part of the collateral for The Shoppes at Buckland Hills Mortgage Loan, include Macy’s, Sears, JC Penney and Macy’s Men’s and Home. The Shoppes at Buckland Hills mall was constructed in 1990, the JC Penney store was added in 1992, and The Shoppes at Buckland Hills Property was renovated and expanded again with the Barnes & Noble store in 2003. In 2007, a former Filene’s Home store was converted into a restaurant court.

The collateral for The Shoppes at Buckland Hills Mortgage Loan consists of one anchor store (80,000 SF), approximately 97 in-line and major tenant stores (304,007 SF), 11 food court tenants (8,714 SF), 5 kiosks (426 SF) and 3 outparcels (63,927 SF). There is approximately 78,161 SF of vacancy, including 71,661 SF of mall shop space and a 6,500 SF pad site. The anchor tenant for The Shoppes at Buckland Hills Mortgage Loan is Dick’s Sporting Goods. Major tenants include Barnes & Noble, H&M, Victoria’s Secret, and Forever 21. One of the four outparcels, accounting for 50,000 SF of the property GLA, is developed as a third-party owned and operated Fairfield Inn hotel. The Shoppes at Buckland Hills mall in its entirety has 5,163 surface, asphalt paved parking spaces, for a total parking ratio of 4.93 spaces per 1,000 SF of total GLA, including the non-collateral anchor tenant space.

Based on a rent roll dated January 31, 2012, the Shoppes at Buckland Hills Property is 85.4% occupied, and The Shoppes at Buckland Hills mall overall is 92.5% occupied. For 2011, comparable in-line stores, totaling 198,259 SF (not including the major tenants listed above, food court tenants, or tenants without at least two full years of sales history) reported average sales of $378 PSF and an average occupancy cost of 16.2%. Reported comparable in-line tenant sales in 2010 were $366 PSF, and for 2009 were $353 PSF.

Anchor and Major Tenants.

Dick’s Sporting Goods (80,000 SF, 14.9% of NRA, 12.4% of underwritten base rent). Dick’s Sporting Goods leases 80,000 SF from The Shoppes at Buckland Hills Borrower. The lease began on May 10, 2006, and has a current expiration date of January 31, 2017, with four 5-year lease renewal options. Dick’s Sporting Goods, Inc. (NYSE: DKS) operates 474 Dick’s Sporting Goods stores in 42 states and 81 Golf Galaxy stores in 30 states, as of October 29, 2011. The company reported total 2010 sales of $4.9 billion and a GAAP based net income of $182.1 million.

Barnes & Noble (24,836 SF, 4.6% of NRA, 3.8% of underwritten base rent). Barnes & Noble leases 24,836 SF from The Shoppes at Buckland Hills Borrower. The lease began on June 2, 2003, and has a current expiration of January 31, 2014, with three 5-year lease renewal options. Barnes & Noble, Inc. (NYSE: BKS) operates 705 retail bookstores in regional shopping malls, strip centers and freestanding locations in 50 states, and 636 college bookstores, as of April 30, 2011. The company reported fiscal 2011 total sales of  $7 billion, EBITDA of $163 million, and a consolidated full-year net loss of $74 million.

H&M (14,298 SF, 2.7% of NRA, 3.2% of underwritten base rent). H&M leases 14,298 SF from The Shoppes at Buckland Hills Borrower. The lease began on October 31, 2003, and has a current expiration of January 31, 2014, with no lease renewal options. H&M Hennes & Mauritz AB (OMX: H&M B) operates approximately 2,500 stores in 43 countries.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	The Shoppes at Buckland Hills

The following table sets forth further information regarding major tenants at The Shoppes at Buckland Hills Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF(2)	Annualized Underwritten Base Rent ($)(3)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration	2011 YE Sales PSF	UW Occupancy Cost as % of Sales
Non-Collateral Anchors
Macy’s	BBB-/Baa3/BBB-	144,650	NAP	$36,162(3)	0%	$0.25	12/31/2040(4)	$287(5)	NAP
Sears	CCC/B3/CCC+	141,467	NAP	$63,660(3)	0%	$0.45	12/31/2040(4)	$200(5)	NAP
JC Penney	BB+/NR/BB+	123,807	NAP	$55,713(3)	0%	$0.45	12/31/2040(4)	$121(5)	NAP
Macy’s Men’s and Home	BBB-/Baa3/BBB-	102,687	NAP	$46,209(3)	0%	$0.45	12/31/2040(4)	$314(5)	NAP
Subtotal / Wtd. Avg.		512,611		$201,745	0%	$0.39

Collateral Anchors / Major Tenants
Dick’s Sporting Goods	NR/NR/NR	80,000	15%	$1,560,000	12%	$19.50	1/31/2017(6)	$149	13.1%
Barnes & Noble	NR/NR/NR	24,836	5%	$481,250	4%	$19.38	1/31/2014	$262	7.4%
H&M	NR/NR/NR	14,298	3%	$400,344	3%	$28.00	1/31/2014	$168	16.7%
Victoria’s Secret	BB+/Ba2/BB+	13,158	2%	$328,950	3%	$25.00	1/31/2013	$498	10.6%
Forever 21	NR/NR/NR	10,472	2%	$456,579	4%	$43.60	1/31/2018	$321	13.6%
Subtotal / Wtd. Avg.		142,764	27%	$3,227,123	26%	$22.60		$215	11.7%

Other Tenants		314,310	59%	$9,373,391	74%	$29.82
Vacant Space		78,161	15%	$0	0%	$0.00
Total / Wtd. Avg.		1,047,846	100%	$12,600,515	100%	$27.57(7)

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	% of NRSF is based on collateral stores. No calculations are made for the four non-collateral anchors.

(3)
Non-collateral anchor Annualized Underwritten Base Rent represents CAM payments to the borrower. The tenants own their stores. These payments are not included the underwritten base rent amount, as they are included in underwritten reimbursements.

(4)	Non-collateral anchor Lease Expiration dates represent REA expiration dates. The tenants own their stores.

(5)	Non-collateral anchor stores do not report sales. The 2011 YE Sales PSF are borrower estimates. The tenants own their stores.

(6)	Dick’s Sporting Goods has four five-year options to renew.

(7)	The Wtd. Avg. Annualized Underwritten Base Rent per NRSF is based on leased collateral NRSF only. The Non-Collateral Anchor space and vacant space are excluded.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	The Shoppes at Buckland Hills

The following table presents certain information relating to the lease rollover at The Shoppes at Buckland Hills Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	88	$392.05	0%	0%	$34,500	0%	0%
2012(3)	16	38,278	$34.37	7%	7%	$284,386	2%	3%
2013	20	55,491	$33.23	10%	18%	$1,843,829	15%	17%
2014	25	94,244	$29.11	18%	35%	$2,743,686	22%	39%
2015	15	28,031	$61.12	5%	40%	$1,713,370	14%	53%
2016	14	39,626	$33.95	7%	48%	$1,345,446	11%	63%
2017	8	100,698	$22.87	19%	67%	$2,303,135	18%	81%
2018	6	22,743	$42.74	4%	71%	$971,925	8%	89%
2019	4	54,130	$4.84(4)	10%	81%	$261,791	2%	91%
2020	3	7,534	$58.24	1%	82%	$438,772	3%	95%
2021	4	9,861	$55.74	2%	84%	$549,674	4%	99%
2022 & Beyond	1	6,350	$17.32	1%	85%	$110,000	1%	100%
Vacant	0	78,161	$0.00	15%	100%	$0	0%
Total / Wtd. Avg.	117	535,235	$27.57(5)	100%		$12,600,515	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)
12 tenants that are scheduled to roll in 2012 are either temporary tenants and do not pay base rent (in the case of 11 tenants) or pay percentage rent in lieu of base rent (in the case of one tenant). SF Rolling represents all of the 16 tenants rolling in 2012; however, the Total Underwritten Base Rent and Average Underwritten Base Rent PSF calculations include only those 4 tenants, comprising 8,274 SF, that pay base rents. Percentage rents are included in underwritten Other Income in the table below.

(4)	50,000 SF of the scheduled roll in 2019 relates to a ground leased outparcel at $1.85 PSF.

(5)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	The Shoppes at Buckland Hills

The Market. The Shoppes at Buckland Hills Property is located in the northeastern sector of the Hartford MSA in Hartford County, approximately 15 miles east of the City of Hartford. The Hartford CBSA had a population of approximately 1,219,560 in 2011, and the subject’s total trade area had a population of approximately 556,455 for the same year. Trade area average annual household income for 2011 was estimated at $73,885.

According to the appraiser, The Shoppes at Buckland Hills Property has historically been the dominant center serving the eastern portion of the Hartford metropolitan area. Other major shopping malls in the metropolitan area include Westfarms Mall in Farmington, CT, which is 20 miles from The Shoppes at Buckland Hills Property and 93% occupied; Enfield Square in Enfield, CT, which is 21 miles from The Shoppes at Buckland Hills Property and 83% occupied; and Westfield – Meriden in Meriden, CT, which is 27 miles from The Shoppes at Buckland Hills Property and 85% occupied. In addition, The Promenade Shops of EvergrChangedeen Walk, a 379,000 SF lifestyle center, is located less than one mile from The Shoppes at Buckland Hills Property. Below is a table of competitive shopping centers.

Competitive Property Summary
Property	Center Type	Competition	Year Built	Year Renovated	Total GLA	Anchor Tenants	Sales PSF	Occupancy	Proximity
Westfarms Mall	Super-Regional Mall	Primary	1974	1997	1,298,796	JC Penney, Lord & Taylor, Macy’s, Macy’s, Nordstrom	$473	93%	20 miles
Enfield Square	Super-Regional Mall	Primary	1970	2003	787,819	Macy’s, Macy’s, Sears, Target	$335	83%	21 miles
Westfield – Meriden	Super-Regional Mall	Primary	1971	1999	893,052	Best Buy, Dick’s Sporting Goods, JC Penney, Macy’s Sears	$307	85%	27 miles
The Promenade Shops of Evergreen Walk	Lifestyle Center	Primary	2004	NAP	379,000	LL Bean, Vacant	NAV	75%	0.5 miles
Eastbrook Mall	Regional Center	Secondary	1975	1986	249,846	JC Penney, Kohl’s, TJ Maxx	$180	95%	26 miles
Brass Mill Center	Super-Regional Mall	Secondary	1997	NAP	986,004	Macy’s, JC Penney, Sears	$350	77%	38 miles
Crystal Mall	Super-Regional Mall	Secondary	1984	1997	783,352	Bed, Bath & Beyond, Christmas Tree Shops, JC Penney, Macy’s, Sears	$310	89%	50 miles

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	The Shoppes at Buckland Hills

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Shoppes at Buckland Hills Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW PSF
Gross Potential Rent(1)	$13,349,870	$12,916,373	$13,049,521	$12,600,515	$23.54
Total Reimbursements	$7,422,012	$7,091,088	$6,609,618	$6,609,618	$12.35
Percentage Rent in Lieu and Overage Rent(2)	$223,937	$317,449	$493,442	$248,488	$0.46
Other Income(3)	$2,821,964	$2,895,628	$2,829,783	$2,535,733	$4.74
Less Vacancy & Credit Loss	$(59,544)	$(58,051)	$(57,011)	$0	$0
Effective Gross Income	$23,758,239	$23,162,487	$22,982,353	$21,994,353	$41.09
Total Expenses	$8,932,603	$8,945,836	$9,006,300	$9,215,401	$17.22
Net Operating Income	$14,825,636	$14,216,651	$13,919,053	$12,778,953	$23.88
TI/LC	$0	$0	$0	$376,058	$0.70
Capital Expenditures	$0	$0	$0	$107,047	$0.20
Net Cash Flow	$14,825,636	$14,216,651	$13,919,053	$12,295,847	$22.97
Occupancy %	91.6%	91.1%	90.3%	85.4%
NOI DSCR	1.73x	1.66x	1.63	1.49x
NCF DSCR	1.73x	1.66x	1.63	1.44x
NOI Debt Yield	11.4%	10.9%	10.7%	9.8%
NCF Debt Yield	11.4%	10.9%	10.7%	9.5%
Average Annual Rent PSF(4)	$27.23	$26.49	$27.00

(1)	Historical and Underwritten Gross Potential Rent are net of vacancy. Underwritten Gross Potential rent includes $148,087 of contractual rent steps through August 1, 2012.

(2)	Underwritten Percentage Rent in Lieu excludes amounts paid in 2011 by Finish Line and Hallmark, which tenants now pay base minimum rents.

(3)
Historical Other Income includes specialty leasing fees from temporary and short-term tenants, lease termination fees, other rental income and miscellaneous income. Underwriting is based on 2011 actual collections, excluding $294,050 of lease termination fees.

(4)	Average Annual Rent PSF is based on historical financials and end of year property occupancy rates. Vacant space is excluded from the calculation.

Escrows and Reserves.  The Shoppes at Buckland Hills Borrower is required to deposit certain on-going reserves during the continuance of a Trigger Period. During the continuance of a Trigger Period, monthly reserves for taxes and insurance in the amount of 1/12 of the annual estimated tax payments and insurance premiums will be funded from the Cash Management Account. Notwithstanding the foregoing, if The Shoppes at Buckland Hills Borrower maintains insurance under an acceptable blanket insurance policy, then the monthly reserve for insurance premiums will not be required. Also during the continuance of a Trigger Period, The Shoppes at Buckland Hills Borrower is required to make monthly deposits of $6,690 for replacement reserves and $44,602 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement exceeds $80,283 or in the TI/LC reserve exceeds $535,223. In addition, The Shoppes at Buckland Hills Borrower deposited $345,506 in escrow for TI/LCs at loan origination. A “Trigger Period” commences either (a) upon the determination by the lender that the Debt Service Coverage Ratio is less than 1.20x or (b) on the date an event of default occurs, and continues until either the Debt Service Coverage Ratio is equal to or in excess of 1.20x or such event of default has been cured or waived in writing. The “Debt Service Coverage Ratio” means the ratio of net operating income for the prior twelve month period (adjusted for normalized TI/LCs equal to $1.00 PSF per annum and normalized capital improvements equal to $0.20 PSF per annum) to annual debt service.

Lockbox and Cash Management. A hard lockbox is in place with respect to The Shoppes at Buckland Hills Mortgage Loan. The Shoppes at Buckland Hills Mortgage Loan has springing cash management. Provided a Trigger Period has not commenced and is continuing, funds in the lockbox account are swept daily to an account designated by The Shoppes at Buckland Hills Borrower. During the continuance of a Trigger Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on The Shoppes at Buckland Hills Mortgage Loan and to fund the required reserves deposits as described above under “—Escrows and Reserves”, with any excess being remitted to The Shoppes at Buckland Hills Borrower (unless the Trigger Period is caused by an event of default in which event the excess is held by the mortgagee as additional security for The Shoppes at Buckland Hills Mortgage Loan).

Property Management. The Shoppes at Buckland Hills Property is managed by The Shoppes at Buckland Hills Borrower, which is indirectly majority owned and controlled by GGP, or an affiliate thereof.

Mezzanine Loan and Preferred Equity.  GGP and any subsidiary owning either a direct or indirect interest in The Shoppes at Buckland Hills Borrower (collectively, the “Upper Tier GGP Entity”) may pledge its respective direct or indirect interests in The Shoppes at Buckland Hills Borrower to a Qualified Pledgee (as defined in the loan documents) in one or a series of transactions in connection with the pledge of all or substantially all of such Upper Tier GGP Entity’s assets to such Qualified Pledgee (as defined in the loan documents) to secure the direct obligations or debt of such Upper Tier GGP Entity.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  See “—Expansion, Release and Substitution of Property” below.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	The Shoppes at Buckland Hills

Terrorism Insurance.  Generally, The Shoppes at Buckland Hills Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to The Shoppes at Buckland Hills Property; provided, that The Shoppes at Buckland Hills Borrower shall not be required to spend in excess of $100,000 per annum on coverage for terrorism events.

Assumption Provisions. Commencing 30 days following the issuance of securities involving The Shoppes at Buckland Hills Mortgage Loan or any portion thereof, The Shoppes at Buckland Hills Borrower may sell all The Shoppes at Buckland Hills Property, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to, the following: (i) no default or event of default has occurred and is continuing, (ii) the person to whom The Shoppes at Buckland Hills Property is sold satisfies the requirements of a special purpose entity and has organizational documents which are acceptable to the rating agencies, (iii) such person is controlled by a “permitted owner” as defined in the loan documents (generally defined as (x) certain entities that have or control total real estate assets of at least $500 million and are managed by (or acting on behalf of) persons who control at least $500 million of real estate equity assets or (y) other entities that have total assets (in name or under management) in excess of $500 million and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholders equity in excess of $500 million, in each case, excluding The Shoppes at Buckland Hills Property and are regularly engaged in the business of owning and operating properties similar to The Shoppes at Buckland Hills Property, or (z) other entities that have total assets (in name or under management) in excess of $500 million and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholders equity in excess of $250 million and are regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties, or any affiliate of the entities referred to in clauses (x), (y) or (z) that are controlled by such person), (iv) The Shoppes at Buckland Hills Borrower pays a transfer fee equal to 0.25% of the then outstanding principal balance of The Shoppes at Buckland Hills Mortgage Loan and (v) a replacement guarantor reasonably acceptable to lender assumes the guarantor’s obligations under the recourse carve-out guaranty.

Expansion, Release and Substitution of Property.  The Shoppes at Buckland Hills Borrower may obtain a release of certain parcels (including air rights parcels) or outlets or acquired expansion parcels or designated release parcels upon satisfaction of specified conditions, including that the parcels are not necessary for the operation or use of The Shoppes at Buckland Hills Property for its then current use and may be readily separated from The Shoppes at Buckland Hills Property without a material diminution in value (except this condition will not apply to acquired expansion parcels or designated release parcels). In addition, portions of The Shoppes at Buckland Hills Property may be released from the lien of the mortgage in substitution for parcels at or adjacent to the shopping center upon satisfaction of specified conditions, including that the acquired parcels be of reasonably equivalent value, and that the parcel to be released is vacant, non-income producing and unimproved or improved only by landscaping or utility facilities that may be readily relocated or surface parking areas. The Shoppes at Buckland Hills Borrower is permitted to acquire from time to time parcels of land that are an integral part of or adjoin or are proximately located near The Shoppes at Buckland Hills mall of which The Shoppes at Buckland Hills Property is a part upon satisfaction of specified customary conditions for such an acquisition.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

Mortgage Loan No. 2 – Ty Warner Hotels & Resorts Portfolio

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

Mortgage Loan No. 2 – Ty Warner Hotels & Resorts Portfolio

LOS PADRES NATIONAL FOREST
SANTA YNEZ MOUNTAINS
Mission Canyon
Santa Barbara
Montecito
San Ysidro Ranch
3
Westmont College
Summerland
Toro Canyon
Pacific Ocean
1
Four Seasons Resort "The Biltmore" Santa Barbara
Pacific Coast Highway
Coast Village Road
101
1
144
192
225
Los Angeles 87 miles

Ty Warner Hotel & Resorts Portfolio

1. Ty Warner Portfolio - Four Seasons Resort "The Biltmore" Santa Barbara
   Santa Barbara, CA
2. Ty Warner Portfolio - Las Ventanas al Paraiso
   San José del Cabo, Mexico
3. Ty Warner Portfolio - San Ysidro Ranch
   Montecito, CA

SIERRA DE LA LAGUNA
San Jose del Cabo
Bahia San Jose
Palmilla
Las Ventanas al Paraiso
2
Bahia Chileno
Colonia El Caribe
Colonia Lomas del Sol
Cabo San Lucas
Paraiso Escondido
Bahia San Lucas
Gulf of California (Sea of Cortez)
Carretera Transpeninsular
19
1

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

Mortgage Loan No. 2 – Ty Warner Hotels & Resorts Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Sellers:	BANA/MSMCH			Single Asset/ Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	BBB (low)/BBB/Baa1			Property Address:	1260 Channel Drive, Santa Barbara, CA 93108; KM 19.5 Carretera Transpeninsular, San Jose del Cabo, Mexico 23400; 900 San Ysidro Lane, Montecito CA 93108
Original Balance:	$100,000,000
Cut-off Date Balance:	$99,751,201
% of Initial Pool Balance:	9.1%			General Property Type:	Hospitality
Loan Purpose:	Refinance			Detailed Property Type:	Full Service
Borrower Name(s):	1260 BB Property, LLC; San Ysidro BB Property, LLC; Paraiso Los Cabos, S. DE R.L. DE C.V.; Paraiso BB Mexico, S. DE R.L. DE C.V.			Number of Units/SF:	319 Rooms
				Cut-off Date Principal Balance Per Unit/SF:	$312,700

Sponsor:	H. Ty Warner			Balloon/ARD Balance Per Unit/SF:	$295,946
Mortgage Rate:	6.600%			Year Built / Year Renovated:	1825-1997 / 2006-2011
Note Date:	11/29/2011			Title Vesting:	Fee
First Payment Date:	1/1/2012			Property Manager:	Four Seasons Hotels Limited; Ty Warner Hotels & Resorts, LLC; Rosewood Hotels and Resorts International, Inc.
Anticipated Repayment Date:	NAP
Maturity Date:	12/1/2016
IO Period:	None			Underwriting and Financial Information
Original Term to Maturity or ARD:	60 months			UW Revenues:	$103,056,200
Seasoning:	3 months			UW Expenses:	$78,334,410
Original Amortization Term:	360 months			UW NOI:	$24,721,790
Loan Amortization Type:	Amortizing			UW NCF:	$20,599,542
Interest Accrual Basis:	Actual/360			UW NOI DSCR:	3.23x
Prepayment Provisions:	LO (27); DEF (29); O (4)			UW NCF DSCR:	2.69x
Lockbox/Cash Management:	Hard / Springing			UW NOI Debt Yield:	24.8%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield:	20.7%
Subordinate Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	21.8%
Mezzanine Debt:	$80,000,000			Most Recent NOI (As of):	$24,721,790 (12/31/2011)
				Second Most Recent NOI (As of):	$18,983,800 (12/31/2010)
				Third Most Recent NOI (As of):	$10,272,600 (12/31/2009)
Reserves				Appraised Value:	$458,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	6/30/2011 - 7/8/2011
Tax Reserve(1):	$0	Springing	NAP	Cut-off Date LTV Ratio:	21.8%
Insurance Reserve(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	20.6%
Replacement Reserve(1):	$0	Springing	NAP	Occupancy Rate:	73.5% (12/31/2011)
Other Reserve(1):	$0	Springing	NAP	2nd Most Recent Occupancy:	68.1% (12/31/2010)
				3rd Most Recent Occupancy:	54.4% (12/31/2009)
				4th Most Recent Occupancy:	65.3% (12/31/2008)
				5th Most Recent Occupancy:	68.4% (12/31/2007)

(1)
The Ty Warner Hotels & Resorts Portfolio Mortgage Loan has a springing requirement to escrow for replacement reserves, condominium common charge reserves, taxes and insurance and excess cash, as described under “—Escrows and Reserves” and “—Lockbox and Cash Management” below.

The Ty Warner Hotels & Resorts Portfolio Mortgage Loan.

The Mortgage Loan.  The second largest mortgage loan (the “Ty Warner Hotels & Resorts Portfolio Mortgage Loan”) is a refinance loan evidenced by two pari passu notes in the total original principal amount of $100,000,000, and is secured by first priority fee interest in three luxury hotel properties known as the Four Seasons Resort “The Biltmore” Santa Barbara (the “Four Seasons Santa Barbara Property”) located in Santa Barbara, California, the San Ysidro Ranch (the “San Ysidro Property”) located in Montecito, California, and Las Ventanas al Paraiso (the “Las Ventanas Property,” and together with the Four Seasons Santa Barbara Property and the San Ysidro Property, the “Ty Warner Hotels & Resorts Portfolio Property”) located in San Jose del Cabo, Mexico. The Ty Warner Hotels & Resorts Portfolio Mortgage Loan was co-originated on November 29, 2011 by or on behalf of Bank of America, National Association and Morgan Stanley Mortgage Capital Holdings LLC.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

The Ty Warner Hotels & Resorts Portfolio Mortgage Loan had an initial term of 60 months and has a remaining term of 57 months. The Ty Warner Hotels & Resorts Portfolio Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of December 1, 2016. At any time on or after the first due date following the second anniversary of the securitization closing date, prepayment is permitted, in whole, through defeasance with direct, non-callable obligations of the United States of America. Partial defeasance is permitted in connection with the release of the San Ysidro Property and/or the Las Ventanas Property as further described under “Property Releases” below. The Ty Warner Hotels & Resorts Portfolio Mortgage Loan is open to prepayment at par during the final 3 months of the loan term. The Ty Warner Hotels and Resorts Mortgage Loan refinanced and paid off the previous loan secured by the Ty Warner Hotels and Resorts Property, which was included in the TYHOT 2005-LUX CMBS transaction.

The Borrower and the Sponsor.  The borrowers are 1260 BB Property, LLC and San Ysidro BB Property, LLC, each a single purpose Delaware limited liability company, and Paraiso Los Cabos, S. DE R.L. DE C.V. and Paraiso BB Mexico, S. DE R.L. DE C.V., each a single purpose Mexican entity (collectively, the “Ty Warner Hotels & Resorts Portfolio Borrower.”)  The Ty Warner Hotels & Resorts Portfolio Borrower is 100% owned by Ty CA/MX Holdings, LLC, which is 100% owned by Ty CA/MX Holdings II, LLC, whose sole member and manager is H. Ty Warner, who is the loan sponsor, non-recourse carve-out guarantor and environmental indemnitor.

H. Ty Warner is the owner of Ty Warner Hotels & Resorts, which was incorporated in 2001, and which owns and operates a number of hotels, resorts and golf courses, including the Four Seasons New York, the Montecito Country Club, the Sandpiper Golf Club and the Rancho San Marcos Golf Course, in addition to the Ty Warner Hotels & Resorts Portfolio. Prior to his involvement with Ty Warner Hotels & Resorts, Mr. Warner created the line of Beanie Babies toys through his company, Ty Inc. Consistently over more than the last ten years, Mr. Warner has been ranked by Forbes as amongst the world’s wealthiest people, most recently in 2011 with an estimated personal net worth of approximately $2.4 billion.

After the significant investment in capital improvements to the Ty Warner Hotels & Resorts Portfolio, the loan sponsor has approximately $499 million of cash equity remaining with respect to the Ty Warner Hotels & Resorts Portfolio properties.

The Mortgaged Property.

The table below describes the properties comprising the Ty Warner Hotels & Resorts Portfolio Property:

Property Summary
Property	Location	Rooms	Year Built/ Renovated	Allocated Loan Amount	Appraised Value	UW NCF
Four Seasons Resort “The Biltmore” Santa Barbara	Santa Barbara, CA	207	1927/2006	$52,025,000	$249,200,000	$9,626,972
San Ysidro Ranch	Montecito, CA	41	1825/2010	$13,250,000	$60,500,000	$3,224,340
Las Ventanas al Paraiso	San Jose del Cabo, Mexico	71	1997/2011	$34,725,000	$148,300,000	$7,748,230
Total		319		$100,000,000	$458,000,000	$20,599,542

Four Seasons Resort “The Biltmore” Santa Barbara, Santa Barbara, California

The Four Seasons Santa Barbara Property is a historic, luxury resort with 185 rooms and 22 suites and cottages built on 18.3 acres of beach-front property in Santa Barbara, California. In addition to the lodging accommodations, the Four Seasons Santa Barbara Property includes 15,280 SF of meeting space, two restaurants, a bar/lounge, a croquet lawn and putting green, tennis courts, an on-site pool and workout room, a spa facility with ten treatment rooms, and fitness facilities. The Four Seasons Santa Barbara Property also includes a private swim club known as the Coral Casino Beach and Cabana Club, which houses an Olympic-size lap pool, steam room and sauna, exercise room, lounge and dining facilities, and a 4,200 SF ocean view ballroom available to hotel guests and club members. Since acquiring the Four Seasons Santa Barbara Property in 2000 for $150 million, the sponsor has since invested approximately $266 million, renovating all of the hotel guestrooms, the swim club, the fitness center and spa, and has invested in improvements to the infrastructure and landscaping.

More specific information about the Four Seasons Santa Barbara Property is set forth in the table below:

Four Seasons Santa Barbara Property and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Four Seasons Santa Barbara Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/2010	57.3%	$387.63	$222.13	74.7%	$446.99	$333.69	130.3%	115.3%	150.2%
TTM 12/2011	65.3%	$395.47	$258.19	79.5%	$479.72	$381.53	121.8%	121.3%	147.8%

Source: Industry Report

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

The Market. The Four Seasons Santa Barbara Property is located at 1260 Channel Drive in the community of Montecito in Santa Barbara, California. Located 95 miles north of Los Angeles along US Highway 101, accessible via Amtrak, and serviced by both the Los Angeles International Airport and the Santa Barbara Municipal Airport, Santa Barbara is a convenient destination for regional, national, and international visitors. The most recent published report in the appraisal indicated direct tourism spending in Santa Barbara County of $1.425 billion.

Competing properties to the Four Seasons Santa Barbara Property are shown in the table below:

Primary Competitive Supply
Property	Location	Rooms	Distance (miles from Four Seasons Santa Barbara Property)	2010 Occupancy% (2010 Performance vs. Competitive Supply)	2010 ADR (2010 Performance vs. Competitive Supply))
Four Seasons Santa Barbara	Santa Barbara, CA	207	-	74.7% (Above)	$446.99 (Above)
Park Hyatt Aviara	Carlsbad, CA	329	200	(Below)	(Below)
Montage Resort and Spa	Laguna Beach, CA	262	150	(Above)	(Above)
San Ysidro Ranch	Montecito, CA	41	4	(Below)	(Above)
St. Regis Monarch Beach	Dana Point, CA	400	150	(Below)	(Below)
Ritz Carlton Laguna	Dana Point, CA	393	150	(Below)	(Below)
Fee’s Parker Doubletree	Santa Barbara, CA	360	3	(Above)	(Below)
Ojai Valley Inn	Ojai, CA	308	38	(Above)	(Below)
Pelican Hill	Newport Coast, CA	332	150	(Below)	(Above)
Competitive Supply Total		2,632	Various	57.2%	$350.68

Source: Appraisal

The 2010 occupancy rate for the competitive supply was 57.2% and the appraiser forecasts occupancy to grow to 68.0% in 2014. The appraiser’s 2012 forecasts for the competitive supply are 64.0% for occupancy and $382.00 for average daily rate, resulting in revenue per available room rate of $243.11.

San Ysidro Ranch, Montecito, California

The San Ysidro Property is a 41-room luxury resort located on 14.2 acres in the enclave of the Montecito foothills, between the Santa Inez Mountains and the Pacific Ocean. San Ysidro Ranch was founded in the 18th century by the King of Spain as a citrus ranch. Cottages were added and the property opened as a hotel in 1893. The rooms are spread between 22 private cottages, each with an outdoor terrace, wood burning fireplace and hot tub. Resort guests have access to two award winning restaurants, a fitness center, tennis courts, pool, and 17 miles of public hiking and walking trails on an adjacent 435 acre parcel. The sponsor acquired the San Ysidro Property in 2000 for $28.5 million, and in 2007 completed $110 million in renovations on the rooms, restaurants, infrastructure and road resurfacing.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

More specific information about the San Ysidro Property is set forth in the table below:

San Ysidro Property and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			San Ysidro Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/2010	66.4%	$464.35	$308.46	51.4%	$998.99	$513.55	77.4%	215.1%	166.5%
TTM 12/2011	70.7%	$485.16	$343.12	56.9%	$1,103.65	$627.53	80.4%	227.5%	182.9%

Source: Industry Reports

The Market. The San Ysidro Property is located at 900 San Ysidro Lane in the hills of Montecito in Santa Barbara, California, approximately four miles from the Four Seasons Santa Barbara Property. Santa Barbara is considered a California destination market and a convenient destination for regional, national and international visitors.

Competing properties to the San Ysidro Property are shown in the table below:

Primary Competitive Supply
Property	Location	Rooms	Distance (miles from San Ysidro Property)	2010 Occupancy% (2010 Performance vs. Competitive Supply)	2010 ADR (2010 Performance vs. Competitive Supply) )
San Ysidro Ranch	Montecito, CA	41	-	51.4% (Below)	$998.99 (Above)
Four Seasons Santa Barbara	Santa Barbara, CA	207	4	(Above)	(Below)
Montage Laguna Beach	Laguna Beach, CA	262	130	(Below)(1)	(Below)(1)
Post Ranch Inn	Big Sur, CA	40	140	(Above)	(Above)
Ventana Inn	Big Sur, CA	60	170	(Below)	(Below)
Casa Palmero	Pebble Beach, CA	24	195	(Below)	(Above)
Auberge Du Soleil	Rutherford, CA	52	320	(Above)	(Above)
Bardessono	Yountville, CA	57	310	(Above)	(Below)
Meadowood	St. Helena, CA	99	325	(Below)	(Below)
Calistoga Ranch	Calistoga, CA	48	330	(Below)	(Above)
Hotel Bel-Air (Reopening 2012)	Los Angeles, CA	103	75	(Above)(1)	(Above)(1)
Competitive Supply Total	Competitive Supply Total	884	Various	64.0%	$598.16

Source: Appraisal

(1)	Year of historical performance not specified

The 2010 occupancy rate for the competitive supply was 64.0% and the appraiser forecasts occupancy to grow to 70.0% in 2014. The appraiser’s 2012 forecasts for the competitive supply are 69.0% for occupancy and $668.00 for average daily rate, resulting in revenue per available room rate of $458.18.

Las Ventanas al Paraiso, San Jose del Cabo, Mexico

The Las Ventanas Property is a luxury resort located on 18.6 acres in the Los Cabos – Tourist Corridor, Baja California Sur, Mexico. The Las Ventanas Property consists of 19 low-rise buildings containing 61 hotel suites, an additional 10 sponsor-owned condominium units, a reception building and meeting facility, retail space, restaurants and bars, and a fitness facility. The hotel suites range from 960 to 3,600 SF, and all accommodations contain private patios, wood burning fireplaces and Jacuzzi tubs. The Las Ventanas Property features private beach access, nine vanishing edge pools, two tennis courts, and a spa facility with eight treatment rooms. The Sponsor acquired the Las Ventanas Property between 2004 and 2005 for approximately $114 million and has since invested approximately $10.1 million in capital improvements.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

More specific information about the Las Ventanas Property is set forth in the table below:

Las Ventanas Property and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Las Ventanas Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/2010	51.1%	$4,308.83	$2,199.97	58.5%	$12,926.97	$7,563.14	114.6%	300.0%	343.8%
TTM 12/2011	53.1%	$4,635.80	$2,460.63	65.4%	$12,208.26	$7,980.71	123.2%	263.3%	324.3%

Source: Industry Reports.

The Market. The Las Ventanas Property is located at KM 19.5 Carretera Transpeninsular in San Jose del Cabo, at the southern tip of Baja California Sur, Mexico. Baja California Sur is the southern state of the Baja Peninsula, and contains approximately seventeen percent of Mexico’s total coastline, attracting over five million tourists annually. The Las Ventanas Property is located on a 20-mile stretch of beach in the Los Cabos region, between the cities of Cabo San Lucas and San Jose del Cabo, in the development area known as Cabo Real (Tourist Corridor), which contains many of the region’s most luxurious resorts, residential homes, and timeshares. It also has eight premier golf courses and is an acclaimed year-round sport fishing destination. The Las Ventanas Property is approximately 20 minutes driving distance from the (San Jose del Cabo) Los Cabos International Airport, the second most active tourist level airport in Mexico.

Mexico currently ranks 10th globally in international tourism arrivals, and 19th in international tourism revenues. Revenue from international tourism exceeded $11.8 billion in 2010. From January to May of 2011, international tourism to Mexico increased 2.1% compared to the same period in 2010 (representing more than 9.5 million tourists.) The Los Cabos region has seen hotel occupancy increase 5% since 2010.

The competitive supply to the Las Ventanas Property discussed in the table below is the highest quality resort product in Mexico and Central America in proximity to the Las Ventanas Property. Competing properties to the Las Ventanas Property are Capella (66 rooms), One & Only Palmilla (173 rooms), Esperanza (51 rooms), Four Seasons Punta Mita (140 rooms), St Regis Punta Mita (120 rooms) and Four Seasons Costa Rica (163 rooms). Although they offer similar world-class amenities and are situated in unique destinations, these properties do not directly compete with one another. The Las Ventanas Property has historically been the market leader in Mexico, as well as in the global destination resort market, capturing consistently higher occupancy by continuing to reinvent and upgrade its standards and services to attract a guest profile that is generally not price sensitive.

Historical Performance
Year	Las Ventanas Property Occupancy %	Competitive Supply Occupancy % (1)	Las Ventanas Property ADR	Competitive Supply ADR (1)	Las Ventanas Property RevPAR	Competitive Supply RevPAR (1)
2006	85.0%	81.9%	$1,079.27	$720.49	$917.38	$589.77
2007	82.9%	78.8%	$1,224.99	$805.48	$1,015.52	$634.83
2008	78.5%	71.4%	$1,230.30	$834.04	$965.79	$595.37
2009	51.4%	45.1%	$1,045.64	$755.92	$537.46	$341.24
2010	58.5%	51.6%	$1,025.56	$725.39	$599.95	$374.28

Source: Appraisal

(1)	The properties included in the Competitive Supply statistics are the Las Ventanas Property, the One and Only Palmilla, the Four Seasons Punta Mita, Esperanza and the Four Seasons Costa Rica.

The 2010 occupancy rate for the competitive supply was 51.6%, and the appraiser forecasts occupancy to grow to 68.0% in 2014. The appraiser’s 2012 forecasts for the competitive supply are 60.0% for occupancy and $738.00 for average daily rate, resulting in revenue per available room rate of $442.29.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Ty Warner Hotels & Resorts Portfolio Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW per Room
Occupancy %	54.4%	68.1%	73.5%	73.5%
ADR	$652.79	$611.25	$639.62	$639.62
RevPAR	$355.21	$416.08	$469.91	$469.91

Total Revenue	$77,737,000	$90,799,200	$103,056,200	$103,056,200	$323,060.19
Total Departmental Expenses	$37,675,700	$42,123,100	$47,191,040	$47,191,040	$147,934.29
Gross Operating Profit	$40,061,300	$48,676,100	$55,865,160	$55,865,160	$175,125.89

Total Undistributed Expenses	$23,009,900	$22,378,900	$23,745,860	$23,745,860	$74,438.43
Profit Before Fixed Charges	$17,051,400	$26,297,200	$32,119,300	$32,119,300	$100,687.46

Total Fixed Charges	$6,778,800	$7,313,400	$7,397,510	$7,397,510	$23,189.69
Net Operating Income	$10,272,600	$18,983,800	$24,721,790	$24,721,790	$77,497.77

FF&E	3,109,480	$3,631,968	$4,122,248	$4,122,248	$12,922.41
Net Cash Flow	$7,163,120	$15,351,832	$20,599,542	$20,599,542	$64,575.37

NOI DSCR	1.34x	2.48x	3.23x	3.23x
NCF DSCR	0.93x	2.00x	2.69x	2.69x
NOI Debt Yield	10.3%	19.0%	24.8%	24.8%
NCF Debt Yield	7.2%	15.4%	20.7%	20.7%

Escrows and Reserves.  Each Property Manager is responsible for maintaining reserve accounts, to which the mortgagee has been granted a first priority security interest, and for making the necessary payments from each reserve account pursuant to the applicable management agreement. If any Property Manager fails to maintain the reserve accounts for replacements or taxes and insurance, or if any Property Manager fails to pay condominium common charges for the Las Ventanas Property, or in the event of a Manager Trigger, then the Ty Warner Hotels & Resorts Portfolio Borrower is required to escrow with mortgagee 4% of budgeted gross income from operations as replacement reserves monthly, amounts for condominium common charges for the Las Ventanas Property monthly, amounts for property taxes monthly, and amounts for insurance premiums monthly (except to the extent that it has been waived due to the insurance being maintained under a blanket policy.)  A “Manager Trigger” will generally commence in the event that the one of the properties in the Ty Warner Hotels & Resorts Portfolio is no longer managed by a “Qualified Manager” as defined in the Ty Warner Hotels & Resorts Portfolio Mortgage Loan documents.

Lockbox and Cash Management. Hard lockbox accounts held by the property manager, to which the mortgagee has been granted first priority security interests, are in place with respect to the Ty Warner Hotels & Resorts Portfolio Mortgage Loan, from which the property manager has the discretion to withdraw funds pursuant to the applicable management agreement. Upon a Manager Trigger, funds in the lockbox accounts will be transferred to the cash management account controlled by mortgagee. In addition, upon a Manager Trigger or during a Cash Sweep Period, the Ty Warner Hotels & Resorts Portfolio Borrower will be required to deposit all excess cash with respect to the Ty Warner Hotels & Resorts Portfolio Mortgage Loan to be held by the mortgagee as additional security. A “Cash Sweep Period” will generally commence upon the earlier of an event of default or the occurrence of the debt yield for the Ty Warner Hotels & Resorts Portfolio Mortgage Loan for the immediately preceding two calendar quarters being less than 14%, and ending on the date that the event of default is accepted as cured or the debt yield for the immediately preceding two calendar quarters is equal to or greater than 14%.

Currency Conversion.  With respect to the Las Ventanas Property, no later than the last business day of each month, the Ty Warner Hotels & Resorts Portfolio Borrower is required to (i) convert to U.S. dollars any excess pesos on deposit in peso-denominated Mexico lockbox accounts after the payment of all peso-denominated operating expenses, taxes, insurance premiums, other charges, other payments, estimated working capital balance and extraordinary expenses for that calendar month and (ii) transfer such U.S. dollars to the U.S. dollar-denominated Mexico lockbox account. Ty Warner Hotels & Resorts Portfolio Borrower may convert pesos into U.S. dollars more frequently than once per calendar month in its discretion.

Property Management. The Four Seasons Santa Barbara Property has been managed by Four Seasons Hotels Limited since 1995 continues to be managed under a management agreement through December 31, 2025, with two remaining fifteen-year extension options. The San Ysidro Property is managed by Ty Warner Hotels & Resorts, LLC, an affiliate of the Sponsor. The Las Ventanas Property has been managed by Rosewood Hotels and Resorts International, Inc. since 2003 and continues to be managed under a management agreement expiring December 2013, with one 10-year renewal option.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Ty Warner Hotels & Resorts Portfolio

Mezzanine Loan.  At the time of closing of the Ty Warner Hotels & Resorts Portfolio Mortgage Loan, the Sponsor incurred mezzanine financing, secured by equity in the Ty Warner Hotels & Resorts Portfolio Borrower, in the original principal amount of $80 million. The mezzanine loan accrues interest at a rate of LIBOR plus 950 basis points, with a 25 basis point LIBOR floor. The mezzanine loan is interest only for the first 12 months then amortizes on a 30-year schedule based on a 9.75% interest rate. The mezzanine loan borrower is required to make a monthly minimum payment based on an interest rate equal to the greater of (i) 6.00% and (ii) LIBOR plus 500 basis points, provided that to the extent distributable cash flow is greater than this minimum payment amount, the mezzanine loan borrower must use such distributable cash flow to make a monthly interest payment not to exceed the amount at which the mezzanine loan accrues (i.e. LIBOR plus 950). The difference, if any, between the minimum payment amount and the amount at which the mezzanine loan accrues shall be capitalized and added to the outstanding mezzanine loan amount. The mezzanine loan borrower was required to purchase an interest rate cap in the amount of 3.50% for a term of five years. The loan-to-value, underwritten net cash flow debt service coverage and underwritten net operating income debt yield for the combined Ty Warner Hotels & Resorts Portfolio Mortgage Loan and mezzanine loan are 39.2%, 1.29x and 13.8% respectively.

The Ty Warner Hotels & Resorts Portfolio intercreditor agreement provides that, among other thing, the holder of the related mezzanine loan has certain rights with respect to the Ty Warner Hotels & Resorts Portfolio Mortgage Loan, including, among others, the following: (i) the holder of the mezzanine loan has the right to cure monetary events of default (up to three (3) times in any twelve (12) month period) under the Ty Warner Hotels & Resorts Portfolio Mortgage Loan within five (5) business days of the later of the giving of notice of the subject event of default by the holder of the Ty Warner Hotels & Resorts Portfolio Mortgage Loan and expiration of the Ty Warner Hotels & Resorts Portfolio Borrower’s cure period (if any); (ii) the holder of the mezzanine loan has the right to cure non-monetary events of default (up to three (3) times in any twelve (12) month period) with respect to the Ty Warner Hotels & Resorts Portfolio Mortgage Loan within any applicable cure period available to the Ty Warner Hotels & Resorts Portfolio Borrower (provided that the holder of the mezzanine loan’s cure period will not begin until the holder of the Ty Warner Hotels & Resorts Portfolio Mortgage Loan delivers notice to the holder of the mezzanine loan of such default), provided, however, if the non-monetary event of default cannot reasonably be cured within such period and the holder of the mezzanine loan commenced curative action within the applicable cure period, and is diligently pursing the cure, then, subject to certain conditions, the holder of the mezzanine loan will be given an additional period of sixty (60) days to cure such non-monetary default; (iii) if (x) the Ty Warner Hotels & Resorts Portfolio Mortgage Loan has been accelerated, (y) any proceeding to foreclose or otherwise enforce the Ty Warner Hotels & Resorts Portfolio Mortgage Loan or other security for the Ty Warner Hotels & Resorts Portfolio Mortgage Loan has been commenced or (z) the Ty Warner Hotels & Resorts Portfolio Mortgage Loan becomes a specially serviced mortgage loan under the terms of the pooling and servicing agreement, then the holder of the mezzanine loan has the right to purchase the Ty Warner Hotels & Resorts Portfolio Mortgage Loan, in whole but not in part, at a price generally equal to the unpaid principal balance of the Ty Warner Hotels & Resorts Portfolio Mortgage Loan, plus accrued and unpaid interest and other amounts due thereon (including, without limitation, any servicing advances and interest charged thereon, plus any expenses incurred in connection with enforcing the Ty Warner Hotels & Resorts Portfolio Mortgage Loan documents and interest on any principal and interest advances made with respect to the Ty Warner Hotels & Resorts Portfolio Mortgage Loan pursuant to the pooling and servicing agreement); (iv) the holder of the Ty Warner Hotels & Resorts Portfolio Mortgage Loan is required to obtain the prior consent of the holder of the mezzanine loan for certain actions (such as a release of the lien of the related mortgage and approval of annual budgets) and for material modifications with respect to the Ty Warner Hotels & Resorts Portfolio Mortgage Loan; and (v) the holder of the mezzanine loan has the right, pursuant to the mezzanine loan documents, under certain circumstances, to cause the Ty Warner Hotels & Resorts Portfolio Borrower to terminate and replace the related property manager. In addition, the intercreditor agreement specifies that the mezzanine loan may be transferred to certain “qualified transferees” (as defined in the intercreditor agreement), however, with respect to the transfer of any or all of the mezzanine loan to a loan pledgee, the intercreditor agreement does not restrict a loan pledgee which is not a qualified transferee from taking title to the pledged equity. See “Risk Factors—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payments on Your Certificates” in the Free Writing Prospectus.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Property Releases.  The Ty Warner Hotels & Resorts Portfolio Mortgage Loan documents permit the release of the San Ysidro Property and/or the Las Ventanas Property in connection with partial defeasance, subject to the satisfaction of certain conditions, including, but not limited to, (i) the debt yield with respect to the remaining mortgaged property or properties after giving effect to such defeasance event (assuming a loan amount equal to the outstanding principal balance of the remaining undefeased notes) being equal to at least 19.5%, and (ii) provision of defeasance collateral in an amount equal to the greater of (A) 120% of the allocated principal loan amount in respect of the released property and (B) an amount such that the remaining undefeased notes meet the 19.5% debt yield requirement. Partial release of the Four Seasons Santa Barbara Property is not permitted.

Terrorism and Political Risk Insurance.  The Ty Warner Hotels & Resorts Portfolio Borrower is required pursuant to the Ty Warner Hotels & Resorts Portfolio Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Ty Warner Hotels & Resorts Portfolio properties and political risk insurance for the Las Ventanas Property (covering expropriatory acts and currency inconvertibility and non-transferability).

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	50 Central Park South

Mortgage Loan No. 3 – 50 Central Park South

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	50 Central Park South

Mortgage Loan No. 3 – 50 Central Park South

50 Central Park South
50 Central Park South
New York, NY 10019
CENTRAL PARK
Midtown
Theatre District
West Side
East Side
Garment District
Chelsea
East River
FDR Drive
Queens-Midtown Tunnel
495
New York City
Manhattan
Queens
Brooklyn
Hoboken
Jersey City
Secaucus
Weehawken
North Bergen
West New York
Union City

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	50 Central Park South

Mortgage Loan No. 3 – 50 Central Park South

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/BBB-/Aaa	Property Address:	50 Central Park South New York, NY 10019
Original Balance(1):	$75,000,000	General Property Type:	Commercial Condominium
Cut-off Date Balance:	$75,000,000	Detailed Property Type:	Commercial Condominium
% of Initial Pool Balance:	6.8%	Net Rentable Area:	234,324 SF
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit/SF:	$320
Borrower Name(s):	MP8 CPS Hotel Owner, LLC	Balloon/ARD Balance Per Unit/SF:	$307
Sponsor:	Westbrook Partners and Millennium Partners	Year Built / Year Renovated:	1928 / 2002
Mortgage Rate:	5.120%	Title Vesting:	Fee
Note Date(2):	9/12/2011	Property Manager:	Millennium Partners
First Payment Date:	11/7/2011
Anticipated Repayment Date:	10/7/ 2016
Maturity Date(3):	10/7/ 2021	Underwriting and Financial Information
IO Period:	24 months	UW Revenues(4):	$6,500,000
Original Term to Maturity or ARD:	60 months	UW Expenses:	$0
Seasoning:	5 months	UW NOI:	$6,500,000
Original Amortization Term:	360 months	UW NCF:	$6,500,000
Loan Amortization Type:	Partial IO	UW NOI DSCR:	1.33x
Interest Accrual Basis:	Actual/360	UW NCF DSCR:	1.33x
Prepayment Provisions:	YM1 (29); DEF/YM1 (27); O (4)	UW NOI Debt Yield:	8.7%
Lockbox / Cash Management:	Hard / In Place	UW NCF Debt Yield:	8.7%
Pari Passu Mortgage Debt:	None	UW NCF Debt Yield at Maturity:	9.0%
Subordinate Mortgage Debt:	None	Most Recent NOI (As of):	NAP
Mezzanine Debt:	Permitted	Second Most Recent NOI (As of):	NAP
Third Most Recent NOI (As of):	NAP
Reserves	Appraised Value:	$120,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/1/2011
Tax Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	62.5%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	59.9%
FF&E Reserve:	$0	Springing	NAP	Occupancy Rate(5):	NAP

(1)
The Original Balance is as of a January 26, 2012 amended and restated note. On that date, the borrower exercised an option to prepay the subject loan by $5.5 million. The actual original balance as of the Note Date was $80,500,000. No further partial prepayment options exist.

(2)
The stated Note Date is the original note date. The original note was amended and restated on January 26, 2012 as a result of a borrower change and a partial loan prepayment as described in footnote 1 above.

(3)	The potential hyper-amortization period is limited to five years.

(4)
UW Revenues equal the current fixed rent under the net lease of the mortgaged property, net of a fixed operating allowance credited the tenant thereunder. On November 1, 2020, such rental rate, net of such operating allowance, increases to $7,000,000 per annum for the remainder of the lease term.

(5)	The property is net leased in whole to a hotel owner and operator.

The 50 Central Park South Mortgage Loan.

The Mortgage Loan.  The third largest mortgage loan (the “50 Central Park South Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $75,000,000, and is secured by a first priority fee mortgage encumbering the commercial condominium unit consisting of floors 2-21 and portions of the ground level, basement and sub-basement levels of the building located at 50 Central Park South, New York, New York (the “50 Central Park South Property”). The 50 Central Park South Mortgage Loan refinanced and paid off the previous loan secured by the 50 Central Park South Property, which was included in the WBCMT 2003-C6 CMBS transaction.

The 50 Central Park South Mortgage Loan had an initial term of 60 months and a remaining term of 55 months. The 50 Central Park South Mortgage Loan requires payments of interest only for its initial 24 months, and principal and interest for its final 36 months, with an Anticipated Repayment Date of October 7, 2016. Voluntary prepayment of the 50 Central Park South Mortgage Loan is permitted in

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	50 Central Park South

whole only on any date together with a yield maintenance premium and, if the prepayment is made other than on the due date, interest that would have accrued through the next due date. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The 50 Central Park South Mortgage Loan is open to prepayment at par without any yield maintenance premium during the final 3 months of the loan term.

The Borrower and the Sponsor.  The borrower is MP8 CPS Hotel Owner, LLC, a single-purpose Delaware limited liability company with two independent directors (the “50 Central Park South Borrower”). The 50 Central Park South Mortgage Loan sponsors are Westbrook Partners (“Westbrook”) and Millennium Partners (“Millennium”), and the non-recourse carve-out guarantors are Christopher M. Jeffries and Millennium CAF II, LLC. Westbrook is a private, fully integrated real estate investment management company founded in 1994 with offices in New York, Boston, Washington, DC, Palm Beach, San Francisco, Los Angeles, London, Paris & Tokyo. Westbrook’s experience includes the operation and management of office, multi-family residential, hotel, retail, industrial and single-family residential development properties. Millennium was founded in 1991. Since this time, Millennium has developed approximately 1,600 residential units, eight hotels, approximately 1,000,000 SF of office space, and 1,200,000 SF of retail space.

The Mortgaged Property. The 50 Central Park South Property is a commercial condominium unit that operates as a 234,324 square foot, 259-room luxury hotel with restaurant, lounge, spa, gym and meeting space. No commercial condominium tenant operations or income serve as collateral for the 50 Central Park South Mortgage Loan. In addition to the 50 Central Park South Property, the top 13 stories of the building at 50 Central Park South consist of residential condominium units that are not collateral for the 50 Central Park South Mortgage Loan. The improvements were built in 1928 and renovated in their entirety in 2002.

Net Lease.  Pursuant to a lease dated October 31, 2000 (the “Net Lease”), 100% of the 50 Central Park South Property is net leased to MPE Hotel I (New York) LLC (the “MPE”), an affiliate of the 50 Central Park South Borrower, through October 31, 2075, with no extensions. The Net Lease obligates MPE to pay all taxes, common charges, operating expenses and insurance relating to the 50 Central Park South Property. The annual net rent payable under the Net Lease, net of a fixed operating allowance credited to MPE thereunder, is currently $6,500,000. On November 1, 2020, such annual net rent, net of such fixed operating allowance, increases to $7,000,000, where it remains until the lease expiration on October 31, 2075.

The Market.  The 50 Central Park South Property is located on Central Park South (“CPS”) (a/k/a 59th Street), at the southeast corner of CPS and Sixth Avenue in midtown Manhattan and faces New York City’s Central Park. The neighborhood is known as the Plaza District and is a prime office and commercial locale in the north-central area of Midtown in New York City. Nearby landmarks include the Plaza Hotel and the Pierre Hotel. Below is a table of competitive commercial properties:

Competitive Property Summary
Property	Sale Date	Price	Frontage	Lot Size	Maximum Bldg. Area (SF)	Unit Price/FAR
49-55 Amsterdam Avenue	January 2011	$125,000,000	Corner Parcel	9,644	409,889	$304.96
447-457 Lexington Avenue	November 2010	$41,200,000	Corner Parcel	7,532	112,980	$364.67
678 Lexington Avenue	March 2010	$33,866,667	Corner Parcel	7,289	87,468	$387.19
440 Park Avenue	January 2010	$305,410,069	Corner Parcel	32,691	531,284	$574.85
313-317 East 46th Street	November 2009	$45,000,000	Midblock Parcel	7,533	90,396	$497.81

Source: Appraisal

Escrows and Reserves. As a result of the Net Lease, which obligates MPE to pay all taxes, insurance, common charges and operating expenses relating to the 50 Central Park South Property, there are no escrows or other reserves for the 50 Central Park South Mortgage Loan, unless there is a Net Lease termination. If a Net Lease termination occurs, the 50 Central Park South Borrower will be required to escrow 1/12 of the annual estimated tax payments and insurance premiums monthly and to make monthly deposits for FF&E reserves equal to the greater of (i) 4.0% of the gross revenue for the second full calendar month prior to the monthly payment date in question and (ii) the amount required for FF&E by the hotel operating agreement for such period.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 50 Central Park South Mortgage Loan. The 50 Central Park South Mortgage Loan has in place cash management. Funds in the lockbox account are applied on each monthly payment date to make debt service payments on the 50 Central Park South Mortgage Loan and to remit any excess to the 50 Central Park South Borrower.

Property Management. The 50 Central Park South Property is managed by Millennium, which is an affiliate of both the 50 Central Park South Borrower and MPE. MPE operates the 50 Central Park South Property as a luxury hotel pursuant to a separate operating agreement with The Ritz-Carlton Hotel Company that is co-terminus with the Net Lease.

Mezzanine Loan and Preferred Equity.  The owner of the 50 Central Park South Borrower has the right to incur future mezzanine debt secured by its ownership interest in the 50 Central Park South Borrower provided that, among other things, (i) the aggregate amount of the 50 Central Park South Mortgage Loan and such mezzanine loan shall not exceed $95,000,000, (ii) the aggregate debt

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	50 Central Park South

service ratio of the 50 Central Park South Mortgage Loan and such mezzanine loan shall not be less than 1.00x and (iii) the mezzanine loan lender is a permitted mezzanine lender under the 50 Central Park South Mortgage Loan documents.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Parcels. Not permitted.

Terrorism Insurance.  Generally, the 50 Central Park South Borrower is required to maintain (or cause MPE to maintain under the Net Lease) insurance against loss for acts of terrorism with respect to the 50 Central Park South Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Capital City Mall

Mortgage Loan No. 4 – Capital City Mall

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Capital City Mall

Mortgage Loan No. 4 – Capital City Mall

FUTURE EXPANSION
macy's
FUTURE EXPANSION
FOOD COURT
SEARS
jcpenney

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Capital City Mall

Mortgage Loan No. 4 – Capital City Mall

Capital City Mall
3506 Capital City Mall Drive
Camp Hill, PA 17011
Harrisburg
Susquehanna River
Marysville
Enola
Wormleysburg
Camp Hill
Lemoyne
New Cumberland
Lower Allen
Hampden Township
Shiremanstown
Mechanicsburg
CUMBERLAND COUNTY
DAUPHIN COUNTY
YORK COUNTY
Colonial Park
Progress
Penbrook
Paxtang
Steelton
Fairview Township
Shepherdstown
Capitol City Airport
Harrisburg Intl. Airport 6 miles
Pennsylvania Turnpike
Conodoguinet Creek
Wildwood Lake
Harrisburg Area Community College
Pennsylvania Farm Show Complex and Expo Center
Harrisburg Univ. of Science and Technology
PA State Capitol Complex
Strawberry Sq.
Whitaker Center
PinnacleHealth Harrisburg Hospital
National Civil War Museum
Holy Spirit Hospital
Metro Bank Park
Harrisburg Mall
Gateway Square
Hampden Centre
Naval Inventory Control Point
New Cumberland Army Depot
Country Club of Harrisburg
Blue Ridge Country Club
Armitage Golf Course
West Shore Country Club
PENNSYLVANIA
NEW YORK
NEW JERSEY
MARYLAND
Scranton
Allentown
Bethlehem
Reading
Harrisburg
Lancaster
Philadelphia
Camden
Trenton
Wilmington

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Capital City Mall

Mortgage Loan No. 4 – Capital City Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	3506 Capital City Mall Drive Camp Hill, PA 17011
Original Balance:	$65,750,000			General Property Type:	Retail
Cut-off Date Balance:	$65,750,000			Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	6.0%			Net Rentable Area:	488,769 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$135
Borrower Name(s):	PR Capital City Limited Partnership			Balloon/ARD Balance Per Unit/SF:	$112
Sponsor:	PREIT Associates, L.P.			Year Built / Year Renovated:	1979 / 2005
Mortgage Rate:	5.296%			Title Vesting(1):	Fee
Note Date:	2/17/2012			Property Manager:	PREIT Services, LLC
First Payment Date:	4/1/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2022			UW Revenues:	$12,773,085
IO Period:	None			UW Expenses:	$5,355,038
Original Term to Maturity or ARD:	120 months			UW NOI:	$7,418,047
Seasoning:	0 months			UW NCF:	$6,790,012
Original Amortization Term:	360 months			UW NOI DSCR:	1.69x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.55x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.3%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	10.3%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	12.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$8,216,958 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$7,774,947 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$8,428,151 (12/31/2009)
Reserves				Appraised Value:	$105,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/18/2012
Tax Reserve:	$426,966	$83,339	NAP	Cut-off Date LTV Ratio:	62.6%
Insurance Reserve(2):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	52.1%
Replacement Reserve(2):	$750,000	$34,621	NAP	Occupancy Rate:	97.1% (1/31/2012)
TI/LC Reserve:	$0	$35,026	NAP	2nd Most Recent Occupancy:	97.7% (12/31/2010)
				3rd Most Recent Occupancy:	98.1% (12/31/2009)

(1)
The Capital City Mall Mortgage Loan is secured by a leasehold interest whereby the fee owner is a borrower-related entity and such borrower-related entity has pledged the fee interests as security for the Capital City Mall Mortgage Loan.

(2)
The Capital City Mall Borrower is required to escrow $34,621 monthly for replacement reserves through and including the payment date occurring in April 2017. The Capital City Mall Borrower will also be required to escrow for insurance should the Capital City Mall Property no longer be covered by a blanket insurance policy. See “—Escrows and Reserves” below.

The Capital City Mall Mortgage Loan.

The Mortgage Loan.  The fourth largest mortgage loan (the “Capital City Mall Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $65,750,000, and is secured by a first priority fee mortgage encumbering a regional mall known as Capital City Mall in Camp Hill, Pennsylvania (the “Capital City Mall Property”). The Capital City Mall Mortgage Loan was originated on February 17, 2012 by or on behalf of Bank of America, National Association.

The Capital City Mall Mortgage Loan had an initial term of 120 months and has a remaining term of 120 months. The Capital City Mall Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of March 1, 2022. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Capital City Mall Mortgage Loan is open to prepayment at par during the final 3 months of the loan term.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Capital City Mall

The Borrower and the Sponsor.  The borrower is PR Capital City Limited Partnership, a single-purpose Pennsylvania limited partnership with two independent directors (the “Capital City Mall Borrower”). The Capital City Mall Borrower is owned by PREIT Associates, L.P. (99.5% limited partner) and PR Capital City, LLC (0.5% general partner). The sponsor and non-recourse guarantor of the Capital City Mall Mortgage Loan is PREIT Associates, L.P.

Pennsylvania Real Estate Investment Trust (“PREIT”) (NYSE: PEI) is an equity real estate investment trust founded in 1960 and headquartered in Philadelphia, Pennsylvania. PREIT has a primary investment focus on retail shopping malls and has a current portfolio of 38 shopping malls, eight community centers and three development properties located in the eastern half of the United States, primarily in the Mid-Atlantic region.

The Mortgaged Property. The Capital City Mall Property consists of 488,769 square feet of the approximately 608,930 SF regional mall known as Capital City Mall, located in Camp Hill, Pennsylvania. The Capital City Mall Property, which was built in 1979 and renovated in 2005, is located in the northeast quadrant of the intersection of U.S. Route 15 and the Lower Allen Drive in the west side of the Harrisburg-Carlisle core based statistical area.

The Capital City Mall Property consists of approximately 84 tenants, including two anchor tenants, J.C. Penney and Sears, as well as a Toys“R”Us outparcel. The Capital City Mall Property also includes a 120,161 SF non-owned Macy’s anchor. Other major tenants include Old Navy, Gap/Gap Kids, Charlotte Russe, Forever 21, Hollister Co., Victoria’s Secret, The Limited and Bath & Body Works. The Capital City Mall Property has 2,151 surface parking spaces, which equates to a parking ratio of 4.40 spaces per 1,000 square feet of net rentable area.

As of January 31, 2012, the Capital City Mall Property was 97.1% occupied and 97.7% occupied including the Macy’s non-owned anchor. The historical occupancy at the Capital City Mall Property was 97.7% as of December 31, 2010, 98.1% as of December 31, 2009 and 98.3% as of December 31, 2008. In-line store sales as of the trailing-twelve months ended December 31, 2011 were approximately $353 PSF, which represents an occupancy cost of 11.9%. The reported year end 2010 and 2009 sales were approximately $347 PSF and $345 PSF, respectively.

Anchor and Major Tenants.

J.C. Penney Company Inc. (102,825 SF, 21.0% NRA, 5.2% of underwritten base rent). J.C. Penney Company, Inc. (“J.C. Penney”) occupies 102,825 SF at the Capital City Mall Property under a lease expiring on November 30, 2015 with five, five-year extension options. The lease provides for a rental rate of $4.15 PSF. J.C. Penney (NYSE: JCP) is a department store operator that sells family apparel and footwear accessories, fin and fashion jewelry, beauty products and home furnishings. Founded in 1902 and based in Plano, Texas, as of December 7, 2011, J.C. Penney operated approximately 1,100 department stores throughout the United States and Puerto Rico. As of the year ended January 29, 2011, J.C. Penney reported revenue of approximately $17.8 billion and net income of approximately $389.0 million.  J.C. Penney is currently rated “BB+” by Fitch and “BB+” by S&P. J.C. Penney reported sales at the Capital City Mall Property of $106 PSF for the year ended December 31, 2011.

Sears Holdings Corporation (101,476 SF, 20.8% of NRA, 2.4% of underwritten base rent). Sears Holdings Corporation (“Sears”) occupies 101,476 SF at the Capital City Mall Property under a lease expiring on July 28, 2014 with three, five-year extension options. The lease provides for a rental rate of $1.91 PSF and percentage rent of 2.0% of net sales greater than approximately $8.6 million but less than $10 million, 1.75% of net sales greater than $10 million and 1.5% of net sales greater than $11.5 million. Sears (NASDAQ: SHLD) is the nation’s fourth largest broad-line retailer with over 4,000 full-line and specialty retail stores in the United States and Canada. Sears is a leading retailer of home appliances, tools, lawn and garden, consumer electronics and automotive repair and maintenance. As of the year ended January 29, 2011, Sears reported revenue of approximately $43.3 billion and net income of approximately $133.0 million. Sears is currently rated “B+” by Fitch, “B3” by Moody’s and “CCC+” by S&P. Sears reported sales at the Capital City Mall Property of $154 PSF for the year ended December 31, 2011.

Toys“R”Us, Inc. (46,158 SF; 9.4% of NRA, 2.4% of underwritten annual base rent). Toys“R”Us, Inc. (“Toys“R”Us”) occupies 46,158 SF on an out-parcel at the Capital City Mall Property under a lease expiring on January 31, 2015 with four, five-year extension options. The lease provides for a rental rate of $4.19 PSF. Toys“R”Us is a toy and juvenile products retailer offering merchandise through 873 Toys“R”Us and Babies“R”Us stores in the United States and Puerto Rico, and in more than 600 international stores in 35 countries. Toys“R”Us is currently rated “B” by Fitch, “B1” by Moody’s and “B” by S&P. Toys“R”Us has recently decided to cease operations at the Capital City Mall Property location, however, Toys“R”Us is obligated to continue to pay rent until their lease maturity and has no termination options.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Capital City Mall

The following table sets forth further information regarding major tenants at the Capital City Mall Property:

Anchor and Major Tenant Summary
	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Total Annual Underwritten Rent PSF	% of Total Annual Underwritten Rent	Lease Expiration	2011 Sales PSF	Occupancy Cost as % of Sales
Anchors
J.C. Penney	BB+/NR/BB+	102,825	21%	$4.15	6%	11/30/2015	$106	8.5%
Sears	CCC/B3/CCC+	101,476	21%	$1.91	3%	7/28/2014	$154	5.0%
Toys“R”Us(2)	B/B1/B	46,158	9%	$4.19	3%	1/31/2015	NAV	—
Subtotal / Wtd. Avg.		250,459	51%	$3.25	11%

Major Tenants
Old Navy	BBB-/Baa3/BB+	17,428	4%	$11.00	3%	MTM(3)	$189	5.8%
Gap/Gap Kids	BBB-/Baa3/BB+	8,978	2%	$25.00	3%	4/30/2015	$171	17.0%
Express	NR/NR/BB-	7,944	2%	$28.00	3%	1/31/2016	$325	13.7%
Charlotte Russe		7,410	2%	$17.31	2%	1/31/2014	$144	14.7%
Forever 21		6,873	1%	$19.00	2%	8/31/2016	$349	11.8%
Hollister Co.		6,560	1%	$25.00	2%	4/30/2016	$287	10.1%
Victoria’s Secret	BB+/Ba2/BB+	6,442	1%	$28.00	2%	1/31/2016	$570	7.9%
The Limited	BB+/Ba2/BB+	6,338	1%	$15.78	1%	3/31/2012	$207	9.5%
Subtotal / Wtd. Avg.		67,973	14%	$19.74	18%

Other Tenants		154,815	32%	$34.55	71%
Vacant Space		15,522	3%	$0.00	0%
Total / Wtd. Avg.		488,769	100%	$15.86	100%

Non-Collateral Anchors
Macy’s	BBB-/Baa3/BBB-	120,161
Total		608,930

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)
Toys“R”Us has recently decided to cease operations at the Capital City Mall Property location, however, Toys“R”Us is obligated to continue to pay rent until their lease maturity and has no termination options.

(3)	The Capital City Mall Borrower has a lease out for renewal to Old Navy through 12/31/2014.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Capital City Mall

The following table presents certain information relating to the lease rollover at the Capital City Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	Square Feet Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total Square Feet Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	10	21,194	$22.68	4%	4%	$480,708	6%	6%
2012	11	36,789	$26.14	8%	12%	$961,841	13%	19%
2013	13	25,030	$28.22	5%	17%	$706,370	9%	29%
2014	4	116,824	$4.44	24%	41%	$518,140	7%	36%
2015	19	177,642	$10.08	36%	77%	$1,789,980	24%	59%
2016	16	56,743	$30.77	12%	89%	$1,746,195	23%	83%
2017	8	13,337	$45.30	3%	92%	$604,137	8%	91%
2018	4	14,760	$29.08	3%	95%	$429,176	6%	96%
2019	1	595	$67.00	0%	95%	$39,865	1%	97%
2020 & Beyond	3	10,333	$22.14	2%	97%	$228,774	3%	100%
Vacant	0	15,522	$0.00	3%	100%	$0	0%	100%
Total / Wtd. Avg.	89	488,769	$15.86	100%		$7,505,186	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market.  The Capital City Mall Property is located in Camp Hill, Pennsylvania in the western portion of the Harrisburg-Carlisle core based statistical area (“CBSA”). The Capital City Mall Property is located just off of U.S. Route 15 and U.S. Route 11 and is the focal point in a concentration of retail shopping centers that includes Capital City Commons, Camp Hill Center, Capital City Plaza and Harrisburg West Shopping Center.

The Harrisburg-Carlisle CBSA had a 2011 estimated population of approximately 544,793 with an average household income of approximately $66,256. As of 2011, the estimated population within a five, 10 and 15 mile radius of the Capital City Mall Property was approximately 157,652, 328,001 and 486,398 respectively. As of 2011, the estimated average household income within a five, 10 and 15 mile radius of the Capital City Mall Property was approximately $66,016, $67,918 and $68,772, respectively.

Employment in Harrisburg, Pennsylvania is concentrated in government, education and health services, professional and business services and retail trade, representing 19.3%, 15.2%, 12.1% and 9.9% of total employment, respectively. As of 2010, Harrisburg had an unemployment rate of 7.8%. Hershey Entertainment & Resorts (8,200 employees), Penn State Hershey Medical Center (7,291 employees), Giant Food Stores (7,000 employees) and The Hershey Company (6,500 employees) are the four largest employers in Harrisburg.

The two primary competing properties to the Capital City Mall Property are shown in the table below.

Competitive Property Summary
Property	Center Type	Competition	Year Built / Renovated	Total GLA	Anchor Tenants	Sales/SF	Occupancy	Proximity
Colonial Park Mall	Regional Center	Primary	1960 / 1990	743,497	The Bon-Ton, Boscov’s, Sears, Cinema	$257	94%	11 miles
Harrisburg East Mall	Super-Regional Center	Primary	1969 / 2004	983,705	Bass Pro Shops, Macy’s, Cinema	$200	70%	8 miles

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Capital City Mall

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Capital City Mall Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW PSF
Gross Potential Rent	$7,641,230	$7,453,677	$7,525,641	$8,173,038	$16.72
Percentage Rent	$212,888	$227,731	$180,087	$175,432	$0.36
Specialty Leasing	$449,434	$496,232	$500,524	$419,650	$0.86
Marketing	$282,050	$259,246	$249,370	$246,799	$0.50
Total Reimbursements	$3,976,343	$4,015,457	$4,196,527	$4,604,037	$9.42
Other Income	$313,965	$190,450	$186,231	$164,508	$0.34
Less Vacancy & Credit Loss	($88,207)	($129,153)	($44,341)	($1,010,380)	($2.07)
Effective Gross Income	$12,787,703	$12,513,640	$12,794,039	$12,773,085	$26.13
Total Operating Expenses	$4,359,552	$4,738,693	$4,577,081	$5,355,038	$10.96
Net Operating Income	$8,428,151	$7,774,947	$8,216,958	$7,418,047	$15.18
TI/LC	$0	$0	$0	$420,308	$0.86
Capital Expenditures	$0	$0	$0	$207,727	$0.43
Net Cash Flow	$8,428,151	$7,774,947	$8,216,958	$6,790,012	$13.89

Occupancy %(1)	98.1%	97.7%	96.8%	92.2%
NOI DSCR	1.92x	1.78x	1.88x	1.69x
NCF DSCR	1.92x	1.78x	1.88x	1.55x
NOI Debt Yield	12.8%	11.8%	12.5%	11.3%
NCF Debt Yield	12.8%	11.8%	12.5%	10.3%
Average Annual Rent PSF	$15.63	$15.25	$15.40	$16.72

(1) The occupancy rate is based on the Capital City Mall Property only and does not include the Macy’s non-collateral anchor store.

Escrows and Reserves.  The Capital City Mall Borrower deposited $426,966 in escrow for annual real estate taxes at loan origination and is required to escrow $83,339 monthly. The Capital City Mall Borrower maintains insurance under an acceptable blanket policy. If such blanket policy is discontinued, the Capital City Mall Borrower is required to escrow 1/12 of the estimated insurance premiums monthly. The Capital City Mall Borrower deposited $750,000 at loan origination for replacement reserves and is also required to escrow $34,621 monthly through and including the payment date occurring in April 2017. In addition, the Capital City Mall Borrower is required to escrow $35,026 monthly for TI/LC reserves.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Capital City Mall Mortgage Loan. The Capital City Mall Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced and is continuing, funds in the lockbox account are swept daily to an account designated by the Capital City Mall Borrower. In addition, the Capital City Mall Borrower will be required to deposit all excess cash with respect to the Capital City Mall Mortgage Loan to be held by the mortgagee as additional security for the Capital City Mall Mortgage Loan during a Cash Sweep Period. A “Cash Sweep Period” exists (i) during the continuance of a default by Cash Sweep Tenant with respect to payment of rent under its respective lease, (ii) when a Cash Sweep Tenant vacates, provides notice that it is not exercising any extension option, or fails to exercise an extension option by such date as required under the terms of its lease and ending on a Vacancy Satisfaction Event, (iii) the debt service coverage ratio for the immediately preceding twelve month period is less than 1.15x and ending on the date the debt service coverage ratio equals or exceeds 1.25x for the immediately preceding twelve month period. A “Cash Sweep Tenant” shall mean any lease, which individually or when aggregated with other leases at the Capital City Mall Property with the same tenant or its affiliate, demises 50,000 SF or more of the Capital City Mall Property’s gross leasable area. “Vacancy Satisfaction Event” shall mean, in the event a Vacancy Event has occurred, the occurrence of either (x) excess cash equal to at least two years of full unabated contractual rent otherwise payable by the applicable Cash Sweep Tenant has been deposited into the excess cash reserve account or (y) mortgagee’s receipt and approval of each of the following items, each of which must be reasonably acceptable to mortgagee in all respects: (i) evidence that substantially all of the space at the Capital City Mall Property which is the subject of a Vacancy Event (as defined in the related loan agreement) has been leased to one or more replacement tenants reasonably acceptable to mortgagee in accordance with the terms and conditions of the Capital City Mall Mortgage Loan documents; (ii) a written estoppel certificate executed by each replacement tenant which is in form reasonably acceptable to mortgagee; (iii) a subordination, non-disturbance and attornment agreement; (iv) evidence that such replacement tenant has paid, without offset or abatement, the first full month’s rent pursuant to its respective lease; (v) evidence that no material unfunded landlord obligations exist with respect to any replacement tenant’s lease; (vi) if applicable, a certificate of occupancy for the portion of the Capital City Mall Property leased to such replacement tenant; and (vii) such other documents as mortgagee may reasonably require.

Property Management. The Capital City Mall Property is managed by PREIT Services, LLC, an affiliate of the Capital City Mall Mortgage Loan Borrower.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Capital City Mall

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  The Capital City Mall Mortgage loan documents permit the release of an identified out-parcel that is subject to the lien of the related mortgage, subject to the satisfaction of certain conditions, including, but not limited to:  (i) the debt service coverage ratio of the remaining Mortgaged Property for the preceding twelve calendar months must be greater than (A) the debt service coverage ratio for the entire Mortgaged Property (including the out-parcel) immediately prior to such release and (B) 1.15x, (ii) the Capital City Mall Borrower must either (A) prepay a portion of the outstanding principal balance of the related note in an amount equal to the “Out-Parcel Release Price” (as defined in the loan agreement) together with a yield maintenance premium (provided that following such prepayment the ratio of the unpaid principal balance of the Capital City Mall Mortgage Loan to the value of the remaining Mortgaged Property may not be greater than 125% or (B) partially defease the Capital City Mall Mortgage Loan in an amount equal to the “Out-Parcel Release Price” (as defined in the loan agreement) (and provide a REMIC opinion with respect to such partial defeasance), and (iii) execution of an amendment to the related ground lease removing such out-parcel from such ground lease.

Terrorism Insurance.  The Capital City Mall Borrower is required pursuant to the Capital City Mall Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Capital City Mall Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	ELS Portfolio

Mortgage Loan No. 5 – ELS Portfolio

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	ELS Portfolio

Mortgage Loan No. 5 – ELS Portfolio

WEST VIRGINIA
MARYLAND
VIRGINIA
Hedgesville
Martinsburg
Shepherdstown
Inwood
Harpers Ferry
Brunswick
Frederick
Ranson
Winchester
Berryville
Purcellville
Leesburg
Clarksburg
Germantown
Gaithersburg
Rockville
Wheaton
Silver Spring
Ashburn
Reston
Middletown
Strasburg
Middleburg
Washington, DC
Arlington
Alexandria
Front Royal
Marshall
Chantilly
Centreville
Bentonville
Flint Hill
Gainesville
Manassas
Burke
Springfield
Warrenton
Nokesville
Lorton
Washington
Sperryville
Dale City
Woodbridge
APPALACHIAN MTS

Worcester
Waltham
Somerville
Cambridge
Boston
Marlborough
Framingham
Newton
Brookline
Natick
Quincy
Dedham
Braintree
Weymouth
Norwood
Randolph
Milford
Rockland
Franklin
Sharon
Brockton
Marshfield
MASSACHUSETTS
RHODE ISLAND
Woonsocket
Bridgewater
Plymouth
Attleboro
Taunton
North Providence
Pawtucket
Providence
East Providence
Cranston
Warwick
Fall River
Wareham
New Bedford
Atlantic Ocean

ELS Portfolio	
1 ELS Portfolio - Royal Coachman	Nokomis, FL
2 ELS Portfolio - Regency Lakes	Winchester, VA
3 ELS Portfolio - Parkwood Communities	Wildwood, FL
4 ELS Portfolio - Cabana	Las Vegas, NV
5 ELS Portfolio - Boulder Cascade	Las Vegas, NV
6 ELS Portfolio - Rancho Valley	El Cajon, CA
7 ELS Portfolio - Palm Shadows	Glendale, AZ
8 ELS Portfolio - Hillcrest	Rockland, MA

NEVADA
CALIFORNIA
ARIZONA
Las Vegas
Henderson
North Las Vegas
Boulder City
Mesquite
Kingman
Flagstaff
Ridgecrest
Barstow
Sedona
Prescott
Lake Havasu City
MOJAVE DESERT
San Bernardino
Los Angeles
Riverside
Palm Springs
Blythe
Scottsdale
Glendale
Mesa
Phoenix
Chandler
Oceanside
Carlsbad
Poway
El Cajon
San Diego
Chula Vista
El Centro
Yuma
Casa Grande
Tijuana
Mexicali
SONORAN DESERT
U.S.
MEXICO
BAJA CALIFORNIA NORTE
SONORA
Pacific Ocean
Ensenada

Ocala
Daytona Beach
Atlantic Ocean
Hernando
Wildwood
Leesburg
Deltona
Apopka
Winter Park
Titusville
Spring Hill
Winter Garden
Orlando
New Port Richey
Zephyrhills
Kissimmee
Palm Harbor
Lutz
Melbourne
Clearwater
Tampa
Lakeland
Winter Haven
Palm Bay
Brandon
St. Petersburg
Ft. Meade
Lake Wales
Vero Beach
Bradenton
Sebring
Ft. Pierce
Port St. Lucie
Sarasota
Placid Lakes
Okeechobee
Arcadia
Nokomis
Gulf of Mexico
Venice
Port Charlotte
Cape Coral
Ft. Myers

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	ELS Portfolio

Mortgage Loan No. 5 – ELS Portfolio

Mortgage Loan Information		Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/ Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	AA/A/A2	Property Location(4):	Various
Original Balance:	$63,747,000	General Property Type:	Manufactured Housing
Cut-off Date Balance:	$63,747,000	Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	5.8%	Number of Units/SF:	2,843 Pads
Loan Purpose(1):	Refinance/Acquisition	Cut-off Date Balance Per Unit/SF:	$22,422
Borrower Name(s)(2):	Various	Balloon/ARD Balance Per Unit/SF:	$19,505
Sponsor:	Equity Lifestyle Properties, Inc.	Year Built / Year Renovated(4):	Various / NAP
Mortgage Rate:	5.282%	Title Vesting:	Fee
Note Date:	12/15/2011	Property Manager:	MHC Operating Limited Partnership
First Payment Date:	1/1/2012
Anticipated Repayment Date:	NAP
Maturity Date:	11/1/2021	Underwriting and Financial Information
IO Period:	21 months	UW Revenues:	$16,110,905
Original Term to Maturity or ARD:	119 months	UW Expenses:	$5,623,539
Seasoning:	3 months	UW NOI:	$10,487,365
Original Amortization Term:	360 months	UW NCF:	$10,345,215
Loan Amortization Type:	Partial IO	UW NOI DSCR:	2.47x
Interest Accrual Basis:	Actual/360	UW NCF DSCR:	2.44x
Prepayment Provisions:	LO (27); DEF (88); O (4)	UW NOI Debt Yield:	16.5%
Lockbox/Cash Management:	Hard / In Place	UW NCF Debt Yield:	16.2%
Pari Passu Mortgage Debt:	None	UW NCF Debt Yield at Maturity:	18.7%
Subordinate Mortgage Debt:	None	Most Recent NOI (As of):	$11,369,732 (12/31/2011)
Mezzanine Debt:	None	Second Most Recent NOI (As of):	$11,004,632 (12/31/2010)
		Third Most Recent NOI (As of):	$10,394,463 (12/31/2009)
Reserves				Appraised Value:	$154,740,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	Various (6/14/2011 - 7/8/2011)
Tax Reserve(3):	$0	Springing	NAP	Cut-off Date LTV Ratio:	41.2%
Insurance Reserve(3):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	35.8%
Replacement Reserve(3):	$0	Springing	NAP	Occupancy Rate (As of):	91.3% (12/31/2011)
Def. Maint. Reserve:	$157,891	$0	NAP	2nd Most Recent Occupancy (As of):	92.4% (12/31/2010)
Permitted Advance Rent Reserve(3):	$0	Springing	NAP	3rd Most Recent Occupancy (As of):	90.9% (12/31/2009)

(1)	Five of the ELS Portfolio Properties were refinanced; three were acquisitions.

(2)	There are eight separate borrowing entities. See “—The Borrower and Sponsor” below for a full list.

(3)	Certain escrows are required during a Trigger Period. See “—Escrows and Reserves” below for details.

(4)	The ELS Portfolio includes eight manufactured housing properties in six states with various construction/renovation dates. See “—The Mortgaged Property” table below.

The ELS Portfolio Mortgage Loan.

The Mortgage Loan. The fifth largest mortgaged loan (the “ELS Portfolio Mortgage Loan”) is both a refinance and acquisition loan evidenced by a note in the original principal amount of $63,747,000, and is secured by first priority fee mortgages encumbering seven manufactured housing communities and one modular and RV community in six different states (collectively, the “ELS Portfolio Property”).

The ELS Portfolio Mortgage Loan had an initial term of 119 months and has a remaining term of 116 months. The ELS Portfolio Mortgage Loan requires payments of interest only for its initial 21 months, and principal and interest for the remaining 98 months, with a scheduled maturity date of November 1, 2021. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The ELS Portfolio Mortgage Loan is open to prepayment at par during the final 3 months of the loan term.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	ELS Portfolio

The Borrower and Sponsor. The borrowers are MHC Palm Shadows, L.L.C, MHC Rancho Valley Limited Partnership, MHC Royal Coachman, L.L.C., MHC Boulder Cascade, L.L.C., MHC Cabana, L.L.C., MHC Hillcrest-MA, L.L.C., MHC Parkwood Communities, L.L.C., and MHC Regency Lakes, L.L.C., seven single purpose Delaware limited liability companies, each with two independent directors, and one Delaware limited partnership (collectively, the “ELS Portfolio Borrower”). The ELS Portfolio Borrower is controlled and majority owned by Equity LifeStyle Properties, Inc. (“ELS”).

The ELS Portfolio Mortgage Loan sponsor is ELS, and the nonrecourse carve-out guarantor is MHC Operating Limited Partnership, the sponsor’s operating partnership. The total liability under the nonrecourse carve-out guarantee is limited to $25,000,000. Equity LifeStyle Properties (NYSE: ELS) is a Chicago based, self-administered, self-managed real estate investment trust (REIT), which, as of January 23, 2012, reported a controlling interest in 382 properties in 32 states and British Columbia, consisting of 141,175 sites. The company is headquartered in Chicago, IL, with regional offices in Tampa Bay, FL, Aurora, CO and Phoenix, AZ.

The Mortgaged Property. The ELS Portfolio Property consists of 2,843 pad sites in 8 lifestyle community properties in Florida, Nevada, Virginia, Arizona, California and Massachusetts. Five of the properties were previously owned and operated by ELS, while 3 were newly acquired in 2011. Each property provides a variety of amenities including golf courses, swimming pools and spas, clubhouses, exercise equipment and laundry facilities. Four of the eight ELS Portfolio Properties are officially 55+ age-restricted communities.

The Royal Coachman property is a combination modular and RV community located just west of I-75 in Nokomis, FL, approximately 17 miles southeast of the Sarasota CBD. Of the 546 pads, 412 are occupied as modular park models and 155 are allocated for RV rentals. While the Royal Coachman property is not officially age-restricted, over 95% of the tenants are retired and less than 1% are families. The immediate area predominately consists of detached single-family homes and mobile homes. Residences in the area were typically built between the 1960s and 1980s, with an average home price of $123,736.

The Regency Lakes property is an all-age family manufactured housing community situated on 165.4 acres just east of I-81 in Winchester, Virginia. The residential development in the immediate area consists mostly of single-family homes as well as some small apartment complexes, with 10.8% of the area comprised of manufactured housing. Residences in the area were typically built before 1990, with an average home price of $151,065.

The Parkwood Communities property is an age-restricted 55+ manufactured housing community situated on 108.6 acres just east of I-75 in Wildwood, FL. The immediate area primarily consists of detached single-family homes. Residences in the area were typically built before 1990, with an average home price of $72,973.

The Cabana property is an age-restricted 55+ manufactured housing community situated on 37.3 acres just east of I-515 in eastern Las Vegas. The immediate area has a considerable amount of single-family residential development consisting largely of detached family homes and mobile homes, driven by the proximity to the Las Vegas Strip, Nellis Air Force Base and the main campus of University of Nevada at Las Vegas. Residences were typically built between the 1970s and 1980s, with an average home price of $91,101.

The Boulder Cascade property is an age-restricted 55+ manufactured housing community situated on 39.8 acres just west of I-515 in eastern Las Vegas. The immediate area has a considerable amount of residential development consisting largely of detached single-family homes and mobile homes. Residences were typically built between the 1960s and 1980s, with an average home price of $83,147.

The Rancho Valley property is an all-age family manufactured housing community situated on 19.9 acres along I-8 Business in EL Cajon, CA, approximately 15 miles from San Diego. The immediate area predominantly consists of detached single-family homes and mobile home parks, and is almost completely developed with little available land. Residences in the area were typically built between the 1960s and 1980s, with an average home price of $275,138.

The Palm Shadows property is an age restricted 55+ manufactured housing community situated on 33.6 acres just west of I-17 in Glendale, AZ, the 5th most populous city in the state of Arizona. The immediate area is primarily residential with commercial and industrial developments along Grand Avenue, a diagonal thoroughfare that runs through Glendale. Residences in the area were typically built before 1990, with an average home price of $91,790.

The Hillcrest property is an all-age family manufactured housing community situated on 19.0 acres just south of the center of Rockland, MA, approximately 20 miles south of the Boston CBD. The immediate area consists primarily of detached single-family homes and multifamily complexes. Residences in the area were typically built in the 1960s and earlier, with an average home price of $245,519.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	ELS Portfolio

The following table sets forth further information regarding the ELS Portfolio Property:

Property Summary
Property	Location	Title Vesting	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	No. of Pads
Royal Coachman	Nokomis, FL	Fee	$11,898,000	19%	$28,880,000	1970s / NAP	NAP	546
Regency Lakes	Winchester, VA	Fee	$9,887,000	16%	$24,000,000	1986 / NAP	88.3%	523
Parkwood Communities	Wildwood, FL	Fee	$9,681,000	15%	$23,500,000	1984 / NAP	95.5%	695
Cabana	Las Vegas, NV	Fee	$9,063,000	14%	$22,000,000	1980 / NAP	96.6%	263
Boulder Cascade	Las Vegas, NV	Fee	$8,165,000	13%	$19,820,000	1971 / NAP	78.6%	299
Rancho Valley	El Cajon, CA	Fee	$7,164,000	11%	$17,390,000	1969 / NAP	97.1%	140
Palm Shadows	Glendale, AZ	Fee	$5,994,000	9%	$14,550,000	1970 / NAP	92.2%	294
Hillcrest	Rockland, MA	Fee	$1,895,000	3%	$4,600,000	1960s / NAP	90.4%	83
Total			$63,747,000	100%	$154,740,000		91.3%	2,843

The Market. The ELS Portfolio Property consists of 8 separate properties in six states. The Royal Coachman Property is located in Nokomis, FL. The six property sales comps for the Royal Coachman Property achieved sales prices of $29,237 to $71,936, per home site. The Regency Lakes Property is located in Winchester, Virginia. The five property sales comps for the Regency Lakes Property achieved sales prices of $32,500 to $40,274, per home site. The Parkwood Communities Property is located in Wildwood, FL. The five property sales comps for the Parkwood Communities Property achieved sales prices of $54,175 to $79,909, per home site. The Cabana Property is located in Las Vegas, NV. The five property sales comps for the Cabana Property achieved sales prices of $53,333 to $99,119, per home site. The Boulder Cascade Property is located in Las Vegas, NV. The five property sales comps for the Boulder Cascade Property achieved sales prices of $53,333 to $99,119, per home site. The Rancho Valley Property is located in EL Cajon, CA, approximately 15 miles northeast of San Diego. The five property sales comps for the Rancho Valley Property achieved sales prices of $92,857 to $112,851, per home site. The Palm Shadows Property is located in Glendale, AZ. The five property sales comps for the Palm Shadows Property achieved sales prices of $34,826 to $55,200, per home site. The Hillcrest Property is located in Rockland, MA, approximately 20 miles south of the Boston CBD. The five property sales comps for the Hillcrest Property achieved sales prices of $31,031 to $73,169, per home site.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the ELS Portfolio Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW per Site
Net Rental(1)	$10,655,249	$11,117,950	$11,419,911	$11,461,396	$4,990
Net RV Rental(1)	$3,234,425	$3,326,004	$3,412,302	$3,282,615	$6,012
Other Income(2)	$1,252,934	$1,229,155	$1,378,722	$1,441,180	$507
Less Vacancy & Credit Loss(3)	$0	$0	$0	($74,287)	($26)
Effective Gross Income	$15,142,607	$15,673,109	$16,210,935	$16,110,905	$5,667
Total Expenses	$4,748,144	$4,668,477	$4,841,203	$5,623,539	$1,978
Net Operating Income	$10,394,463	$11,004,632	$11,369,732	$10,487,365	$3,689
TI/LC	$0	$0	$0	$0	$0
Capital Expenditures	$576,610	$653,919	$0	$142,150	$50
Net Cash Flow	$9,817,853	$10,350,713	$11,369,732	$10,345,215	$3,639
Occupancy %	90.9%	92.4%	92.5%	90.8%
NOI DSCR	2.45x	2.60x	2.68x	2.47x
NCF DSCR	2.32x	2.44x	2.68x	2.44x
NOI Debt Yield	16.3%	17.3%	17.8%	16.5%
NCF Debt Yield	15.4%	16.2%	17.8%	16.2%

(1)
Both Historical and Underwritten Net Rental and Net RV Rental are net of vacancy. Rental income for the seven manufactured housing properties is included in the Net Rental line Item. For the Royal Coachman property, which is a combination modular housing/recreational vehicle property, rental income is included in the Net RV Rental line item. All other line items are on a portfolio total basis.

(2)	Other Income is comprised of utility billings, amenity charges and pass-through charges.

(3)	An additional vacancy, above the current actual, is applied to three of the properties for underwriting purposes.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	ELS Portfolio

Escrows and Reserves.  The ELS Portfolio Borrower is required to deposit certain on-going reserves during the continuance of a Trigger Period. During the continuance of a Trigger Period, monthly reserves for taxes and insurance in the amount of 1/12 of the annual estimated tax payments and insurance premiums and for capital expenditures in the amount of 1/12 of the product of the total number of pad sites at all the individual ELS Portfolio Properties and $50, will be funded from the Cash Management Account. A “Trigger Period” commences either (a) on the date on which the trailing twelve month NOI (tested as of the end of each calendar quarter) for the ELS Portfolio Property as determined by lender has decreased by 15% or more from $10,512,399 or (b) on the date an event of default occurs, and continues until either the trailing twelve month NOI (tested as of the end of each calendar quarter) for the ELS Portfolio Property as determined by lender is equal to or greater than $10,512,399 for two consecutive calendar quarters or such event of default has been cured or waived in writing.

Lockbox and Cash Management. A hard lockbox is in place with respect to the ELS Portfolio Mortgage Loan. The ELS Portfolio Mortgage Loan has in place cash management. Funds in the lockbox account are allocated to debt service payments and, during the continuance of a Trigger Period, required deposits to the reserves as described above under “—Escrows and Reserves” and applied on each monthly payment date to make such payments and deposits. Once the funds in the lockbox account are equal to the amount required to be paid or deposited on the next monthly payment date, the excess is swept daily to an account designated by the ELS Portfolio Borrower (unless the Trigger Period is caused by an event of default in which event the excess is held by the mortgagee as additional security for the ELS Portfolio Mortgage Loan).

Property Management. The ELS Portfolio Property is managed by MHC Operating Limited Partnership, an affiliate of the ELS Portfolio Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Properties.  The ELS Portfolio Borrower may release any of the ELS Portfolio Properties from the lien of the ELS Portfolio Mortgage Loan, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to, the following: (i) ELS Portfolio Borrower prepays the ELS Portfolio Mortgage Loan in a principal amount equal to either 110% (with respect to the first such release) or 115% (which respect to each release after the first release) of the allocated loan amount for the individual ELS Portfolio Property being released, plus the applicable yield maintenance premium in connection therewith and (ii) after giving effect to the release, the Assumed Debt Service Coverage Ratio is not less than the Assumed Debt Service Coverage Ratio immediately prior to the release. The “Assumed Debt Service Coverage Ratio” equals adjusted net cash flow (defined as underwritten NOI less normalized capital improvements equal to $50 per home site per annum) divided by subsequent twelve month aggregate imputed debt service (excluding reserve funds) assuming the interest rate for the ELS Portfolio Mortgage Loan and a thirty year amortization schedule.

The ELS Portfolio Borrower may release any of the ELS Portfolio Properties from the lien of the ELS Portfolio Mortgage Loan after the date that is two years from the securitization closing date and prior to August 1, 2021 through partial or total defeasance, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to, the following: (i) with respect to any partial defeasance, defeasance of an amount equal to either 110% (with respect to the first such defeasance) or 115% (with respect to each defeasance after the first defeasance) of the allocated loan amount for the individual ELS Portfolio Property being defeased and after giving effect to the defeasance, the Assumed Debt Service Coverage Ratio with respect to the undefeased portion of the ELS Portfolio Mortgage Loan is not less than the Assumed Debt Service Coverage Ratio with respect to the ELS Portfolio Mortgage Loan (or if the ELS Portfolio Mortgage Loan has previously been defeased in part, the undefeased portion of the ELS Portfolio Mortgage Loan) immediately prior to the partial defeasance and (ii) the ELS Portfolio Borrower obtains a rating agency confirmation as to the partial or total defeasance.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	9 MetroTech Center

Mortgage Loan No. 6 – 9 MetroTech Center

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	9 MetroTech Center

Mortgage Loan No. 6 – 9 MetroTech Center

9 MetroTech Center
9 MetroTech Center
Brooklyn, NY 11201
Manhattan
Brooklyn
East River
Brooklyn Navy Yard
Governors Island
Staten Island
Atlantic Ocean
Queens
Bronx
Williamsburg
East Village
SoHo
Tribeca
Little Italy
Chinatown
Lower East Side
Financial District
DUMBO
Brooklyn Heights
Downtown Brooklyn
Clinton Hill
Cobble Hill
Boerum Hill
Fort Greene Park
Holland Tunnel
Brooklyn-Battery Tunnel
Williamsburg Bridge
Manhattan Bridge
Brooklyn Bridge
FDR Drive
West Side Hwy
Brooklyn-Queens Expwy
Flushing Ave
Myrtle Ave
DeKalb Ave
Fulton St
Atlantic Ave
Lafayette Ave
Flatbush Ave
Flatbush Ave Extension
Tillary St
York St
Front St
Gold St
Navy St
Canal St
Houston St
Delancey St
East Broadway
Livingston St
Polytech Institute of NYU
CUNY of Technology
Long Island University-Brooklyn Campus
Brooklyn Law School
New York University
Pace University
City Hall
Columbus Park
Commodore Barry Park
10 MetroTech Center
Barclays Center (under construction)
Brooklyn Hospital Ctr
Long Island College Hospital
South Street Seaport
New York Stock Exchange
Jay St/Borough Hall
Borough Hall
Court St
Clark St
High St/Brooklyn Br
Lawrence St
Hoyt St/Fulton Mall
DeKalb Ave
Nevins St
Hoyt St/Schermerhorn St
Bergen St
Atlantic Ave/Pacific St
Lafayette Ave
Fulton St
278
478
78
9A

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	9 MetroTech Center

Mortgage Loan No. 6 – 9 MetroTech Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	9 MetroTech Center Brooklyn, NY 11201
Original Balance:	$63,000,000			General Property Type:	Office
Cut-off Date Balance:	$62,896,233			Detailed Property Type:	Urban
% of Initial Pool Balance:	5.7%			Net Rentable Area:	316,942 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$198
Borrower Name(s):	FC Flatbush Associates II, LLC			Balloon/ARD Balance Per Unit/SF:	$153
Sponsor:	Forest City Enterprises, Inc.			Year Built / Year Renovated:	1996 / NAP
Mortgage Rate:	5.810%			Title Vesting:	Leasehold
Note Date:	1/24/2012			Property Manager:	First New York Partners Management, LLC
First Payment Date:	3/1/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	2/1/2022			UW Revenues:	$14,027,836
IO Period:	None			UW Expenses:	$7,705,887
Original Term to Maturity or ARD:	120 months			UW NOI:	$6,321,949
Seasoning:	1 month			UW NCF:	$5,373,879
Original Amortization Term:	300 months			UW NOI DSCR:	1.32x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.12x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	YM1 (25); DEF/YM1 (91); O (4)			UW NCF Debt Yield:	8.5%
Lockbox/Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	11.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$7,932,306 (1/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$8,697,894 (1/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$8,276,813 (1/31/2010)
Reserves				Appraised Value:	$113,400,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	12/9/2011
Tax Reserve:	$175,806	$87,903	NAP	Cut-off Date LTV Ratio:	55.5%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	42.9%
Replacement Reserve:	$0	$0	NAP	Occupancy Rate:	100.0% (3/1/2012)
TI/LC Reserve(1):	$1,213,811	$76,608	NAP	2nd Most Recent Occupancy:	100.0% (1/31/2011)
Ground Rent Reserve:	$28,160	$0	NAP	3rd Most Recent Occupancy:	100.0% (1/31/2010)

(1)
Additionally, at any time during a Cash Management Sweep Period (as defined in the related loan agreement) caused by a “FDNY Lease Trigger”, all excess cash flow will be deposited into the TI/LC account. A FDNY Lease Trigger will happen when the current tenant gives notice that it will not extend its lease, or has not extended it by the date that is 18 months prior to the current lease expiration. If the borrower enters into an extension agreement with the current tenant with a term until at least October 1, 2028, or an acceptable alternative lease or leases are signed resulting in a debt yield of at least 10% for two consecutive calendar quarters, the TI/LC Reserves will be released to the 9 MetroTech Center Borrower.

The 9 MetroTech Center Mortgage Loan.

The Mortgage Loan. The sixth largest mortgage loan (the “9 MetroTech Center Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $63,000,000 and is secured by a first priority leasehold mortgage encumbering the office property known as 9 MetroTech Center in Brooklyn, New York (the “9 MetroTech Center Property”).

The 9 MetroTech Center Mortgage Loan had an original term of 120 months and has a remaining term of 119 months. The 9 MetroTech Center Mortgage Loan requires payments of principal and interest for its entire term, with a scheduled maturity of February 1, 2022. Voluntary prepayment of the 9 MetroTech Center Mortgage Loan is permitted in whole on any date together with a yield maintenance premium and, if the prepayment is made other than on the payment date, interest which would have accrued through the next payment date. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The 9 MetroTech Center Mortgage Loan is open to prepayment at par during the final 3 months of the loan term.

The Borrower and the Sponsor. The borrower is FC Flatbush Associates II, LLC, a single-purpose Delaware limited liability company with two independent directors (the “9 MetroTech Center Borrower”). The 9 MetroTech Center Mortgage Loan sponsor and nonrecourse carve-out guarantor is Forrest City Enterprises, Inc. (NYSE: FCEA and FCEB). Such non-recourse carve-out guarantee is limited in scope to voluntary and collusive involuntary bankruptcy filings and certain matters pertaining to the ground lease. The total liability under the non-recourse carve-out guarantee is limited to $20,000,000.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	9 MetroTech Center

Forrest City Enterprises, Inc. (“FCE”) is a national real estate company founded in 1920 that, as of October 31, 2011, reported $10.5 billion in total assets. FCE is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. FCE developed the MetroTech Center mixed-use park, including 11 buildings totaling 7.6 million SF between 1990 and 2004.

The Mortgaged Property. The 9 MetroTech Center Property is a 9-story, single-tenant office building containing 316,942 SF located in downtown Brooklyn, New York. The 9 MetroTech Center Property, which was constructed for the New York City Fire Department in 1996, and serves as the department’s headquarters and the city emergency command center, is located in the northeast corner of the MetroTech Center office and retail campus. The 9 MetroTech Center Property contains a two-level, below-grade, 137 space parking structure. The city 911 call dispatch center is located across the street from the mortgaged property at 11 MetroTech Center. The entire MetroTech Center was developed by the loan sponsor and is one of seven MetroTech Center buildings currently owned by the sponsor. The City of New York lease commenced in October of 1997 and is currently scheduled to expire in October of 2018. There is one 10-year lease renewal option with an 18-month notice period. The rent during the extension period is based on a fair market value. The current NNN rental rate is $7,923,550 per annum ($25 PSF) and the rent steps to $8,874,376 per annum ($28 PSF) for the last five years of the current lease term. New York City is currently rated Aa2 by Moody’s and AA by S&P. Underwriting is based on $20.78 PSF, which is net of $4.22 in underwritten vacancy and mark to market adjustments.

The 9 MetroTech Center Property is subject to an unsubordinated ground lease between the borrower and the City of New York for the subject 1.03 acre parcel. The ground lease commenced in August 1996 and expires in August of 2095. Current ground rent is $112,640, per annum. The ground rent remains at the current level as long as New York City is the building tenant. If the New York City lease should not renew, the ground rent will reset to an amount equal to 10% of the then appraised fair market value of the underlying land, as undeveloped.

The Market. Overall Brooklyn office vacancy averaged 9.8% during the third quarter of 2011, while vacancy was concentrated in the Class A space, which had a 16.6% vacancy rate. The subject submarket consists of 13 buildings, nine of which are in the MetroTech Center development and seven of which are owned and managed by affiliates of the 9 MetroTech Center Loan sponsor. The 13 comparable buildings contain approximately 8.4 million square feet of office space and are currently, in total, 11.8% vacant, including sublease availability. Almost half of the vacancy is attributable to sublease space available from JP Morgan Chase in 4 MetroTech Center. This sublease space is currently offered at $34.00 PSF, gross, plus electricity. Offering rents in the submarket range from $19.50 to $35.00 PSF gross, plus electricity.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 9 MetroTech Center Property:

Cash Flow Analysis(1)
	2009	2010	2011	UW	UW PSF
Gross Potential Rent	$7,923,550	$7,923,550	$7,923,550	$7,923,550	$25.00
Total Reimbursements	$5,553,030	$7,164,616	$7,017,393	$7,443,087	$23.48
Other Income	$376,991	$81,164	$65,451	$0	$0
Less Vacancy & MTM Loss(2)	$0	$0	$0	($1,338,801)	($4.22)
Effective Gross Income	$13,853,571	$15,169,330	$15,006,394	$14,027,836	$44.26
Total Expenses	$5,576,758	$6,471,436	$7,074,088	$7,705,887	$24.31
Net Operating Income	$8,276,813	$8,697,894	$7,932,306	$6,321,949	$19.95
TI/LC	$0	$0	$0	$868,835	$2.74
Capital Expenditures	$0	$0	$0	$79,236	$0.25
Net Cash Flow	$8,276,813	$8,697,894	$7,932,306	$5,373,879	$16.96
Occupancy %	100%	100%	100%	95.0%
NOI DSCR	1.73x	1.82x	1.66x	1.32x
NCF DSCR	1.73x	1.82x	1.66x	1.12x
NOI Debt Yield	13.2%	13.8%	12.6%	10.1%
NCF Debt Yield	13.2%	13.8%	12.6%	8.5%

(1)	The property operates on a fiscal year ending on January 31. For example, the 2009 statements reported above are for the period ending January 31, 2010.

(2)
Vacancy is underwritten at 5% ($768,332) and an additional “mark to market” adjustment of $570,469 ($1.80 PSF) is applied. The contractual rent is currently $25.00 PSF NNN, stepping to $28.00 PSF NNN in October 2012.

Escrows and Reserves.  The 9 MetroTech Center Borrower deposited $175,806 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The 9 MetroTech Center Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the 9 MetroTech Center Borrower maintains insurance under an acceptable blanket insurance policy). The 9 MetroTech Center Borrower deposited $1,213,811 in escrow for TI/LC reserves at loan origination and is required to escrow monthly $76,608 until the monthly payment date immediately preceding the earlier to occur of

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	9 MetroTech Center

(i) the City of New York exercising its extension option to extend the term of the FDNY lease at the  9 MetroTech Center Property until at least October 1, 2028 and (ii) 9 MetroTech Center Borrower enters into other leases such that the debt yield is at least 10% for two consecutive calendar quarters. Additionally, following a FDNY Lease Trigger, all excess cash flow will be deposited into the TI/LC account. A FDNY Lease Trigger will happen when the current tenant gives notice that it will not extend its lease, or has not extended it by the date that is 18 months prior to the current lease expiration. The 9 MetroTech Center Borrower is required to deposit any fee, payment or other compensation received from any tenant relating to a lease termination into a lease termination reserve to be utilized for TI/LCs incurred with respect to the related space. The 9 MetroTech Center Borrower deposited $28,160 in escrow for ground rent at origination and is required to replenish or increase such escrow in the event that the ground rent funds on deposit are less than three months of ground rent.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the 9 MetroTech Center Mortgage Loan. The 9 MetroTech Center Mortgage Loan has in place cash management. Funds in the lockbox account are allocated to debt service payments and required deposits to the reserves as described above under “—Escrows and Reserves” and applied on each monthly payment date to make such payments and deposits. The excess funds in the lockbox account are swept on the twentieth day of each month to an account designated by the 9 MetroTech Center Borrower (unless either (x) so long as no event of default has occurred, the City of New York informs the 9 MetroTech Center Borrower that it will not extend the FDNY lease until at least October 1, 2028 or has not extended the term of such lease as of the date that is 18 months prior to the expiration of the current term under the lease, in which event the 9 MetroTech Center Borrower will be required to deposit all excess funds with respect to the 9 MetroTech Center Mortgage Loan into the TI/LC reserve (until either such tenant renews such lease in accordance with its terms or 9 MetroTech Center Borrower enters into other leases such that the debt yield is at least 10%) or (y) an event of default occurs, in which event the excess is held by the mortgagee as additional security for the 9 MetroTech Center Mortgage Loan).

Property Management. The 9 MetroTech Center Property is managed by First New York Partners Management, LLC, an affiliate of the 9 MetroTech Center Mortgage Loan sponsor.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  The 9 MetroTech Center Borrower is required pursuant to the loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the 9 MetroTech Center Property; provided that the 9 MetroTech Center Borrower shall not be required to spend more than $150,000 in any calendar year on insurance premiums for terrorism insurance.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	GPB Portfolio 2

Mortgage Loan No. 7 – GPB Portfolio 2

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	GPB Portfolio 2

Mortgage Loan No. 7 – GPB Portfolio 2

Lawrence
Lowell
Gloucester
Greenfield
Gardner
Fitchburg
Peabody
Salem
Swampscott
Woburn
Leominster
Lynn
Atlantic Ocean
Cambridge
Logan Intl. Airport
MASSACHUSETTS
Newton
Boston
Northampton
Worcester
Framingham
Quincy
Massachusetts Bay
Holyoke
Chicopee
Weymouth
Mass. Pike
Brockton
Springfield
Provincetown
CAPE COD NATIONAL SEASHORE
Woonsocket
Attleboro
Plymouth
Bradley Intl. Airport
Taunton
Cape Cod Bay
Providence
Pawtucket
Hartford
CONNECTICUT
Manchester
T.F. Green Airport
Fall River
Warwick
Chatham
New Bedford
Buzzards Bay
Middletown
Norwich
Newport
Falmouth
RHODE ISLAND
Nantucket Sound
Martha's Vineyard
Block Island Sound
New London
Nantucket

GPB Portfolio 2

1	GPB Portfolio 2 - Millburn King's Super	Millburn, NJ
2	GPB Portfolio 2 - Swampscott CVS	Swampscott, MA
3	GPB Portfolio 2 - Salem Staples	Salem, MA
4	GPB Portfolio 2 - Danbury Walmart	Danbury, CT
5	GPB Portfolio 2 - Woburn Kohl's	Woburn, MA
6	GPB Portfolio 2 - Springfield CVS	Springfield, MA
7	GPB Portfolio 2 - Worcester Savers	Worcester, MA
8	GPB Portfolio 2 - Dorchester National Wholesale	Dorchester, MA
9	GPB Portfolio 2 - Framingham AJ Seabra	Framingham, MA
10	GPB Portfolio 2 - Fall River Staples	Fall River, MA
11	GPB Portfolio 2 - Chatham Ocean State	Chatham, MA

Walden
Newburgh
Waterbury
Middletown
Beacon
Meriden
Port Jervis
Carmel
PA
NEW YORK
Danbury
CONNECTICUT
Monroe
Peekskill
Yorktown
Shelton
Warwick
New Haven
Bridgeport
New City
Pearl River
White Plains
Norwalk
West Milford
Ramsey
Stamford
Long Island Sound
NEW JERSEY
Wayne
Paramus
Greenwich
Yonkers
Paterson
Dover
New Rochelle
Passaic
Hackettstown
Huntington
Smithtown
Coram
Morristown
Glen Cove
Commack
LaGuardia Airport
Newark
Newark Intl. Airport
Brentwood
New York City
Millburn
Levittown
Patchogue
Jersey City
Hempstead
Elizabeth
West Babylon
FIRE ISLAND NATIONAL SEASHORE
Plainfield
Linden
Valley Stream
Freeport
Somerville
John F. Kennedy Intl. Airport
Atlantic Ocean
Long Beach

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	GPB Portfolio 2

Mortgage Loan No. 7 – GPB Portfolio 2

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Location(2):	Various
Original Balance:	$62,691,000			General Property Type:	Retail
Cut-off Date Balance:	$62,428,188			Detailed Property Type:	Anchored
% of Initial Pool Balance:	5.7%			Net Rentable Area:	702,779 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$89
Borrower Name(s):	New Creek II LLC			Balloon/ARD Balance Per Unit/SF:	$70
Sponsor:	Anastasios Parafestas			Year Built / Year Renovated:	Various / Various
Mortgage Rate:	5.500%			Title Vesting(3):	Fee and Leasehold
Note Date:	12/8/2011			Property Manager:	Wilder Companies, Ltd.
First Payment Date:	1/7/2012
Anticipated Repayment Date:	NAP
Maturity Date:	12/7/2021			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$10,606,199
Original Term to Maturity or ARD:	120 months			UW Expenses:	$3,874,489
Seasoning:	3 months			UW NOI:	$6,731,710
Original Amortization Term(1):	313 months			UW NCF:	$6,380,654
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.48x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.41x
Prepayment Provisions:	LO (27); DEF (86); O (7)			UW NOI Debt Yield:	10.8%
Lockbox/Cash Management:	Hard / In Place			UW NCF Debt Yield:	10.2%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	13.0%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$6,301,848 (12/31/2011)
Mezzanine Debt:	Permitted			Second Most Recent NOI (As of):	$7,473,600 (12/31/2010)
Reserves				Third Most Recent NOI (As of):	$6,753,676 (12/31/2009)
Type	Initial	Monthly	Cap	Appraised Value:	$107,950,000
Tax Reserve:	$313,085	$170,481	NAP	Appraisal As-of Date:	4/24/ 2011 - 5/21/2011
Insurance Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	57.8%
Replacement Reserve:	$0	$8,785	$215,530	LTV Ratio at Maturity/ARD:	45.4%
TI/LC Reserve:	$0	$20,498	$502,904	Occupancy Rate:	96.1% (1/31/2012)
Def. Maint. Reserve:	$73,132	$0	NAP	2nd Most Recent Occupancy:	97.0% (12/31/2010)
Ground Rent Reserve:	$12,442	$12,442	NAP	3rd Most Recent Occupancy:	85.6% (12/31/2009)

(1)
The Original Amortization Term reflects an effective blended amortization term of approximately 313 months. The loan amount allocated to the GPB Portfolio 2 - Danbury Walmart property, which is secured by a leasehold interest, amortizes on a 180-month schedule, while the remaining loan amount amortizes on a 360-month schedule.

(2)	The GPB Portfolio 2 consists of 11 retail properties in three states. See “–The Mortgaged Property” table below.

(3)	Ten of the properties are owned by the borrower in fee and one as a leasehold.

The GPB Portfolio 2 Mortgage Loan.

The Mortgage Loan. The seventh largest loan (the “GPB Portfolio 2 Mortgage Loan”) is a refinance loan evidenced by a single note in the original principal balance of $62,691,000, and is secured by 10 first-priority fee mortgages and one first-priority leasehold mortgage encumbering 11 retail properties in New Jersey, Massachusetts and Connecticut (collectively, the “GPB Portfolio 2 Property”). The GPB Portfolio 2 Mortgage Loan refinanced and paid off portions of three previous loans, each secured, in part, by components of the GPB Portfolio 2 Property, which were included in the MSDWC 2002-TOP7, the MSDWC 2003-HQ2, and the BSCMS 2003-TOP10 CMBS transactions.

The GPB Portfolio 2 Mortgage Loan had an initial term of 120 months and has a remaining term of 117 months. GPB Portfolio 2 Mortgage Loan requires payments of principal and interest for its entire term, with a scheduled maturity date of December 7, 2021. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	GPB Portfolio 2

withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The GPB Portfolio 2 Mortgage Loan is open to prepayment at par during the final 6 months of the loan term.

The Borrower and Sponsor. The borrower is New Creek II LLC, a single-purpose Delaware limited liability company with at least one independent member (the “GPB Portfolio 2 Borrower”). The GPB Portfolio 2 Borrower is managed and controlled by Anastasios Parafestas. The GPB Portfolio 2 Borrower is related to the GPB Portfolio 1 Borrower. See “Mortgage Loan No. 8 – GPB Portfolio 1”.

The GPB Portfolio 2 Mortgage Loan sponsor and non-recourse carve-out guarantor is Anastasios Parafestas. In 1995, Anastasios Parafestas founded and currently operates The Bollard Group LLC, a Boston-based boutique professional services firm that, together with its related organizations, assists entrepreneurs and their families develop their businesses, investing and diversifying their portfolios. Mr. Parafestas and The Bollard Group manage and invest in a real estate portfolio with reported value of more than $575 million, diversified across multiple sectors including office, retail, multi-purpose, land, timber, and hotel properties.

The Mortgaged Property. The GPB Portfolio 2 Property consists of 11 retail properties totaling 702,779 SF with one property located in New Jersey, nine properties located in Massachusetts and one property located in Connecticut. As of January 31, 2012, the portfolio was 96.1% leased at an average NNN rent of $11.12 PSF. Anchor tenants comprise approximately 66% of the total net rentable area and 54% of total rent. The largest anchors across the GPB Portfolio 2 Property include Walmart, CVS, Kohl’s, National Wholesale Liquidator and Staples. The top three assets in the GPB Portfolio 2 Property, by allocated loan balance, include the Millburn King’s Super Market Property, where King’s generates sales of $1,073 PSF, the Swampscott CVS Property, where CVS generates sales of $1,519 PSF, and the Salem Staples Property. Staples does not report sales.

The Danbury Walmart property is subject to an unsubordinated ground lease with contractual base rent of $60,000 per annum, plus percentage rent, which is subject to CPI-based adjustments every five years. The ground lease currently expires on January 31, 2037, with no extension options.

The following table sets forth further information regarding the GPB Portfolio 2 Property:

Property Summary
Property	Location	Title Vesting	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
Millburn King’s Super	Millburn, NJ	Fee	$9,972,550	16%	$19,400,000	1969 / 2006	87.0%	89,348
Swampscott CVS	Swampscott, MA	Fee	$9,410,323	15%	$17,600,000	1992 / NAP	90.8%	57,570
Salem Staples	Salem, MA	Fee	$9,094,320	15%	$15,000,000	1956 / 1992	100.0%	48,425
Danbury Walmart	Danbury, CT	Leasehold	$8,655,766	14%	$15,900,000	1971, 1975 / NAP	100.0%	136,209
Woburn Kohl’s	Woburn, MA	Fee	$6,448,663	10%	$11,225,000	1974 / 2002	100.0%	119,378
Springfield CVS	Springfield, MA	Fee	$5,373,055	9%	$8,170,000	1961 / 2009	100.0%	19,287
Worcester Savers	Worcester, MA	Fee	$4,216,702	7%	$6,600,000	1960 / NAP	84.1%	66,281
Dorchester National Wholesale	Dorchester, MA	Fee	$3,231,808	5%	$5,000,000	1965 / NAP	100.0%	84,470
Framingham AJ Seabra	Framingham, MA	Fee	$2,377,502	4%	$3,510,000	1968 / NAP	100.0%	26,482
Fall River Staples	Fall River, MA	Fee	$2,236,945	4%	$3,300,000	1970 / 1987	100.0%	30,897
Chatham Ocean State	Chatham, MA	Fee	$1,410,552	2%	$2,245,000	1970 / 2002	100.0%	24,432
Total			$62,428,188	100%	$107,950,000		96.1%	702,779

Major Tenants.

Walmart (105,255 SF, 15.0% of NRA, 8.7% of underwritten base rent). Walmart leases (via a sublease from Bradlees Stores, Inc.) 105,255 SF from the GPB Portfolio 2 Borrower, all within the Danbury Walmart Property. The lease began on July 8, 1992 and originally expired on January 31, 1997. The lease has four 10-year lease renewal periods and the current term expires on January 31, 2017, with two 10-year lease renewal options remaining. Wal-Mart Stores, Inc. (NYSE: WMT) operates more than 9,700 retail stores under 69 banners in 28 countries. Total 2011 company sales were $419 billion. Wal-Mart Stores, Inc. is currently rated AA by DBRS, AA by Fitch, AA by S&P and Aa2 by Moody’s. Walmart reported sales of $547 PSF for the most recent reporting period.

Kohl’s (104,385 SF, 14.9% of NRA, 8.5% of underwritten base rent). Kohl’s leases 104,385 SF from the GPB Portfolio 2 Borrower, all within the Woburn Kohl’s Property. The lease began on July 8, 1992 and has an expiration date of January 31, 2022, with ten 5-year lease renewal options. Kohl’s Corporation (NYSE: KSS) operates 1,127 stores in 49 states. Total fiscal 2011 company sales were $18.8 billion. Kohl’s Corporation is currently rated BBB+ by Fitch, BBB+ by S&P and Baa1 by Moody’s.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	GPB Portfolio 2

National Wholesale Liquidators (84,470 SF, 12.0% of NRA, 6.2% of underwritten base rent). National Wholesale Liquidators leases 84,470 SF from the GPB Portfolio 2 Borrower, all within the Dorchester National Wholesale Property. The lease began on January 27, 2010 and has an expiration date of January 31, 2021, with three 5-year lease renewal options. National Wholesale Liquidators is a private company.

The following table sets forth further information regarding major tenants at the GPB Portfolio 2 Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration	Tenant TTM Sales PSF
Tenants
Walmart	AA/Aa2/AA	105,255	15%	$656,286	9%	$6.24	1/31/2017	$547
Kohl’s	BBB+/Baa1/BBB+	104,385	15%	$640,924	9%	$6.14	1/31/2022	NAV
National Wholesale Liquidator	NR/NR/NR	84,470	12%	$464,585	6%	$5.50	1/31/2021	$177
Staples	BBB/Baa2/BBB	24,000	3%	$258,000	3%	$10.75	1/31/2014	NAV
Staples	BBB/Baa2/BBB	20,388	3%	$407,760	5%	$20.00	1/31/2014	NAV
King’s Super Market	NR/NR/NR	40,024	6%	$149,000	2%	$3.72	4/30/2015	$1,073
Marshalls	NR/NR/NR	30,954	4%	$301,802	4%	$9.75	1/31/2022	$344
CVS	BBB+/Baa2/BBB+	19,287	3%	$650,000	9%	$33.70	1/31/2034	$863
CVS	BBB+/Baa2/BBB+	11,060	2%	$320,740	4%	$29.00	1/31/2019	$1,519
Subtotal / Wtd. Avg.		439,823	63%	$3,849,097	51%	$8.75

Other Tenants		237,336	34%	3,683,750	49%	$15.52	Various
Vacant Space		25,622	4%	$0	0%	$0.00
Total / Wtd. Avg.		702,781	100%	$7,532,847	100%	$11.12

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the GPB Portfolio 2 Property.

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2012	1	1	$1,072.08	0%	0%	$1,072	0%	0%
2013	6	23,667	$13.10	3%	3%	$309,998	4%	4%
2014	10	92,432	$14.81	13%	17%	$1,368,981	18%	22%
2015	3	62,083	$6.55	9%	25%	$406,688	5%	28%
2016	5	13,535	$29.02	2%	27%	$392,748	5%	33%
2017	8	137,759	$9.48	20%	47%	$1,306,137	17%	50%
2018	4	43,226	$12.35	6%	53%	$533,843	7%	57%
2019	3	19,021	$19.92	3%	56%	$378,924	5%	62%
2020	4	18,200	$16.46	3%	58%	$299,605	4%	66%
2021	4	108,409	$7.95	15%	74%	$861,365	11%	78%
2022 & Beyond	5	158,826	$10.54	23%	96%	$1,673,485	22%	100%
Vacant	0	25,622	$0.00	4%	100%	$0	0%
Total / Wtd. Avg.	53	702,781	$11.12	100%		$7,532,847	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	GPB Portfolio 2

The Market. The GPB Portfolio 2 property consists of 11 properties in three states. Certain market information is contained in the table below.

Market Summary
Property	Location	Property Occupancy	Submarket Occupancy(1)	Market Comp Occupancy	2010 Population 5 Miles(1)	2010 Average Household Income 5 Miles(1)
Millburn King’s Super	Millburn, NJ	87.0%	92.3%	97.8%	277,306	$131,011
Swampscott CVS	Swampscott, MA	90.8%	92.9%	98.0%	215,810	$75,976
Salem Staples	Salem, MA	100.0%	92.9%	98.3%	221,220	$76,040
Danbury Walmart	Danbury, CT	100.0%	97.5%	95.9%	110,807	$95,382
Woburn Kohl’s	Woburn, MA	100.0%	92.9%	94.4%	198,247	$106,772
Springfield CVS	Springfield, MA	100.0%	95.4%	100.0%	231,008	$57,813
Worcester Savers	Worcester, MA	84.1%	94.9%	93.7%	200,048	$63,568
Dorchester National Wholesale	Dorchester, MA	100.0%	96.5%	99.0%	611,885	$79,631
Framingham AJ Seabra	Framingham, MA	100.0%	96.5%	98.9%	130,710	$102,969
Fall River Staples	Fall River, MA	100.0%	91.6%	92.8%	123,188	$54,819
Chatham Ocean State	Chatham, MA	100.0%	89.9%	91.0%	17,917	$73,711

(1)	Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GPB Portfolio 2 Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW PSF
Gross Potential Rent(1)	$7,707,570	$7,964,288	$7,795,311	$8,050,180	$11.45
Total Reimbursements	$2,874,241	$3,282,010	$2,878,236	$2,872,592	$4.09
Other Income	$48,276	$21,779	$99,967	$14,967	$0.02
Less Vacancy & Credit Loss	($34,709)	($100,962)	($159,147)	($331,540)	($0.47)
Effective Gross Income	$10,595,378	$11,167,115	$10,614,367	$10,606,199	$15.09
Total Expenses	$3,841,702	$3,693,515	$4,312,519(2)	$3,874,489	$5.51
Net Operating Income	$6,753,676	$7,473,600	$6,301,848	$6,731,710	$9.58
TI/LC	$466,575	$364,970	$116,545	$175,360	$0.25
Capital Expenditures	$8,215	$643,454	$148,288	$175,695	$0.25
Net Cash Flow	$6,278,886	$6,465,176	$6,037,015	$6,380,654	$9.08
Occupancy %	85.6%	97.0%	96.1%	95.9%
NOI DSCR	1.49x	1.65x	1.39x	1.48x
NCF DSCR	1.39x	1.43x	1.33x	1.41x
NOI Debt Yield	10.8%	12.0%	10.1%	10.8%
NCF Debt Yield	10.1%	10.4%	9.7%	10.2%

(1)
Historical and underwritten Gross Potential Rent is net of vacancy. Underwritten Gross Potential Rent includes base rent, percentage rent of $479,927, and $37,407 of straight-line rent credit for the Springfield CVS Property.

(2)	2011 expenses were impacted by higher than normal snow removal costs and increased Massachusetts real estate taxes. Snow removal is underwritten as an average of the past four years.

Escrows and Reserves.  The GPB Portfolio 2 Borrower deposited $313,085 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The GPB Portfolio 2 Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the GPB Portfolio 2 Borrower maintains insurance under an acceptable blanket insurance policy). The GPB Portfolio 2 Borrower is also required to make monthly deposits of $8,785 for replacement reserves and $20,498 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve exceeds $215,530 or in the TI/LC reserve exceeds $502,904. The GPB Portfolio 2 Borrower deposited $12,442 in escrow for ground rent at loan origination and is required to escrow the monthly ground rent payable under the ground lease at least ten business days before the monthly payment date under the GPB Portfolio 2 Mortgage Loan. The GPB Portfolio 2 Borrower deposited $73,132 in escrow for deferred maintenance at loan origination.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	GPB Portfolio 2

Lockbox and Cash Management. A hard lockbox is in place with respect to the GPB Portfolio 2 Mortgage Loan. The GPB Portfolio 2 Mortgage Loan has in place cash management. Funds in the lockbox account are allocated to debt service payments and required deposits to the reserves as described above under “—Escrows and Reserves” and applied on each monthly payment date to make such payments and deposits. Once the funds in the lockbox account are equal to the amount required to be paid or deposited on the next monthly payment date, the excess is swept daily to an account designated by the GPB Portfolio 2 Borrower, provided that, notwithstanding the foregoing, during the continuance of a Trigger Period all excess cash with respect to the GPB Portfolio 2 Mortgage Loan is held by the mortgagee as additional security for the GPB Portfolio 2 Mortgage Loan. A “Trigger Period” will commence upon the occurrence of an event of default or on the date on which the actual debt service coverage ratio (tested as of the end of each calendar quarter) is less than 1.15x for the immediately preceding twelve month period, and will end on the date when such event of default has been cured or waived in writing or when the actual debt service coverage ratio (tested as of the end of each calendar quarter) is and shall have been for the immediately preceding two consecutive calendar quarters equal to or greater than 1.20x.

Property Management. The GPB Portfolio 2 Property is managed by The Wilder Companies, Ltd., a Boston-based national real estate development, management and leasing firm.

Mezzanine Loan and Preferred Equity.  Future mezzanine financing is permitted subject to various conditions including: (i) no event of default exists, (ii) the principal amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 70% or an aggregate actual debt service coverage ratio less than 1.10x, (iii) the collateral for the mezzanine loan includes only pledges of direct or indirect equity interests in the GPB Portfolio 2 Borrower and any mezzanine accounts and not any portion of the GPB Portfolio 2 Property, (iv) the mezzanine lender shall be a “permitted mezzanine lender” as defined in the loan documents for the GPB Portfolio 2 Mortgage Loan and enters into an intercreditor agreement reasonably acceptable to the lender under the GPB Portfolio 2 Mortgage Loan, (v) if such loan bears interest at a floating rate, the mezzanine loan borrower is required to maintain during the term thereof an interest rate cap which causes the actual debt service coverage ratio immediately following closing to be not less than 1.10x and (vi) the documentation, legal opinions, organizational documents and structure of the mezzanine loan shall be reasonably acceptable to the lender under the GPB Portfolio 2 Mortgage Loan and consistent with documents customarily delivered in connection with mezzanine loans secured by pledges of equity interests in borrowers obligated under mortgage loans included in a commercial mortgage-backed securitization.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Properties.  The GPB Portfolio 2 Borrower may release any of the GPB Portfolio 2 Properties from the lien of the GPB Portfolio 2 Mortgage Loan after the date that is two years from the securitization closing date and prior to June 7, 2021 through partial or total defeasance, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to, with respect to any partial defeasance, (i) delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount for the individual GPB Portfolio 2 Property being defeased, (ii) after giving effect to the partial defeasance, the actual debt service coverage ratio with respect to the undefeased portion of the GPB Portfolio 2 Mortgage Loan is not less than the actual debt service coverage ratio with respect to the GPB Portfolio 2 Mortgage Loan as of loan origination (which the parties agreed was 1.44x) and (iii) with respect to each GPB Portfolio 2 Property that is not nor has been subject to a partial defeasance, the applicable anchor tenants as defined in the loan documents (or any successors under leases approved under the loan documents or as otherwise permitted pursuant to the loan documents) remain in occupancy, paying rent and are not in default at such GPB Portfolio 2 Property.

Terrorism Insurance.  Generally, the GPB Portfolio 2 Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the GPB Portfolio 2 Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	GPB Portfolio 1

Mortgage Loan No. 8 – GPB  Portfolio 1

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	GPB Portfolio 1
   Mortgage Loan No. 8 – GPB  Portfolio 1

Atlantic Ocean
Massachusetts Bay
Cape Cod Bay
Buzzards Bay
Nantucket Sound
MASSACHUSETTS
RHODE ISLAND
CT
Boston
Logan Intl. Airport
T.F. Green Airport
Worcester
Providence
Fitchburg
Leominster
Peabody
Salem
Lynn
Woburn
Wakefield
Medford
Everett
Revere
Waltham
Marlborough
Cambridge
Newton
Brookline
Quincy
Weymouth
Framingham
Norwood
Franklin
Abington
Brockton
Marshfield
Foxborough
Plymouth
Provincetown
CAPE COD NATIONAL SEASHORE
Woonsocket
Attleboro
Taunton
Pawtucket
East Providence
Myles Standish State Forest
Fall River
Warwick
Newport
New Bedford
Falmouth
Barnstable
Harwich
Chatham
MIDDLESEX
WORCESTER
NORFOLK
PLYMOUTH
PROVIDENCE
KENT
BRISTOL
BARNSTABLE

GPB Portfolio 1	
1 GPB Portfolio 1 - Cambridge Trader Joe's	Cambridge, MA
2 GPB Portfolio 1 - Falmouth Staples	Falmouth, MA
3 GPB Portfolio 1 - Medford Aldi	Medford, MA
4 GPB Portfolio 1 - Hillsdale King's Super	Hillsdale, NJ
5 GPB Portfolio 1 - Brighton Whole Foods	Brighton, MA
6 GPB Portfolio 1 - Everett Walgreens	Everett, MA
7 GPB Portfolio 1 - Abington Lowe's	Abington, MA
8 GPB Portfolio 1 - Waltham CVS / Petco	Waltham, MA
9 GPB Portfolio 1 - Revere Walgreens	Revere, MA
10 GPB Portfolio 1 - Quincy Walgreens	Quincy, MA
11 GPB Portfolio 1 - Wakefield Mike's Gym	Wakefield, MA

NEW YORK
NEW JERSEY
Hudson River
New York City
Manhattan
Bronx
Yonkers
Allendale
Saddle River
Tice's Corner Marketplace
Park Ridge
Woodcliff Lake
River Vale
Tappan
Orangeburg
Irvington
Dobbs Ferry
Hartsdale
Wyckoff
Waldwick
Old Tappan
Northvale
Hillsdale
Westwood
Norwood
Midland Park
Ridgewood
Washington Township
BERGEN COUNTY
Emerson
Closter
Alpine
Hastings-on-Hudson
Scarsdale
Hawthorne
Glen Rock
Bergen Community College
Paramus Park Mall
Oradell
Oradell Reservoir
Demarest
WESTCHESTER COUNTY
Bronxville
PASSAIC COUNTY
Fair Lawn
Paramus
Tenafly
Cross County Shopping Ctr.
Paterson
Garden State Plaza
Bergenfield
College of Mount St. Vincent
Empire Casino at Yonkers Raceway
New Rochelle
Mount Vernon
Elmwood Park
The Outlets at Bergen Town Center
The Shops at Riverside
Teaneck
Englewood Cliffs
Englewood
Fairleigh Dickinson University
Saddle Brook
Garfield
Hackensack
Manhattan College
Clifton
Lodi
Passaic
Ridgefield Park
Teterboro Airport
Fordham University
G. WASHINGTON BRIDGE
Garden State Pkwy
Palisades Interstate Pkwy
Bronx River Pkwy
Saw Mill R. Pkwy
Sprain Brook Pkwy
NY State Thruway

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	GPB Portfolio 1

Mortgage Loan No. 8 – GPB Portfolio 1

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Location(1):	Various
Original Balance:	$62,309,000			General Property Type:	Retail
Cut-off Date Balance:	$62,113,118			Detailed Property Type:	Anchored and Unanchored
% of Initial Pool Balance:	5.7%			Net Rentable Area:	516,585 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$120
Borrower Name(s):	New Creek LLC			Balloon/ARD Balance Per Unit/SF:	$101
Sponsor:	Anastasios Parafestas			Year Built / Year Renovated:	Various / Various
Mortgage Rate:	5.500%			Title Vesting:	Fee
Note Date:	12/8/2011			Property Manager:	The Wilder Companies, Ltd.
First Payment Date:	1/7/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/7/2021			UW Revenues:	$10,099,876
IO Period:	None			UW Expenses:	$2,804,141
Original Term to Maturity or ARD:	120 months			UW NOI:	$7,295,735
Seasoning:	3 months			UW NCF:	$7,034,965
Original Amortization Term:	360 months			UW NOI DSCR:	1.72x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.66x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.7%
Prepayment Provisions:	LO (27); DEF (86); O (7)			UW NCF Debt Yield:	11.3%
Lockbox/Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	13.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$6,800,437 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$6,913,743 (12/31/2010)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$6,835,639 (12/31/2009)
Reserves				Appraised Value:	$102,671,500
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/12/2011 - 5/21/ 2011
Tax Reserve:	$195,210	$109,431	NAP	Cut-off Date LTV Ratio:	60.5%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	50.8%
Replacement Reserve:	$0	$6,500	$159,470	Occupancy Rate (As of):	98.1% (1/31/2012)
TI/LC Reserve:	$0	$15,166	$372,096	2nd Most Recent Occupancy (As of):	92.8% (12/31/2010)
Def. Maint. Reserve:	$237,050	$0	NAP	3rd Most Recent Occupancy (As of):	93.9% (12/31/2009)

(1)	The GPB Portfolio 1 consists of 11 retail properties in two states. See “–The Mortgaged Property” table below.

The GPB Portfolio 1 Mortgage Loan.

The Mortgage Loan. The eighth largest loan (the “GPB Portfolio 1 Mortgage Loan”) is a refinance loan evidenced by a note in the original principal balance of $62,309,000, and is secured by 11 first-priority fee mortgages encumbering 11 retail properties in Massachusetts and New Jersey (collectively, the “GPB Portfolio 1 Property”). The GPB Portfolio 1 Mortgage Loan refinanced and paid off portions of three previous loans, each secured, in part, by components of the GPB Portfolio 1 Property, which were included in the MSDWC 2002-TOP7, the MSDWC 2003-HQ2 and the BSCMS 2003-TOP10 CMBS transactions.

The GPB Portfolio 1 Mortgage Loan had an initial term of 120 months and has a remaining term of 117 months. GPB Portfolio 1 Mortgage Loan requires payments of principal and interest for its entire term, with a scheduled maturity date of December 7, 2021. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The GPB Portfolio 1 Mortgage Loan is open to prepayment at par during the final 6 months of the loan term.

The Borrower and Sponsor. The borrower is New Creek LLC, a single-purpose Delaware limited liability company with at least one independent member (the “GPB Portfolio 1 Borrower”). The GPB Portfolio 1 Borrower is managed and controlled by Anastasios Parafestas. The GPB Portfolio 1 Borrower is related to the GPB Portfolio 2 Borrower. See “Mortgage Loan No. 7 – GPB Portfolio 2”.

The GPB Portfolio 1 Mortgage Loan sponsor and non-recourse carve-out guarantor is Anastasios Parafestas. In 1995, Anastasios Parafestas founded and currently operates The Bollard Group LLC, a Boston-based boutique professional services firm that, together

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	GPB Portfolio 1

with its related organizations, assists entrepreneurs and their families develop their businesses, investing and diversifying their portfolios. Mr. Parafestas and The Bollard Group manage and invest in a real estate portfolio with reported value of more than $575 million, diversified across multiple sectors including office, retail, multi-purpose, land, timber, and hotel properties.

The Mortgaged Property. The GPB Portfolio 1 Property consists of 11 retail properties totaling 516,585 SF with ten properties located in Massachusetts and one property located in New Jersey. As of January 31, 2012, the portfolio was 98.1% leased at an average NNN rent of $14.57 PSF. The top three assets in the GPB Portfolio 1 Property by allocated loan balance include the Cambridge Trader Joe’s Property, where Trader Joe’s generates sales of $3,979 PSF, the Falmouth Staples Property (Staples does not report sales), and the Hillsdale King’s Super Market Property, where King’s Super Market generates sales of $597 PSF. Other notable tenants include the Whole Foods located in Brighton, which generates $1,867 PSF in sales, and the Cambridge Micro Center Sales, which generates $1,232 PSF in sales.

The following table sets forth further information regarding the GPB Portfolio 1 Property:

Property Summary
Property	Location	Allocated Cut- off Date Loan Amount	Title Vesting	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
Cambridge Trader Joe’s	Cambridge, MA	$16,303,585	Fee	26%	$28,000,000	1948, 1995	100.0%	62,555
Falmouth Staples	Falmouth, MA	$7,943,948	Fee	13%	$11,786,500	1956 / 2006	92.0%	85,524
Hillsdale King’s Super	Hillsdale, NJ	$6,739,745	Fee	11%	$12,000,000	1970 / NAP	100.0%	60,428
Medford Aldi	Medford, MA	$6,019,018	Fee	10%	$11,000,000	1965 / NAP	100.0%	56,215
Brighton Whole Foods	Brighton, MA	$5,912,355	Fee	10%	$9,800,000	1965, 1975 / 2003	100.0%	27,550
Everett Walgreens	Everett, MA	$5,645,197	Fee	9%	$8,800,000	1957 / NAP	100.0%	41,278
Abington Lowe’s	Abington, MA	$4,386,168	Fee	7%	$6,830,000	2008 / NAP	100.0%	102,000
Waltham CVS / Petco	Waltham, MA	$3,525,881	Fee	6%	$5,750,000	1957 / NAP	100.0%	24,284
Revere Walgreens	Revere, MA	$2,869,949	Fee	5%	$4,400,000	2008 / NAP	100.0%	15,272
Quincy Walgreens	Quincy, MA	$1,870,102	Fee	3%	$2,880,000	1945 / 1991	89.3%	25,495
Wakefield Mike’s Gym	Wakefield, MA	$897,171	Fee	1%	$1,425,000	1939 / NAP	100.0%	15,984
Total		$62,113,118		100%	$102,671,500		98.1%	516,585

Major Tenants.

Lowe’s (102,000 SF, 19.7% of NRA, 6.9% of underwritten base rent). Lowe’s leases 102,000 SF from the GPB Portfolio 1 Borrower, all within the Abington Lowe’s Property. The lease began on January 16, 2009 and expires on January 15, 2029, with six 5-year lease renewal options. Lowe’s Companies, Inc. (NYSE: LOW) operates 1,745 stores in the United States, Canada and Mexico. Total fiscal year 2011 company sales were $50.2 billion. Lowes Companies, Inc. is currently rated A3 by Moody’s and A- S&P.

Walgreens (57,853 SF, 11.2% of NRA, 13.2% of underwritten base rent). Walgreens leases 57,853 SF from the GPB Portfolio 1 Borrower over four different GPB Portfolio 1 Property locations. Two leases began in 1986, one lease began in 1992 and the forth lease began in 1995 and expire in 2021, 2027, 2022, and 2035, respectively. Two leases have remaining lease renewal options and two do not. Walgreens Co. (NYSE, NASDAQ: WAG) operates 7,761 stores. Total fiscal year 2011 company sales were $72.2 billion. Walgreens Co. is currently rated A by S&P and A2 by Moody’s. The four Walgreens stores reported sales of between $282 and $771 PSF.

Micro Center Sales (41,724 SF, 8.1% of NRA, 11.3% of underwritten base rent). Micro Center Sales leases 41,724 SF from the GPB Portfolio 1 Borrower, all within the Cambridge Trader Joe’s Property. The lease began on October 1, 1995 and originally expired on September 30, 2010. The tenant has exercised its two 5-year lease renewal options until September 30, 2020.  Micro Center Computer & Electronics is a 23-store computer supply chain. The company is private. Micro Center reported sales of $1,232 PSF.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	GPB Portfolio 1

The following table sets forth further information regarding major tenants at the GPB Portfolio 1 Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration	Tenant TTM Sales PSF
Tenants
Lowe’s	NR/A3/A-	102,000	20%	$510,000	7%	$5.00	1/15/2029	NAV
Walgreens	NR/A2/A	16,332	3%	$242,367	3%	$14.84	6/30/2021	$740
Walgreens	NR/A2/A	15,272	3%	$324,988	4%	$21.28	11/30/2027	$283
Walgreens	NR/A2/A	14,707	3%	$275,462	4%	$18.73	6/30/2035	$394
Walgreens	NR/A2/A	11,542	2%	$129,270	2%	$11.20	10/31/2022	$771
Micro Center Sales	NR/NR/NR	41,724	8%	$834,480	11%	$20.00	9/30/2020	$1,232
King’s Super Market	NR/NR/NR	30,811	6%	$72,027	1%	$2.34	6/30/2017	$597
Petco	NR/Caa1/B	13,650	3%	$204,750	3%	$15.00	5/31/2014	$236
Petco	NR/Caa1/B	11,156	2%	$148,152	2%	$13.28	1/31/2017	NAV
Staples	BBB/Baa2/BBB	24,652	5%	$278,765	4%	$11.31	6/30/2014	NAV
Off Broadway Shoes	NR/NR/NR	22,478	4%	$442,817	6%	$19.70	8/31/2017	$97
Subtotal / Wtd. Avg.		304,324	59%	$3,463,078	47%	$11.38

Other Tenants		202,640	39%	$3,924,125	53%	$19.37	Various
Vacant Space		9,621	2%	$0	0%	$0.00
Total / Wtd. Avg.		516,585	100%	$7,387,203	100%	$14.57

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the GPB Portfolio 1 Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	4	17,974	$11.21	3%	3%	$201,550	3%	3%
2012	0	0	$0.00	0%	3%	$0	0%	3%
2013	6	26,434	$18.78	5%	9%	$496,347	7%	9%
2014	6	59,868	$13.00	12%	20%	$778,383	11%	20%
2015	4	22,567	$17.59	4%	25%	$396,857	5%	25%
2016	4	16,040	$21.62	3%	28%	$346,825	5%	30%
2017	5	73,120	$12.74	14%	42%	$931,690	13%	43%
2018	2	4,400	$38.86	1%	43%	$170,985	2%	45%
2019	4	21,666	$14.58	4%	47%	$315,995	4%	49%
2020	3	47,047	$19.97	9%	56%	$939,604	13%	62%
2021	5	46,777	$16.17	9%	65%	$756,570	10%	72%
2022 & Beyond	6	171,071	$12.00	33%	98%	$2,052,397	28%	100%
Vacant	0	9,621	$0.00	2%	100%	$0	0%
Total / Wtd. Avg.	49	516,585	$14.57	100.0%		$7,387,203	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	GPB Portfolio 1

The Market. The GPB Portfolio 1 property consists of 11 properties in two states. Certain market information is contained in the table below:

Market Summary
Property	Location	Property Occupancy	Submarket Occupancy(1)	Market Comp Occupancy(1)	2010 Population 5 Miles(1)	2010 Average Household Income 5 Miles(1)
Cambridge Trader Joe’s	Cambridge, MA	100.0%	96.5%	95.0%	928,401	$85,325
Falmouth Staples	Falmouth, MA	92.0%	89.9%	96.1%	28,464	$78,765
Hillsdale King’s Super	Hillsdale, NJ	100.0%	97.9%	95.8%	219,672	$139,521
Medford Aldi	Medford, MA	100.0%	96.5%	97.0%	783,092	$84,261
Brighton Whole Foods	Brighton, MA	100.0%	96.5%	96.0%	870,686	$89,868
Everett Walgreens	Everett, MA	100.0%	96.5%	96.0%	636,264	$81,105
Abington Lowe’s	Abington, MA	100.0%	89.9%	100.0%	161,616	$75,487
Waltham CVS / Petco	Waltham, MA	100.0%	96.5%	100.0%	348,814	$111,400
Revere Walgreens	Revere, MA	100.0%	96.5%	100.0%	479,538	$73,160
Quincy Walgreens	Quincy, MA	89.3%	89.9%	96.0%	356,475	$74,172
Wakefield Mike’s Gym	Wakefield, MA	100.0%	92.9%	85.6%	231,314	$95,231

(1)	Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GPB Portfolio 1 Property:

Cash Flow Analysis
	2009	2010	2011		UW	UW PSF
Gross Potential Rent(1)	$7,372,698	$7,281,619	$7,540,240		$8,013,317	$15.51
Total Reimbursements	$2,176,905	$2,150,994	$2,326,658		$2,435,442	$4.71
Other Income	($18,922)	($19,468)	($9,220)		$0	$0.00
Less Vacancy & Credit Loss	($28,941)	$0	($134,841)		($348,883)	($0.68)
Effective Gross Income	$9,501,740	$9,413,145	$9,722,837		$10,099,876	$19.55
Total Expenses	$2,666,101	$2,499,402	$2,922,400	(2)	$2,804,141	$5.43
Net Operating Income	$6,835,639	$6,913,743	$6,800,437		$7,295,735	$14.12
TI/LC	$475,500	$148,269	$412,427		$131,624	$0.25
Capital Expenditures	$51,845	$259,287	$356,300		$129,146	$0.25
Net Cash Flow	$6,308,294	$6,506,187	$6,031,710		$7,034,965	$13.62
Occupancy %	93.9%	92.8%	98.1%		95.6%
NOI DSCR	1.61x	1.63x	1.60x		1.72x
NCF DSCR	1.49x	1.53x	1.42x		1.66x
NOI Debt Yield	11.0%	11.1%	10.9%		11.7%
NCF Debt Yield	10.2%	10.5%	9.7%		11.3%

(1)
Historical and underwritten Gross Potential Rent is net of vacancy. Underwritten Gross Potential Rent includes base rent, and $594,158 of percentage rent. In addition, $246,349 in rent steps are underwritten. $152,625 of the underwritten rent steps relate to the Brighton Whole Foods Property, where the Whole Foods tenant has a rent step to $27.68 PSF on July 1, 2016. Also, the Medford Property gained a new Aldi Supermarket lease in June, 2011.

(2)	2011 expenses were impacted by higher than normal snow removal costs and increased Massachusetts real estate taxes. Snow removal is underwritten as an average of the past four years.

Escrows and Reserves.  The GPB Portfolio 1 Borrower deposited $195,210 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The GPB Portfolio 1 Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the GPB Portfolio 1 Borrower maintains insurance under an acceptable blanket insurance policy). The GPB Portfolio 1 Borrower is also required to make monthly deposits of $6,500 for replacement reserves and $15,166 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve exceeds $159,470 or in the TI/LC reserve exceeds $372,096. The GPB Portfolio 1 Borrower deposited $237,050 in escrow for deferred maintenance at loan origination.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	GPB Portfolio 1

Lockbox and Cash Management. A hard lockbox is in place with respect to the GPB Portfolio 1 Mortgage Loan. The GPB Portfolio 1 Mortgage Loan has in place cash management. Funds in the lockbox account are allocated to debt service payments and required deposits to the reserves as described above under “—Escrows and Reserves” and applied on each monthly payment date to make such payments and deposits. Once the funds in the lockbox account are equal to the amount required to be paid or deposited on the next monthly payment date, the excess is swept daily to an account designated by the GPB Portfolio 1 Borrower, provided that, notwithstanding the foregoing, during the continuance of a Trigger Period all excess cash with respect to the GPB Portfolio 1 Mortgage Loan is held by the mortgagee as additional security for the GPB Portfolio 1 Mortgage Loan during a Trigger Period. A “Trigger Period” will commence upon the occurrence of an event of default or on the date on which the actual debt service coverage ratio (tested as of the end of each calendar quarter) is less than 1.15x for the immediately preceding twelve month period, and will end on the date when such event of default has been cured or waived in writing or when the actual debt service coverage ratio (tested as of the end of each calendar quarter) is and shall have been for the immediately preceding two consecutive calendar quarters equal to or greater than 1.20x.

Property Management. The GPB Portfolio 1 Property is managed by The Wilder Companies, Ltd., a Boston-based national real estate development, management and leasing firm.

Mezzanine Loan and Preferred Equity.  Future mezzanine financing is permitted subject to various conditions including, but not limited to: (i) no event of default exists, (ii) the principal amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 70% or an aggregate actual debt service coverage ratio less than 1.10x, (iii) the collateral for the mezzanine loan includes only pledges of direct or indirect equity interests in the GPB Portfolio 1 Borrower and any mezzanine accounts and not any portion of the GPB Portfolio 1 Property, (iv) the mezzanine lender shall be a “permitted mezzanine lender” as defined in the loan documents for the GPB Portfolio 1 Mortgage Loan and enters into an intercreditor agreement reasonably acceptable to the lender under the GPB Portfolio 1 Mortgage Loan, (v) if such loan bears interest at a floating rate, the mezzanine loan borrower is required to maintain during the term thereof an interest rate cap which causes the actual debt service coverage ratio immediately following closing to be not less than 1.10x and (vi) the documentation, legal opinions, organizational documents and structure of the mezzanine loan shall be reasonably acceptable to the lender under the GPB Portfolio 1 Mortgage Loan and consistent with documents customarily delivered in connection with mezzanine loans secured by pledges of equity interests in borrowers obligated under mortgage loans included in a commercial mortgage-backed securitization.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Properties.  The GPB Portfolio 1 Borrower may release any of the GPB Portfolio 1 Properties from the lien of the GPB Portfolio 1 Mortgage Loan after two years from the securitization closing date and prior to June 7, 2021 through partial or total defeasance, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to, with respect to any partial defeasance: (i) delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount for the individual GPB Portfolio 1 Property being defeased, (ii) after giving effect to the partial defeasance, the actual debt service coverage ratio with respect to the undefeased portion of the GPB Portfolio 1 Mortgage Loan is not less than the actual debt service coverage ratio with respect to the GPB Portfolio 1 Mortgage Loan as of loan origination (which the parties agreed was 1.63x) and (iii) with respect to each GPB Portfolio 1 Property that is not nor has been subject to a partial defeasance, the applicable anchor tenants as defined in the loan documents (or any successors under leases approved under the loan documents or as otherwise permitted pursuant to the loan documents) remain in occupancy, paying rent and not in default at such GPB Portfolio 1 Property.

Terrorism Insurance.  Generally, the GPB Portfolio 1 Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the GPB Portfolio 1 Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Midtown Square Shopping Center

Mortgage Loan No. 9 – Midtown Square Shopping Center

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Midtown Square Shopping Center

Mortgage Loan No. 9 – Midtown Square Shopping Center

FUTURE
TRANSIT
CENTER
PETCO
FAMOUS
FOOTWEAR
MICHAEL'S
OLD
NAVY
Kroger
KOHL'S
(NOT PART OF THE COLLATERAL)
DUNHAM
TARGET
(NOT PART OF THE COLLATERAL)
THE HOME DEPOT
(NOT PART OF THE COLLATERAL)
RETAIL
RETAIL

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Midtown Square Shopping Center

Mortgage Loan No. 9 – Midtown Square Shopping Center

Panera
BREAD
GameStop
power to the players
beautyfirst
FIVE GUYS
BURGERS and FRIES
FedEx
Medical
Weight Loss
Sprint
GNC
LIVE WELL
BAJA FRESH
MEXICAN GRILL
Demetrios

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Midtown Square Shopping Center

Mortgage Loan No. 9 – Midtown Square Shopping Center

Midtown Square Shopping Center
1221 Coolidge Highway
Troy, MI 48084
Auburn Hills
Waterford
Pontiac
Rochester Hills
Oakland University
Troy
Sterling Heights
West Bloomfield
Bloomfield Hills
Bloomfield Township
OAKLAND COUNTY
Birmingham
Oakland/Troy Airport
Clawson
Bingham Farms
Beverly Hills
Franklin
Madison Heights
Royal Oak
Berkley
Lathrup Village
MACOMB COUNTY
Warren
Huntington Woods
Southfield
Farmington Hills
Pleasant Ridge
Ferndale
Oak Park
Hazel Park
Redford
WAYNE COUNTY
Livonia
Detroit
Chrysler Frwy
Walter P. Reuther Frwy
Reuther Frwy
John C. Lodge Frwy
Woodward Ave
Coolidge Hwy
Big Beaver Rd
Maple Rd
14 Mile Rd
Long Lake Rd
Square Lake Rd
Somerset Collection
Oakland Mall
Walsh College

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Midtown Square Shopping Center

Mortgage Loan No. 9 – Midtown Square Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	1221 Coolidge Hwy Troy, MI 48084
Original Balance:	$35,000,000			General Property Type:	Retail
Cut-off Date Balance:	$34,956,343			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.2%			Net Rentable Area:	193,301 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$181
Borrower Name(s):	Grand/Sakwa New Holland Shopping Center, L.L.C.			Balloon/ARD Balance Per Unit/SF:	$152
Sponsor:	Grand-Sakwa Properties			Year Built / Year Renovated:	2001 / NAP
Mortgage Rate:	5.500%			Title Vesting:	Fee
Note Date:	1/20/2012			Property Manager:	Grand/Sakwa Management LLC
First Payment Date:	3/10/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	2/10/2022			UW Revenues:	$4,926,846
IO Period:	None			UW Expenses:	$1,437,174
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,489,673
Seasoning:	1 month			UW NCF:	$3,288,913
Original Amortization Term:	360 months			UW NOI DSCR:	1.46x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.38x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (25); DEF (88), O (7)			UW NCF Debt Yield:	9.4%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	11.2%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,756,573 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$3,854,864 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$3,778,753 (12/31/2009)
Reserves				Appraised Value:	$47,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	12/18/2011
Tax Reserve:	$104,737	$13,244	NAP	Cut-off Date LTV Ratio:	73.6%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	61.7%
Replacement Reserve:	$0	$3,061	$58,000	Occupancy Rate:	100.0% (1/3/2012)
TI/LC Reserve:	$0	$12,100	$750,000	2nd Most Recent Occupancy:	100.0% (12/8/2011)
				3rd Most Recent Occupancy:	100.0% (12/20/2010)

The Midtown Square Shopping Center Mortgage Loan.

The Mortgage Loan. The ninth largest loan (the “Midtown Square Shopping Center Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $35,000,000, and is secured by a first priority fee mortgage encumbering the retail property  known as Midtown Square Shopping Center in Troy, Michigan (the “Midtown Square Shopping Center Property”). The Midtown Square Shopping Center Mortgage Loan refinanced and paid off the previous loan secured by the Midtown Square Shopping Center Property, which was included in the MSDWC 2002-TOP7 CMBS transaction.

The Midtown Square Shopping Center Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months. The Midtown Square Shopping Center Mortgage Loan requires payments of principal and interest for its entire term, with a scheduled maturity date of February 10, 2022. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Midtown Square Shopping Center Mortgage Loan is open to prepayment at par during the final 6 months of the loan term.

The Borrower and Sponsor.  The borrower is Grand/Sakwa New Holland Shopping Center, L.L.C., a Delaware limited liability company with one independent director (the “Midtown Square Shopping Center Borrower”). The Midtown Square Shopping Center Mortgage Loan sponsor is Grand/Sakwa Properties, LLC (“Grand/Sakwa Properties”) and the nonrecourse carve-out guarantor is Stephen Grand.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Midtown Square Shopping Center

Grand/Sakwa Properties was founded in 1989 by Stephen M. Grand and Gary Sakwa, and is based in Farmington Hills, Michigan. The company owns and/or manages 25 properties in four states, most of which are located in Michigan. Grand/Sakwa Management LLC, a sponsor affiliate, provides asset and property management services for over six million square feet of retail, office, and mixed-use properties, including those developed and/or acquired by Grand/Sakwa Properties, as well as on behalf of third-party owners.

The Mortgaged Property. The Midtown Square Shopping Center Property was constructed in 2001 and leased in 2001-2002. The property is anchored by a Kroger grocery store. Shadow anchors, which are not collateral for the Midtown Square Shopping Center Mortgage Loan, but which are owned by affiliates of the Midtown Square Shopping Center Borrower and are a part of the shopping center, include Kohl’s, Home Depot, and Target. Other major tenants at the Midtown Square Shopping Center Property include Dunham’s Sports, Michaels, Old Navy and Petco. The anchor and major tenants have all been at the property since the 2001-2002 opening. The Kroger anchor store was originally a Farmer Jack.

The Midtown Square Shopping Center Property is part of a larger development that includes the shadow anchors listed above and 285 townhome condominium units, which were sold between 2002 and 2005. Between 1949 and 1999, a portion of the Midtown Square Shopping Center Property site was utilized as the Ford New Holland Tractor Plant, which operated as a research and development facility. All areas of the Midtown Square Shopping Center Property and the associated off-site portions have been remediated to meet applicable “Part 201 Cleanup Criteria”. On April 28, 2010, the responsible party, CNH America, LLC, executed a Limited Commercial Remedial Action Agreement with the Michigan Department of Natural Resources and Environment, achieving “Case Closure” status. An Operations and Maintenance Plan was prepared for CNH America, LLC, to effectively maintain the engineering controls installed at the Midtown Square Shopping Center Property and other portions of the former New Holland facility.

Anchor and Major Tenants.

Kroger (58,505 SF, 30.3% of NRA, 27.3% of underwritten base rent). The Kroger Co. of Michigan leases 58,505 SF of space from the Midtown Square Shopping Center Borrower. The lease began on September 12, 2001 and the original tenant was Borman’s Inc., which did business at the Midtown Square Shopping Center Property as “Farmer Jack”. The current term expires on September 30, 2021 and the lease has one, ten-year and four, five-year lease extension options. On June 28, 2007, the lease was assigned to and assumed by Kroger. The Kroger Co. (NYSE: KR) operates 2,439 supermarkets and multi-department stores in 31 states under two dozen local banner names. The company also operates 796 convenience stores, 363 jewelry stores, 1,067 supermarket fuel centers and 40 food processing plants in the U.S. The company reported 2010 sales of $82.0 billion and net earnings of $1.1 billion. Kroger is currently rated BBB by Fitch, Baa2 by Moody’s, and BBB by S&P. The tenant does not report sales at this location.

Dunham’s Sports (24,026 SF, 12.4% of NRA, 10.6% of underwritten base rent). Dunham’s Athleisure Corporation leases 24,026 SF of space from the Midtown Square Shopping Center Borrower. The lease began on June 8, 2001. The current term expires on January 31, 2017 and the lease has two, five-year lease extension options. Dunham’s Athleisure Corporation is a private company that operates approximately 160 sporting goods stores in 12 states. The company was founded in Waterford, MI in 1937. Dunham’s reported sales of $132 PSF for the trailing-twelve month period ending November 1, 2011.

Michaels (23,975 SF, 12.4% of NRA, 10.6% of underwritten base rent). Michaels Stores, Inc. leases 23,975 SF of space from the Midtown Square Shopping Center Borrower. The lease began on February 3, 2002. The current term expires on February 28, 2017 and the lease has two, five-year lease extension options. Michaels Stores, Inc., together with its subsidiaries, is the largest arts and crafts specialty retailer in North America. The company was founded in 1983 and, as of November 16, 2011, operated 1,064 retail stores in 49 states and Canada, and 135 Aaron Brothers stores in nine states. As of March 21, 2011, approximately 93% of the company’s outstanding common stock was owned by an entity controlled by Bain Capital Partners, LLC and The Blackstone Group. The company’s common stock is no longer publicly traded. The company reported 2010 sales of $4.031 billion and gross profit of $1.564 billion. The tenant does not report sales at this location.

Old Navy (21,744 SF, 11.2% of NRA, 10.6% of underwritten base rent). Old Navy leases 21,744 SF of space from the Midtown Square Shopping Center Borrower. The lease began on September 18, 2001. The original term expired on September 30, 2006 and the tenant exercised an option to extend the lease term for five years until September 30, 2011. The tenant then exercised a second five-year lease extension option to September 30, 2016. The lease has one additional five-year extension option remaining. Old Navy is a subsidiary of Gap Inc. (NYSE: GPS) and, as of the January 28, 2012, the end of its 2011 fiscal year, operated 1,016 Old Navy clothing stores in North America. Gap Inc. reported 2011 net sales of $14.5 billion and net income of $833 million. Gap Inc., is currently rated BBB- by Fitch, Baa3 by Moody’s and BB+ by S&P. Old Navy reported sales of $265 PSF for the trailing-twelve month period ending November 1, 2011.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Midtown Square Shopping Center

The following table sets forth further information regarding tenants at the Midtown Square Shopping Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration	TTM October 2011 Sales PSF
Tenants
Kroger	BBB/Baa2/BBB	58,505	30%	$1,050,000	27%	$17.95	9/30/2021	NAV
Dunham’s Sports	NR/NR/NR	24.026	12%	$408,442	11%	$17.00	1/31/2017	$132
Michaels	NR/NR/NR	23,975	12%	$407,575	11%	$17.00	2/28/2017	NAV
Old Navy	BBB-/Baa3/BB+	21,744	11%	$407,684	11%	$18.75	9/30/2016	$265
Petco	NR/Caa1/B	15,619	8%	$281,142	7%	$18.00	1/31/2017	NAV
Subtotal / Wtd. Avg.		143,869	74%	$2,554,843	66%	$17.76

Other Tenants		49,432	26%	$1,296,124	34%	$26.22	Various
Vacant Space		0	0%	$0	0%	$0.00
Total / Wtd. Avg.		193,301	100%	$3,850,967	100%	$19.92

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover at the Midtown Square Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2012	2	13,261	$28.27	7%	7%	$374,863	10%	10%
2013	1	3,496	$30.00	2%	9%	$104,880	3%	12%
2014	2	5,223	$28.61	3%	11%	$149,432	4%	16%
2015	1	1,444	$27.00	1%	12%	$38,988	1%	17%
2016	3	33,098	$19.49	17%	29%	$645,186	17%	34%
2017	6	74,975	$18.54	39%	68%	$1,390,298	36%	70%
2018	0	0	$0.00	0%	68%	$0	0%	70%
2019	1	3,299	$29.50	2%	70%	$97,320	3%	73%
2020	0	0	$0.00	0%	70%	$0	0%	73%
2021	1	58,505	$17.95	30%	100%	$1,050,000	27%	100%
2022 & Beyond	0	0	$0.00	0%	100%	$0	0%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total / Wtd. Avg.	17	193,301	$19.92	100%		$3,850,967	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

The Market. The Midtown Square Shopping Center Property is located in Troy, Michigan, approximately 16 miles northwest of the Detroit CBD, within the South Oakland submarket. Estimated population within a five-mile radius is approximately 240,705 and 98,230 within three miles. The sub-market retail vacancy is approximately 11.4% and the rental comparables vacancy rate is 13.0%. Average asking rental rates were $19.35 PSF during the third quarter of 2011. Downtown Birmingham Michigan is approximately 1 mile west of the property. Estimated average household income within a 5-mile radius is $91,583.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Midtown Square Shopping Center

The following table sets forth certain information regarding competitive anchored retail properties in the vicinity of the Midtown Square Shopping Center Property.

Competitive Property Summary
Property	Year Built	Total GLA	Recent Leases	Range of Recent Rents PSF	Occ.
Canton Corners, 42405-42871 Ford Road, Canton Township MI	1988	196,587	AT&T, Game Stop, Scottrade, Inc., Sweet Treats	$25.00 - $30.72	88%
Fairlane Green – Phase II, 3121 Fairlane Blvd., Allen Park MI	2006	118,950	Catherine, Potbelly, Best Buy, LA Fitness	$15.50 - $30.00	95%
Kroger Center, 715 East Maple Road, Birmingham MI	2002	10,096(1)	Qdoba, Duru’s Custom Shirts	$25.01 - $33.00	70%(2)
Adams Market Place, 2520 South Adams Rd., Rochester Hills MI	2009	100,161	Radio Shack, Burn Fitness, Marshall’s	$8.60 - $18.00	54%(3)
Hampton Village Centre, 2627-2951 South Rochester Rd., Rochester Hills MI	1990	459,289	Ulta, Tuesday Morning, DSW Warehouse, TJ Maxx	$5.01 - $20.41	93%
Woodhaven Commons, 19001 West Road, Woodhaven MI	1974	268,495	Ulta Salon	$21.50	85%

Source: Appraisal

(1)	Kroger is a shadow anchor and is not included in the subject GLA.

(2)	The property recently lost one tenant.

(3)	The property is in lease-up.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Midtown Square Shopping Center Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW PSF
Gross Potential Rent(1)	$3,789,282	$3,777,086	$3,775,842	$3,850,967	$19.92
Total Reimbursements	$1,150,133	$1,152,916	$1,077,588	$1,312,000	$6.79
Other Income(2)	$38,773	$40,577	$51,855	$45,000	$0.23
Less Vacancy & Credit Loss	$0	$0	$0	($281,121)	($1.45)
Effective Gross Income	$4,978,188	$4,970,579	$4,905,285	$4,926,846	$25.49
Total Expenses	$1,199,435	$1,115,715	$1,148,712	$1,437,174	$7.43
Net Operating Income	$3,778,753	$3,854,864	$3,756,573	$3,489,673	$18.05
TI/LC	$0	$0	$0	$163,127	$0.84
Capital Expenditures	$0	$0	$0	$37,633	$0.19
Net Cash Flow	$3,778,753	$3,854,864	$3,756,573	$3,288,913	$17.01
Occupancy %	98.0%	100%	100%	92.7%
NOI DSCR	1.58x	1.62x	1.58x	1.46x
NCF DSCR	1.58x	1.62x	1.58x	1.38x
NOI Debt Yield	10.8%	11.0%	10.7%	10.0%
NCF Debt Yield	10.8%	11.0%	10.7%	9.4%

(1)	Historical Gross Potential Rent is net of vacancy. Underwritten Gross Potential Rent is net of approximately $85,280 in downward adjustments to rents deemed materially above market levels.

(2)	Other Income is comprised entirely of percentage rent payments.

Escrows and Reserves.  The Midtown Square Shopping Center Borrower deposited $104,737 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly. The Midtown Square Shopping Center Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the Midtown Square Shopping Center Borrower maintains insurance under an acceptable blanket insurance policy). The Midtown Square Shopping Center Borrower is also required to make monthly deposits of $3,061 for replacement reserves and $12,100 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve exceeds $58,000 or in the TI/LC reserve exceeds $750,000.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Midtown Square Shopping Center Mortgage Loan. The Midtown Square Shopping Center Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced and is continuing, funds in the lockbox account are swept daily to an account designated by the Midtown Square Shopping Center Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Midtown Square Shopping Center Mortgage Loan and to fund the required reserves deposits as

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Midtown Square Shopping Center

described above under “—Escrows and Reserves”, with any excess (net of profits from payments made by tenants attributable to electric resale at the Property as determined by lender which amounts will be disbursed to Midtown Square Shopping Center Borrower) being held by the mortgagee as additional security for the Midtown Square Shopping Center Mortgage Loan). A “Cash Sweep Period” will (i) commence upon (a) the occurrence and continuance of an event of default, (b) the date on which the debt service coverage ratio is less than 1.10x for six consecutive calendar months, or (c) the date which is twelve months prior to the expiration of the lease agreement dated August 16, 2000 made between the Midtown Square Shopping Center Borrower, as landlord, and Borman’s Inc., as tenant, and assigned to The Kroger Co. of Michigan (“Kroger”) on June 28, 2007, as amended (the “Kroger Lease”), unless either (1) Kroger has not notified the Midtown Square Shopping Center Borrower that it does not elect to renew the Kroger Lease for a term expiring not earlier than September 30, 2031 or (2) Kroger has entered into a renewal of the Kroger Lease expiring not earlier than September 30, 2026 and the debt service coverage ratio is not less than 1.25:1.0, and (ii) end on the date when (a) no event of default has occurred and is continuing, (b) the debt service coverage ratio is and shall have been for the immediately preceding three consecutive calendar months equal to or greater than 1.10x, or (c) either (1) Kroger has renewed the Kroger Lease for a term expiring not earlier than September 30, 2031, (2) Kroger has entered into a renewal of the Kroger Lease with a term not expiring earlier than September 30, 2026 and the debt service coverage ratio is not less than 1.25 to 1.0, (3) all or a portion of the Kroger lease space has been re-let to one or more Kroger replacement tenants and the debt service coverage ratio is not less than 1.25 to 1.0 or (4) the Midtown Square Shopping Center Borrower has delivered to mortgagee a letter of credit in a face amount equal to twelve months of excess cash flow, provided, however, that in no event shall the face amount of such letter of credit be less than $1,500,000.

Property Management. The Midtown Square Shopping Center Property is managed by Grand/Sakwa Management LLC, an affiliate of the Midtown Square Shopping Center Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  Generally, the Midtown Square Shopping Center Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Midtown Square Shopping Center Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	United HealthCare Services

Mortgage Loan No. 10 – United HealthCare Services

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	United HealthCare Services

Mortgage Loan No. 10 – United HealthCare Services

United HealthCare Services
13625 & 13675 Technology Drive
Eden Prairie, MN 55344
Golden Valley
St. Louis Park
Minneapolis
Hopkins
Minnetonka
Edina
HENNEPIN COUNTY
Eden Prairie
Chanhassen
Bloomington
Shakopee
SCOTT COUNTY
Savage
Burnsville
CARVER COUNTY
Flying Cloud Airport
Minnesota River
Staring Lake
Bryant Lake
Lake Riley
Rice Lake
Grass Lake
Blue Lake
Fisher Lake
Eden Prairie Center
Southdale Center
Galleria Edina
Fairview Southdale Hospital
Methodist Hospital
Knollwood Mall
Hennepin Technical College
Normandale Community College
Valleyfair Amusement Park
Canterbury Park
James W. Wilkie Regional Park
Hyland-Bush Lakes Park
Anderson Lakes Park Reserve
Minneapolis-St. Paul Intl. Airport 8 miles
Excelsior Blvd
Townline Rd
Arboretum Blvd
Pioneer Trail
Flying Cloud Dr
Anderson Lakes Pkwy
Mitchell Rd
W. 70th St
W. 84th St
W. 98th St
Dewey Hill Rd
Coon Rapids
Maple Grove
Brooklyn Park
Blaine
Plymouth
Golden Valley
St. Paul
Woodbury
Eagan
Apple Valley
Burnsville
Eden Prairie
Bloomington
Minnetonka
Edina

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	United HealthCare Services

Mortgage Loan No. 10 – United HealthCare Services

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	13625 & 13675 Technology Drive Eden Prairie, MN 55344
Original Balance:	$32,500,000			General Property Type:	Office
Cut-off Date Balance:	$32,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.0%			Net Rentable Area:	473,325 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$69
Borrower Name(s):	AGNL Health, L.L.C.			Balloon/ARD Balance Per Unit/SF:	$63
Sponsor:	AG Net Lease II Corp.			Year Built / Year Renovated:	2001 / 2011
Mortgage Rate:	4.857%			Title Vesting:	Fee
Note Date:	2/29/2012			Property Manager:	Borrower/Owner Managed
First Payment Date:	4/1/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/1/2022			UW Revenues:	$3,326,004
IO Period:	60 months			UW Expenses:	$66,520
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,259,484
Seasoning:	0 months			UW NCF:	$3,141,153
Original Amortization Term:	360 months			UW NOI DSCR:	1.58x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.53x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NCF Debt Yield:	9.7%
Lockbox/Cash Management:	Hard / In-Place			UW NCF Debt Yield at Maturity:	10.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	NAP
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	NAP
Mezzanine Debt:	Future Mezzanine			Third Most Recent NOI (As of):	NAP
Reserves				Appraised Value:	$50,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/26/2012
Tax Reserve(1):	$0	Springing	NAP	Cut-off Date LTV Ratio:	65.0%
Insurance Reserve(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	59.9%
Replacement Reserve(1):	$0	Springing	NAP	Occupancy Rate:	100.0% (3/1/2012)
TI/LC Reserve:	$0	$0	NAP	2nd Most Recent Occupancy:	NAP
				3rd Most Recent Occupancy:	NAP

(1)	The United HealthCare Services tenant pays taxes and insurance directly and is responsible for maintenance and repairs, see “—Escrows and Reserves” below.

The United HealthCare Services Mortgage Loan.

The Mortgage Loan.  The tenth largest mortgage loan (the “United HealthCare Services Mortgage Loan”) is an acquisition loan evidenced by a note in the original principal amount of $32,500,000 and is secured by a first priority fee mortgage encumbering a suburban office property known as United HealthCare Services (the “United HealthCare Services Property”). The United HealthCare Services Mortgage Loan was originated on February 29, 2012 by or on behalf of Bank of America, National Association.

The United HealthCare Services Mortgage Loan had an initial term of 120 months and has a remaining term of 120 months. The United HealthCare Services Mortgage Loan requires payments of interest only for the first 60 months of its term and principal and interest thereafter for the remainder of its term based on a 30-year amortization schedule. The scheduled maturity date is March 1, 2022. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The United HealthCare Services Mortgage Loan is open to prepayment at par during the final 4 months of the loan term.

The Borrower and the Sponsor.  The borrower is AGNL Health, L.L.C., a single-purpose Delaware limited liability company with at least one independent director (the “United HealthCare Services Borrower”). The United HealthCare Services Borrower is owned 100% by AG Net Lease II Corp., the borrower principal and non-recourse guarantor of the United HealthCare Services Mortgage Loan. Equity ownership in AG Net Lease II Corp. is held by AG Net Lease Realty Fund II, L.P. (91%), the sponsor, and Net Lease Realty Fund (SO), L.P.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	United HealthCare Services

AG Net Lease II Corp. is an affiliate of Angelo Gordon & Co., a privately held registered investment advisor dedicated to alternative investing. Angelo Gordon & Co. was founded in 1988 and currently manages approximately $22 billion. Angelo Gordon & Co. has acquired over $13.0 billion in real estate assets since 1993.

The Mortgaged Property. The United HealthCare Services Property is class “A” suburban office campus consisting of three, three-story office building containing 473,325 SF located in Eden Prairie, Minnesota. The United HealthCare Services Property is located at 13625 & 13675 Technology Drive and is bounded by State Highway 5 to the north, U.S. Highway 169 to the east, Flying Cloud Drive and Pioneer Trail to the south and Eden Prairie Road to the west. The United HealthCare Services sponsor purchased the United HealthCare Services Property in a sale/leaseback transaction in December 2011 for approximately $50 million. The United HealthCare Services Property contains 1,147 parking spaces in a four-level parking ramp as well as an additional 54 surface parking spaces for an overall parking ration of 2.54 spaces per 1,000 square feet of net rentable area. The United HealthCare Services Property, which was built in 2001 and renovated in 2011, is currently 100% leased by United HealthCare Services, Inc.

Sole Tenant.

United HealthCare Services, Inc. (473,325 SF, 100.0% NRA, 100.0 of underwritten base rent).  United HealthCare Services, Inc. (“United HealthCare Services”) leases 100.0% of the 473,325 SF at the United HealthCare Services Property under a 12-year, triple-net (NNN) lease expiring on December 12, 2023 with five, three-year renewal options. The lease provides for a rental rate of $6.60 PSF with 2.5% annual rent increases. Wells Fargo Bank, N.A. currently subleases 111,763 (23.6% of NRA) under a lease expiring October 12, 2015 with one, five-year renewal option. United HealthCare Services intends to occupy this space when it becomes available and income from this sublease was not included in the underwriting for the United HealthCare Services Mortgage Loan.

United HealthCare Services is a wholly owned subsidiary of UnitedHealth Group Incorporated (NYSE: UNH). UnitedHealth Group Incorporated is a leading healthcare company providing comprehensive healthcare services through six segments, including: UnitedHealthcare Employer & Individual, UnitedHealthcare Medicare & Retirement, UnitedHealthcare Community & State, OptumHealth, Optumsight and OptumRx, to over 75 million people worldwide. The United HealthCare Services Property will serve as the headquarters for the Optum business line, which through a combination of the three Optum segments forms a leading information and technology-enabled health services business that through its 30,000 combined workforce, serves the entire health ecosystem, including nearly 250,000 health professionals and physician practices, 6,200 hospitals and facilities, more than 270 state and federal government agencies, over 2,000 health plans, two of every five Fortune 500 employers, more than 400 global life sciences companies and one in every five U.S. consumers. As of the year ended December 31 2011, UnitedHealth Group Incorporated reported revenue of approximately $101.9 billion and net income of approximately $5.1 billion. UnitedHealth Group Incorporated is rated “A-” by Fitch, “A3” by Moody’s and “A-” by S&P.

The following table presents certain information relating to the tenant at the United HealthCare Services Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration
United HealthCare Services, Inc.	A-/A3/A-	473,325	100%	$3,501,057	100%	$7.40	12/12/2023
Total / Wtd. Avg.		473,325	100%	$3,501,057	100%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The Market.  The United HealthCare Services Property is located in Eden Prairie south of State Highway 5 and west of U.S. Highway 169 approximately 16 miles southwest of the Minneapolis central business district in the Minneapolis-St. Paul-St. Cloud, MN-WI statistical area (also known as the “Twin Cities”).

The 2011 population of Twin Cities region was approximately 3.2 million and has grown at a rate of 1.0% over the past 10 years. Through 2015, population in the Twin Cities is expected to outpace the U.S. average and grow at an annual average rate of 1.1%. For the five-year period ending in 2010, the annual average unemployment rate for the Twin Cities was 5.7%, below the U.S. average of 6.8%. As of 2010, the average household income in the Twin Cities was $83,246. As of 2011, the estimated population within a one-, three- and five-mile radius of the United HealthCare Services Property was approximately 9,818, 55,765 and 138,189 respectively. As of 2011, the estimated average household income within a one-, three- and five-mile radius of the United HealthCare Services Property was approximately $87,314, $114,592 and $113,379, respectively.

Employment in the Twin Cities is concentrated in trade, transportation and utilities, education and health services, professional and business services and the government sector, representing 18.2%, 16.0%, 15.2% and 13.6%, respectively. The Twin Cities is home to eighteen of the nation’s Fortune 500 corporations, including: United Health Group, Target Corporation, Best Buy, Travelers Cos., 3M Corporation, U.S. Bancorp, Northwest Airlines, General Mills and Medtronic. The largest employers in the Twins Cities are Target Corporation (27,756 employees), Allina Health System (23,653 employees), Wells Fargo & Company (20,884 employees), Fairview Health System (20,148 employees), University of Minnesota (18,470 employees) and 3M Corporation (16,500 employees).

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	United HealthCare Services

The appraiser analyzed rent comparables ranging from 66,199 SF to 337,000 SF with net rental rates ranging from $6.00 PSF to $14.00 PSF and concluded an average market rental rate of $11.00 PSF. Six office rent comparables to the United HealthCare Services Property are shown in the table below:

Competitive Property Summary
Property	Address	City	State	Tenant Name	NRSF	Rent PSF	Lease Type
Meridian Crossings	One & Two Meridian Crossings	Richfield	MN	U.S. Bancorp	337,000	$13.00	Net
5995 Opus Parkway	5995 Opus Parkway	Minnetonka	MN	G&K	95,000	$11.25	Net
10350 Bren Road West	10350 Bren Road West	Minnetonka	MN	Digital River	132,000	$6.00	Net
One Southwest Crossing	11095 Viking Drive	Eden Prairie	MN	Cigna	211,105	$12.00	Net
Crosstown Centre	10050 Crosstown Circle	Eden Prairie	MN	Vacant	95,194	$14.00	Net
7500 Flying Cloud Drive	7500 Flying Cloud Drive	Eden Prairie	MN	Vacant	66,199	$14.00	Net

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the United HealthCare Services Property:

Cash Flow Analysis
	UW	UW PSF
Gross Potential Rent	$3,501,057	$7.40
Total Reimbursements	$0	$0.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($175,053)	($0.37)
Effective Gross Income	$3,326,004	$7.03
Total Operating Expenses	$66,520	$0.14
Net Operating Income	$3,259,484	$6.89
TI/LC	$0	$0.00
Capital Expenditures	$118,331	$0.25
Net Cash Flow	$3,141,153	$6.64

Occupancy %	95.0%
NOI DSCR	1.58x
NCF DSCR	1.53x
NOI Debt Yield	10.0%
NCF Debt Yield	9.7%
Average Annual Rent PSF	$7.40

Escrows and Reserves.  The United HealthCare Services Borrower is required under the terms of its lease to pay all taxes and insurance directly in connection with the United HealthCare Services Property. If the United HealthCare Services Borrower does not provide evidence to the lender that all taxes in connection with the United HealthCare Services Property have been paid and that an insurance policy is in place acceptable to the lender, escrows of 1/12 of the estimated taxes and insurance premium monthly will be required. In addition, provided no event of default, the United HealthCare Services Borrower will not be required to make monthly escrow deposits for capital expenditures so long as the United HealthCare Services Property is being maintained pursuant to the terms of its lease.

Lockbox and Cash Management. A hard lockbox is in place with respect to the United HealthCare Services Mortgage Loan. The United HealthCare Services Mortgage Loan has in place cash management. Funds in the lockbox account are swept daily to the cash management account and applied on each monthly payment date to pay debt service on the United HealthCare Services Mortgage Loan and to fund the required reserves deposits as described under “—Escrows and Reserves”, with any excess being remitted to the United HealthCare Services Borrower until the occurrence of a Cash Sweep Period, during which time any excess cash is held by the mortgagee as additional security for the United HealthCare Services Mortgage Loan. A “Cash Sweep Period” will generally commence if the debt service coverage ratio for the immediately preceding six month period is less than 1.20x and ending on the date the debt service coverage ratio equals or exceeds 1.35x for the immediately preceding three month period.

Property Management. The United HealthCare Services Property is managed by the United HealthCare Services Borrower.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	United HealthCare Services

Mezzanine Loan and Preferred Equity.  At any time after a date that is five years after the closing date of the United HealthCare Services Mortgage Loan or in connection with a sale of the United HealthCare Services Property to an unaffiliated third party purchaser, the United HealthCare Services Mortgage Loan documents permit mezzanine debt subject to various conditions including: (i) the combined debt service coverage ratio for the United HealthCare Services Mortgage Loan and the mezzanine loan on the date the mezzanine debt is incurred is not less than 1.40x, (ii) the aggregate sum of the United HealthCare Services Mortgage Loan and the mezzanine debt does not exceed a loan-to-value ratio on the date the mezzanine debt is incurred of 65% and (iii) the United HealthCare Services Mortgage Loan and the mezzanine debt have a combined debt yield on the date the mezzanine debt is incurred of not less than 9.50%.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  The United HealthCare Services Borrower is required pursuant to the United HealthCare Services Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the United HealthCare Services Property, provided that the sole tenant (a) is permitted to self-insure (including for terrorism insurance) so long as its lease is in full force and effect and (b) currently self-insures (including for terrorism insurance). The current terrorism insurance was issued by an affiliate of the United HealthCare Services Borrower.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Southbrook and Baybrook Village Center

Mortgage Loan No. 11 – Southbrook and Baybrook Village Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	1453-1501 West Bay Area Boulevard Houston, TX 77598
Original Balance:	$31,140,000			General Property Type:	Retail
Cut-off Date Balance:	$30,995,567			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.8%			Net Rentable Area:	278,388 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$111
Borrower Name(s):	OWRF Baybrook LLC			Balloon/ARD Balance Per Unit/SF:	$95
Sponsor:	O’Connor Associates L.P.			Year Built / Year Renovated:	1991 / 2009
Mortgage Rate:	6.050%			Title Vesting:	Fee
Note Date:	9/12/2011			Property Manager:	Wulfe Management Services, Inc.
First Payment Date:	11/1/2011
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/1/2021			UW Revenues:	$5,092,364
IO Period:	None			UW Expenses:	$1,637,523
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,454,841
Seasoning:	5 months			UW NCF:	$3,185,388
Original Amortization Term:	360 months			UW NOI DSCR:	1.53x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.41x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	LO (29); DEF (84); O (7)			UW NCF Debt Yield:	10.3%
Lockbox/Cash Management:	Hard / In-Place			UW NCF Debt Yield at Maturity:	12.0%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,889,904 (T-7 7/31/2011 Ann.)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,935,040 (12/31/2010)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$2,659,335 (12/31/2009)
Reserves				Appraised Value:	$44,200,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	8/4/2011
Tax Reserve:	$598,000	$59,800	NAP	Cut-off Date LTV Ratio:	70.1%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	60.0%
Replacement Reserve:	$0	$3,480	NAP	Occupancy Rate:	97.4% (1/19/2012)
TI/LC Reserve:	$145,000	$12,144	$290,000	2nd Most Recent Occupancy:	81.3% (12/31/2010)
Other Reserve(1):	$1,400,000	$0	NAP	3rd Most Recent Occupancy:	81.3% (12/31/2009)

(1)	An upfront reserve is in place for leasing costs associated with the K&G space.

The Southbrook and Baybrook Village Center property is a 278,388 SF power shopping center located in Houston, Texas that is 97.4% occupied as of January 19, 2012 by 22 tenants. The Southbrook and Baybrook Village Center Property’s diverse group of tenants include: Toys“R”Us, Sports Authority, Jo-Ann Fabric, PetSmart, K&G and Ross Stores. The largest tenant, Toys“R”Us (16.5% of SF, 12.9% of annual underwritten rent), is on a ground lease expiring in January 2017, with three five-year renewal options. Sports Authority (12.8% of SF, 10.7% of annual underwritten rent) is on a lease expiring in January 2022 with four five-year renewal options, replacing the former tenant, Linens and Things. Jo-Ann Fabrics (10.7% of SF, 8.8% of annual underwritten rent) is on a lease expiring in January 2019 with four five-year renewal options. PetSmart (10.5% of SF, 9.0% of annual underwritten rent) is on a lease expiring in April 2018 with three five-year renewal options. The other two major tenants are K&G (9.9% of SF, 7.1% of annual underwritten rent) and Ross Stores (9.7% of SF, 6.2% of annual underwritten rent). K&G has a termination option tied to sales that gives the tenant the right to terminate the lease with 120 days prior written notice if during the period of June 1, 2011 to May 31, 2012 sales do not exceed $5 million. Approximately $51 PSF was escrowed at closing for tenant improvement and leasing commissions associated with the re-letting of this space should K&G exercise its termination option.

The Southbrook and Baybrook Village Center property is located along West Bay Area Boulevard, immediately west of Interstate Highway 45, in the Clear Lake submarket of Houston, and across the street from Baybrook Mall, the second ranked suburban mall in Houston as measured by sales. The population within a one-, three- and five-mile radius of the Southbrook and Baybrook Village Center property is 8,957, 77,827 and 184,316, respectively. The average household income within a one-, three- and five-mile radius of the Southbrook and Baybrook Village Center property is $51,920, $73,178 and $92,077, respectively.

The Southbrook and Baybrook Village Center sponsor is O’Connor Associates, L.P., an affiliate of O’Connor Capital Partners, a privately owned, independent real estate investment trust and development firm founded in 1983. O’Connor Capital Partners has acquired or developed more than $20 billion of property for investment funds, institutional clients and its own account. The Southbrook and Baybrook Village Borrower purchased the Southbrook and Baybrook Village Center property for approximately $42.9 million with the proceeds from the mortgage loan and a cash contribution of approximately $14.8 million.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Forest Hills Village

Mortgage Loan No. 12 – Forest Hills Village

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	BANA	Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR	Property Address:	7927 Forest Hills Road, Loves Park, IL 61111; 11701 North 2nd Street, Machesney Park, IL 61115
Original Balance:	$30,055,000	General Property Type:	Manufactured Housing
Cut-off Date Balance:	$30,055,000	Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	2.7%	Number of Units/SF:	963 Pads
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit/SF:	$31,210
Borrower Name(s):	Forest Hills Village MHC LLC	Balloon/ARD Balance Per Unit/SF:	$25,719
Sponsor:	Edward C. Zeman	Year Built / Year Renovated:	1974-2000/ NAP
Mortgage Rate:	4.990%	Title Vesting:	Fee
Note Date:	2/28/2012	Property Manager:	Mobile Management Co., Inc.
First Payment Date:	4/1/2012	Underwriting and Financial Information
Anticipated Repayment Date:	NAP	UW Revenues:	$4,157,359
Maturity Date:	3/1/2022	UW Expenses:	$1,355,837
IO Period:	None	UW NOI:	$2,801,522
Original Term to Maturity or ARD:	120 months	UW NCF:	$2,772,632
Seasoning:	0 months	UW NOI DSCR:	1.45x
Original Amortization Term:	360 months	UW NCF DSCR:	1.43x
Loan Amortization Type:	Amortizing	UW NOI Debt Yield:	9.3%
Interest Accrual Basis:	Actual/360	UW NCF Debt Yield:	9.2%
Prepayment Provisions:	LO (24); DEF (89); O (7)	UW NCF Debt Yield at Maturity:	11.2%
Lockbox/Cash Management:	Soft / Springing	Most Recent NOI (As of):	$2,701,231 (12/31/2011)
Pari Passu Mortgage Debt:	None	Second Most Recent NOI (As of):	$2,633,206 (12/31/2010)
Subordinate Mortgage Debt:	None	Third Most Recent NOI (As of):	$2,644,914 (12/31/2009)
Mezzanine Debt:	None	Appraised Value:	$41,130,000
Reserves	Appraisal As-of Date:	2/8/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	73.1%
Tax Reserve:	$221,647	$31,664	NAP	LTV Ratio at Maturity/ARD:	60.2%
Insurance Reserve:	$0	Springing	NAP	Occupancy Rate:	92.6% (2/9/2012)
Replacement Reserve:	$0	$2,408	NAP	2nd Most Recent Occupancy:	90.9% (12/31/2010)
3rd Most Recent Occupancy:	92.0% (12/31/2009)

The Forest Hills Village mortgaged property is comprised of two manufactured housing communities located three miles apart in Loves Park, Illinois (Forest Hills) and Machesney Park, Illinois (Forest View). Developed in phases between 1974 and 2000, Forest Hills is a 101-acre site with 633 pads for 510 single or double-wide sites and 123 double-wide sites. There are also 68 manufactured homes at Forest Hills, currently valuated at $2,890,347, which are a part of the collateral but have not been included in the appraised value. Developed in 1993, Forest View is a 146-acre site, with an additional 9.6 acres of surplus land zoned for manufactured housing, with 330 double-wide pad sites. The Forest Hills Village property was 92.6% occupied as of February 9, 2012 and has maintained a physical occupancy between 90.9 and 92.5% since 2007.

The Forest Hills Village property is located along the Rock River, approximately 80 miles northwest of Chicago, approximately 15 miles south of the Wisconsin border, and adjacent to the city of Rockford, Illinois. The Forest Hills Village property is in close proximity to Interstate 90, which provides direct access to Chicago, Illinois and Madison, Wisconsin. Major employers in the area include Rockford Health System, SwedishAmerican Health System, Wal-Mart Stores, Inc., Rockford Memorial Hospital and OSF Saint Anthony Medical Center. As of 2011, the estimated population within a one-, three- and five-mile radius of Forest Hills was approximately 8,980, 60,969 and 123,956, respectively, and the estimated average household income within a one-, three- and five-mile radius was approximately $53,030, $66,044 and $64,826, respectively. As of 2011, the estimated population within a one-, three- and five-mile radius of Forest View was approximately 3,086, 25,937 and 65,781, respectively, and the average household income within a one-, three- and five-mile radius was approximately $70,032, $70,579 and $67,706 respectively.

The Forest Hills Village sponsor, Edward C. Zeman, is the president of Zeman Homes & Neighborhoods, the eleventh largest manufactured home community owner/operator in the country. Zeman Homes & Neighborhoods provides residential and manufactured housing management and development services, and home financing and leasing services. Zeman Homes & Neighborhoods owns and operates 45 manufactured housing communities consisting of over 10,000 pad sites located in Illinois and Indiana.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Mattel Building

Mortgage Loan No. 13 – Mattel Building

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	2031 E. Mariposa Avenue El Segundo, CA 90245
Original Balance:	$29,500,000			General Property Type:	Office
Cut-off Date Balance:	$29,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.7%			Net Rentable Area:	192,000 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$154
Borrower Name(s):	AGNL Toys, L.P.			Balloon/ARD Balance Per Unit/SF:	$142
Sponsor:	AG Net Lease II Corp.			Year Built / Year Renovated:	1954 / NAP
Mortgage Rate:	4.900%			Title Vesting:	Fee
Note Date:	2/14/2012			Property Manager:	Tenant-Managed
First Payment Date:	4/10/2012
Anticipated Repayment Date:	3/10/2022			Underwriting and Financial Information
Maturity Date:	3/10/2042			UW Revenues(2):	$4,186,060
IO Period:	60 months			UW Expenses:	$720,760
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,465,300
Seasoning:	0 months			UW NCF:	$3,196,810
Original Amortization Term:	360 months			UW NOI DSCR:	1.84x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.70x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.7%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	10.8%
Lockbox/Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	11.7%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	NAV
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	NAV
Mezzanine Debt:	None			Third Most Recent NOI (As of):	NAV
Reserves				Appraised Value:	$45,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/19/2012
Tax Reserve(1):	$0	Springing	NAP	Cut-off Date LTV Ratio:	65.6%
Insurance Reserve(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	60.5%
Replacement Reserve(1):	$0	Springing	NAP	Occupancy Rate:	100.0% (12/31/2011)
TI/LC Reserve(1):	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2010)
				3rd Most Recent Occupancy:	100.0% (12/31/2009)

(1)
Monthly reserve collections are waived for taxes and insurance so long as there is no event of default under the loan or the lease, and the tenant is in occupancy and not in bankruptcy. Monthly reserve collections are waived for capital replacement costs, tenant improvements, and leasing commissions if the tenant maintains a minimum BB- credit rating or equivalent, and there is no event of default under the loan.  In addition, monthly reserve collections for capital replacement costs are waived because tenant is responsible for such costs pursuant to the lease.

(2)
UW Revenues reflect the average rental rate in place through the 10-year loan term, plus reimbursements. This equates to an underwritten base rent of $18.18 PSF. The current base rental rate is $16.13 PSF. The next scheduled base rent step is 5/1/2014 to $17.34 PSF. The final base rent step during the loan term is scheduled for 11/1/2021 to $21.54 PSF.

The Mattel Building property is a one-story, single-tenant office and research/development building, with a mezzanine component, containing 192,000 SF, located in El Segundo, California. The property was constructed in 1954 and has gone through periodic renovations. It currently serves as Mattel, Inc.’s global design facility, and has been occupied by the company since 1990. The tenant recently extended its lease expiration from 10/31/2016 to 10/31/2026. The property is located adjacent to Mattel’s global headquarters, and shuttles currently run between the two buildings every 15 minutes. Mattel, Inc. (NYSE: MAT), together with its subsidiaries, engages in the design, manufacture, and marketing of various toy products globally, including Barbie, Hot Wheels, WWE Wrestling, Fisher Price brands, and American Girl brands. The company is currently rated A- by Fitch, Baa1 by Moody’s, and BBB+ by S&P.

The Mattel Building property is located in the South Bay El Segundo office submarket, which, during the third quarter of 2011, had a reported 20.1% vacancy rate. The seven appraisal-provided rent comparables indicate NNN rents of $11.40 - $18.00 PSF.

The mortgage loan sponsor is an affiliate of Angelo, Gordon & Co., a privately held registered investment advisor founded in 1988. The company, which began investing in commercial real estate in 1993, has acquired over $13 billion of properties. The company maintains offices in New York, Los Angeles, Hong Kong, Seoul, Tokyo and Shanghai.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Sirata Beach Resort

Mortgage Loan No. 14 – Sirata Beach Resort

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):		NR/NR/NR		Property Address:	5300 - 5396 Gulf Boulevard St. Pete Beach, FL 33706
Original Balance:		$28,000,000		General Property Type:	Hospitality
Cut-off Date Balance:		$28,000,000		Detailed Property Type:	Full Service
% of Initial Pool Balance:		2.5%		Number of Units/SF:	382 Rooms
Loan Purpose:		Refinance		Cut-off Date Balance Per Unit/SF:	$73,298
Borrower Name(s):		Sirata Beach Resort LLC		Balloon/ARD Balance Per Unit/SF:	$66,236
Sponsor:		The Nicklaus Family		Year Built / Year Renovated:	1958 / Various
Mortgage Rate:		5.800%		Title Vesting:	Fee
Note Date:		2/13/2012		Property Manager:	Sirata Beach Resort, LLC
First Payment Date:		4/10/2012
Anticipated Repayment Date:		NAP		Underwriting and Financial Information
Maturity Date:		3/10/2017		UW Revenues:	$18,071,744
IO Period:		None		UW Expenses:	$13,472,581
Original Term to Maturity or ARD:		60 months		UW NOI(2):	$4,599,163
Seasoning:		0 months		UW NCF:	$3,876,293
Original Amortization Term:		300 months		UW NOI DSCR:	2.17x
Loan Amortization Type:		Amortizing		UW NCF DSCR:	1.83x
Interest Accrual Basis:		Actual/360		UW NOI Debt Yield:	16.4%
Prepayment Provisions:		YM1 (24); DEF/YM1 (32); O (4)		UW NCF Debt Yield:	13.8%
Lockbox/Cash Management:		Hard / Springing		UW NCF Debt Yield at Maturity:	15.3%
Pari Passu Mortgage Debt:		None		Most Recent NOI (As of):	$5,386,572 (12/31/2011)
Subordinate Mortgage Debt:		None		Second Most Recent NOI (As of):	$4,423,226 (12/31/2010)
Mezzanine Debt:		None		Third Most Recent NOI (As of):	$5,576,801 (12/31/2009)
Reserves				Appraised Value:	$58,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	2/1/2012
Tax Reserve:	$126,636	$31,659	NAP	Cut-off Date LTV Ratio:	48.3%
Insurance Reserve:	$55,624	$7,534	NAP	LTV Ratio at Maturity/ARD:	43.6%
FF&E Reserve(1):	$2,000,000	Springing	NAP	Occupancy Rate (As of):	73.0% (12/31/2011)
Def. Maint. Reserve:	$24,375	$0	NAP	2nd Most Recent Occupancy (As of):	66.4% (12/31/2010)
				3rd Most Recent Occupancy (As of):	71.2% (12/31/2009)

(1)
Monthly FF&E escrows equal to 4% of gross revenues will commence with the 24th loan payment. The borrower escrowed $2,000,000 for certain planned upgrades, at loan closing. Planned upgrades include two restaurant renovations, replacement of case goods in all rooms, and certain fire safety improvements.

The Sirata Beach Resort property is an unflagged, full-service, 382-room (including 226 suites and efficiency units) beach resort located on the Gulf of Mexico in St. Pete Beach, Florida. The hotel was originally constructed as a beach-front motel in 1958, but has since been effectively rebuilt and enlarged through construction and acquisition of adjacent properties. The most recent expansion included a new tower with 80 suites constructed in 2000. Altogether, the hotel now consists of 9 buildings of 1 to 8 stories on 12.5 acres of land directly fronting the Gulf of Mexico. The property also includes 15,000 SF of conference and banquet space, two full service restaurants, two beach-front bars, three swimming pools, and a health club and spa. Approximately 80% of demand is derived from leisure travelers.

Eight competing hotels and resorts are noted in the subject market. Including the Sirata Beach Resort property, total room supply is 2,155 units with 2011 overall/average estimated occupancy of 73.4%, an ADR of $144.26, and a RevPAR of $105.89. The property had a 72.9% occupancy, an ADR of $115.80, a RevPAR of $84.42, an occupancy penetration of 99.3%, an ADR penetration of 80.3% and RevPAR penetration of 79.7%.

The mortgage loan sponsors are members of the Nicklaus family, which has owned the Sirata Beach Resort property for almost 50 years. Four siblings, H. Gregg Nicklaus, Lenne B. Nicklaus, Deborah L. Nicklaus and Valerie N. Hval, whose grandfather purchased the property in 1962, currently own, operate and manage the hotel.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Hilton Springfield

Mortgage Loan No. 15 – Hilton Springfield

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/ Moody’s):	NR/NR/NR			Property Address:	6550 Loisdale Road Springfield, VA 22150
Original Balance:	$25,900,000			General Property Type:	Hospitality
Cut-off Date Balance:	$25,900,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	2.4%			Number of Units/SF:	245 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$105,714
Borrower Name(s):	Ramspring Limited Partnership			Balloon/ARD Balance Per Unit/SF:	$81,559
Sponsor:	Coakley & Williams			Year Built / Year Renovated:	1978 / 2008-2010
Mortgage Rate:	5.780%			Title Vesting:	Fee
Note Date:	3/1/2012			Property Manager:	Coakley & Williams Hotel Management Company
First Payment Date:	4/10/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/10/2022			UW Revenues:	$12,712,336
IO Period:	None			UW Expenses:	$9,052,996
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,659,340
Seasoning:	0 months			UW NCF:	$3,150,850
Original Amortization Term:	300 months			UW NOI DSCR:	1.87x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.61x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	14.1%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	12.2%
Lockbox/Cash Management:	Soft / Springing			UW NCF Debt Yield at Maturity:	15.8%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,645,411 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$3,477,660 (12/31/2010)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$3,605,638 (12/31/2009)
Reserves				Appraised Value:	$49,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/12/2012
Tax Reserve:	$323,606	$39,982	NAP	Cut-off Date LTV Ratio:	52.9%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	40.8%
FF&E Reserve(1):	$2,500,000	$42,374	NAP	Occupancy Rate (As of):	69.4% (12/31/2011)
Def. Maint. Reserve:	$260,000	$0	NAP	2nd Most Recent Occupancy (As of):	58.8% (12/31/2010)
Other Reserve(2):	$1,000,000	Springing	NAP	3rd Most Recent Occupancy (As of):	56.7% (12/31/2009)

(1)
The lender holds a $2,500,000 reserve for elective upgrades anticipated for completion in Year 1 of the loan term. These planned costs include the renovation of the property ballrooms, restaurant and main lobby.

(2)
The lender holds a $1,000,000 reserve for certain legal post-closing obligations. In addition, on the date that any Property Improvement Plan is imposed by the franchisor pursuant to the franchise agreement, borrower is required to deposit 125% of the sum required.

The Hilton Springfield property is 245-room full service Hilton hotel in Springfield, Virginia, 13 miles south of Washington D.C. The property is located just off Interstate 95 one exit south of the interchange with Interstate 495 (The Capital Beltway), and approximately 11 miles south of the Pentagon. The 12-story property was constructed in 1978, renovated between 2008 and 2010, and includes 7,814 SF of banquet and meeting space. A 328-seat Houlihan's Restaurant and Bar is located at the property and is operated by the borrower under a franchise agreement. Other amenities include an indoor swimming pool and fitness center. Demand generators include the Federal Government (Fort Belvoir, National Geospatial Intelligence Agency, Defense Logistics Command, Customs, Coast Guard, and the Homeland Security Agency). Private demand generators include Accenture, Boeing Preferred, Booze Allen, Microsoft, Hewlett Packard, Lockheed Martin, Northrop Grumman, Raytheon, and SAIC. Approximately 85% of the weekday business is defense contractor related. The Base Realignment and Closure Act (BRAC) led to the relocation of several military Departments and Agencies to Fort Belvoir and the surrounding area.

Eight competing hotels are noted in the subject market, although the Hilton Springfield property is the only full service hotel in the submarket. Including the property, total room supply is 1,506 units with 2011 overall/average estimated occupancy of 68.0%, an ADR of $135.37, and a RevPAR of $92.06. In 2011, the property reported an average occupancy of 69.4%, an ADR of $150.83, a RevPAR of $104.72, an occupancy penetration of 102.1%, an ADR penetration of 111.4% and RevPAR penetration of 113.8%.

The Hilton Springfield property is owned and operated by affiliates of Coakley & Williams Hotel Management Company, which manages a portfolio of 26 hotels with approximately 4,000 rooms in 13 states and Washington, D.C. The company, or its predecessors, developed its first hotel property in 1971.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	U-Haul 2011 Portfolio

Mortgage Loan No. 16 – U-Haul 2011 Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	Various(2)
Original Balance:	$25,000,000			General Property Type:	Self Storage
Cut-off Date Balance:	$25,000,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	2.3%			Number of Units/SF:	375,593 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$67
Borrower Name(s):	Twenty SAC Self-Storage Corporation			Balloon/ARD Balance Per Unit/SF:	$56
Sponsor:	SAC Holding Corporation; Blackwater Investments, Inc.			Year Built / Year Renovated:	Various(2)
Mortgage Rate:	5.775%			Title Vesting:	Fee
Note Date:	2/28/2012			Property Manager:	U-Haul International, Inc.
First Payment Date:	4/1/2012
Anticipated Repayment Date:	3/1/2022			Underwriting and Financial Information
Maturity Date:	3/1/2032			UW Revenues:	$4,838,271
IO Period:	None			UW Expenses:	$1,674,486
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,163,785
Seasoning:	0 months			UW NCF:	$3,080,315
Original Amortization Term:	360 months			UW NOI DSCR:	1.80x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.75x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	12.7%
Prepayment Provisions:	LO (24); DEF/YM1 (93); O (3)			UW NCF Debt Yield:	12.3%
Lockbox/Cash Management:	Soft / Springing			UW NCF Debt Yield at Maturity:	14.6%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,413,145 (TTM 9/30/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$3,327,926 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$3,443,478 (12/31/2009)
Reserves				Appraised Value:	$36,120,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/21/2011 - 11/5/2011
Tax Reserve:	$217,330	Springing	NAP	Cut-off Date LTV Ratio:	69.2%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	58.5%
Replacement Reserve:	$175,000	$6,958	$175,000	Occupancy Rate:	83.5% (12/5/2011)
Other Reserve(1):	$162,676	$0	NAP	2nd Most Recent Occupancy:	78.0% (12/31/2010)
				3rd Most Recent Occupancy:	77.2% (12/31/2009)

(1)	The U-Haul 2011 Portfolio borrower is required also to escrow $162,676 for immediate repairs.

(2)	See table below.

The U-Haul 2011 Portfolio mortgage loan is secured by nine self-storage properties built between 1950 and 1981, located in eight states (Arizona, California, Georgia, New Jersey, Oregon, Rhode Island, Texas and Virginia.)  The U-Haul 2011 Portfolio property consists of 4,619 storage units (approximately 24% are climate controlled) and fourteen parking storage spaces for RV/boats.

The U-Haul 2011 Portfolio properties are operated by U-Haul International, Inc., a subsidiary of AMERCO (NASDAQ: UHAL).  AMERCO, through U-Haul International, Inc., is a do-it-yourself moving and storage operator founded in 1945 and based in Reno, Nevada that supplies products and services to help people move and store household and commercial goods in the United States and Canada. U-Haul International, Inc. engages in the rental of trucks, trailers and self-storage spaces through a network of approximately 1,400 company operated retail moving centers and approximately 15,000 independent U-Haul dealers.

The U-Haul 2011 Portfolio mortgage loan sponsors are SAC Holding Corporation and its parent company, Blackwater Investments, Inc. Mark Shoen, who together with his two brothers collectively own 47.0% of AMERCO, is the sole owner (100%) of both sponsors. Blackwater Investments Inc., through its subsidiaries including SAC Holding Corporation, owns over 212,000 self-storage units comprising over 19.7 million SF.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	U-Haul 2011 Portfolio

The following table sets forth further information regarding the U-Haul 2011 Portfolio Property:

Property Summary
Property	Location	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
U-Haul Atlanta	Atlanta, GA	$7,420,000	30%	$10,600,000	1950 / NAP	78.1%	111,839
U-Haul San Antonio	San Antonio, TX	3,860,000	15%	5,520,000	1965 / 1982	94.0%	41,650
U-Haul Warwick	Warwick, RI	3,360,000	13%	4,800,000	1978 / NAP	89.3%	43,479
U-Haul Lemon Grove	Lemon Grove, CA	3,235,000	13%	4,700,000	1961 / NAP	85.4%	21,062
U-Haul Arlington	Arlington, TX	1,975,000	8%	2,900,000	1979 / NAP	93.8%	43,496
U-Haul Mesa	Mesa, AZ	1,760,000	7%	2,700,000	1978 / NAP	86.1%	41,000
U-Haul Portsmouth	Portsmouth, VA	1,610,000	6%	2,300,000	1973 / NAP	80.0%	28,163
U-Haul Toms River	Toms River, NJ	1,110,000	4%	1,600,000	1954 / 1975	63.9%	27,904
U-Haul Bend	Bend, OR	670,000	3%	1,000,000	1981 / NAP	81.3%	17,000
Total / Weighted Average		$25,000,000	100%	$36,120,000		83.5%	375,593

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Independence Hill Independent Living

Mortgage Loan No. 17 – Independence Hill Independent Living

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR	Property Address:	20450 Huebner Road San Antonio, TX 78258
Original Balance:	$22,000,000	General Property Type:	Multifamily
Cut-off Date Balance:	$22,000,000	Detailed Property Type:	Senior Housing
% of Initial Pool Balance:	2.0%	Number of Units:	292 Units
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit/SF:	$75,342
Borrower Name(s):	Stone Oak Villas I, Ltd.	Balloon/ARD Balance Per Unit/SF:	$63,655
Sponsor:	Gary J. Katleman, Jeannine DeVetter	Year Built / Year Renovated:	1987 / 2001
Mortgage Rate:	5.790%	Title Vesting:	Fee
Note Date:	2/29/2012	Property Manager:	Dial Communities, Inc.
First Payment Date:	4/10/2012
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	3/10/2022	UW Revenues:	$8,882,914
IO Period:	None	UW Expenses:	$6,170,677
Original Term to Maturity or ARD:	120 months	UW NOI:	$2,712,237
Seasoning:	0 months	UW NCF:	$2,624,637
Original Amortization Term:	360 months	UW NOI DSCR:	1.75x
Loan Amortization Type:	Amortizing	UW NCF DSCR:	1.70x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	12.3%
Prepayment Provisions:	LO (24); DEF (92); O (4)	UW NCF Debt Yield:	11.9%
Lockbox/Cash Management:	Hard / Springing	UW NCF Debt Yield at Maturity:	14.1%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$2,439,113 (12/31/2011)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	$2,852,783 (12/31/2010)
Mezzanine Debt:	None	Third Most Recent NOI (As of):	$3,416,930 (12/31/2009)
Reserves	Appraised Value:	$37,850,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	1/24/2012
Tax Reserve:	$79,569	$26,523	NAP	Cut-off Date LTV Ratio:	58.1%
Insurance Reserve:	$7,987	$7,616	NAP	LTV Ratio at Maturity/ARD:	49.1%
Replacement Reserve(1):	$2,300,000	$7,300	NAP	Occupancy Rate (As of):	88.4% (2/3/2012)
2nd Most Recent Occupancy (As of):	87.7% (12/31/2010)
3rd Most Recent Occupancy (As of):	91.4% (12/31/2009)

(1)	The lender holds a $2,300,000 reserve for certain specified elective upgrades to be performed post-closing, including new siding and landscaping.

The Independence Hill Independent Living property is an independent-living retirement facility containing 292 units ranging in size from 572 to 1,107 SF in two 3- and 4-story main buildings and 10 two-story cottages in San Antonio, TX. Rents range from $1,395 to $4,015 per unit per month and include two meals a day, as well as interior- and exterior-home and yard-maintenance and amenities such as housekeeping and linen service, on-site cafeteria and café, concierge services, scheduled transportation for shopping, church services and appointments, massage therapist and personal trainer, on-site beauty shop and banking services, outdoor heated pool, and guest suites. The residents also have privileges at The Club at Sonterra, a nearby private club that offers golf, tennis, swimming, and social events. There are no nursing or assisted-living services offered at the Independence Hill Independent Living property, which is part of the larger Independence Village at Stone Oak community of independent-living and assisted-living retirement facilities and single-family independent-living villas. The Independence Hill Independent Living property is currently 88% occupied; the average competitor occupancy of 86%.

The full-service hospital nearest the subject property is North Central Baptist Hospital, located just south of the subject site. There are seven other major hospitals located within several miles of the subject, including the University Hospital, Southwest Texas Methodist Hospital, Methodist Children’s Hospital, St. Luke’s Baptist Hospital, Christus Santa Rosa Medical Center, and the Audi L. Murphy V.A. Hospital.

Dial Communities, Inc. (Dial Communities), the parent company of Dial Realty, Corp., is engaged in planning, acquisition, development, financing, construction, leasing, and management of real estate that includes single-family housing, apartment communities, shopping centers, office buildings, senior housing facilities and hotels across the Midwest and Texas. Dial Communities is a real estate investment and development company founded in 1968 and principally operated by Joel Katleman (Chairman) and his son, Gary Katleman (President and CEO). Dial Communities is involved in the acquisition, development, and management of apartment and retirement communities throughout San Antonio, Texas.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Independence Place - Fort Campbell

Mortgage Loan No. 18 – Independence Place - Fort Campbell

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	3193 Fort Campbell Boulevard Clarksville, TN 37042
Original Balance:	$20,800,000			General Property Type:	Multifamily
Cut-off Date Balance:	$20,800,000			Detailed Property Type:	Garden/Military Housing
% of Initial Pool Balance:	1.9%			Number of Units:	228 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$91,228
Borrower Name(s):	Independence Place Fort Campbell Patriots, LLC			Balloon/ARD Balance Per Unit/SF:	$69,997
Sponsor:	Cecil Phillips; Place Base Housing, LLC			Year Built / Year Renovated:	2009 / NAP
Mortgage Rate:	5.620%			Title Vesting:	Fee
Note Date:	3/1/2012			Property Manager:	Place Management Group, LLC
First Payment Date:	4/10/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	3/10/2022			UW Revenues:	$3,801,245
IO Period:	None			UW Expenses:	$1,567,104
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,234,141
Seasoning:	0 months			UW NCF:	$2,072,141
Original Amortization Term:	300 months			UW NOI DSCR:	1.44x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.34x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.7%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	10.0%
Lockbox/Cash Management:	Soft / Springing			UW NCF Debt Yield at Maturity:	13.0%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,744,675 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$834,725 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	NAP
Reserves				Appraised Value:	$30,600,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	9/19/2011
Tax Reserve:	$56,790	$28,395	NAP	Cut-off Date LTV Ratio:	68.0%
Insurance Reserve:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	52.2%
Replacement Reserve:	$0	$13,509	NAP	Occupancy Rate (As of):	82.4% (2/25/2012)
Def. Maint. Reserve:	$4,688	$0	NAP	2nd Most Recent Occupancy (As of):	88.4% (12/5/2011)
				3rd Most Recent Occupancy (As of):	48.0% (12/25/2010)

The Independence Place - Fort Campbell property is a three-story, 228-unit garden-style apartment complex built in 2009 and located in Clarksville, Tennessee. The property consists of 14 buildings and has 24 one-bedroom/one-bathroom units averaging 697 SF, 96 two-bedroom/ two-bathroom units averaging 906 SF, and 108 four-bedroom/ four-bathroom units averaging 1,414 SF. Leases are typically by the bedroom to accommodate varying troop deployment schedules. The property is located directly across Fort Campbell Boulevard from the Ft. Campbell main entrance and is occupied primarily by military personnel and civilian workforce and contractors associated with the base. Ft. Campbell was ranked 14 out of 97 installations according to the Military Value of Installations section contained within the Department of the Army Analysis and Recommendations May 2005 BRAC report. Units are generally leased furnished. Property amenities include cable TV with HBO, washers and dryers in each unit, internet service, a swimming pool, a fitness center, a basketball court, a sand volleyball court, a computer lab, a game room with pool tables, plasma TVs and gaming stations, a tanning dome, a putting green and outdoor grilling stations.

The five noted comparable properties were built between 2004 and 2010 and have current occupancies from 90% to 98%. The comparable properties range in average size from 909 SF to 1,012 SF, compared to 1,125 SF for the Independence Place - Fort Campbell property. The property is unique in the market in that the apartments are furnished and most utilities are included in the rental rates.

The mortgage loan sponsors are Mr. Cecil Phillips and Place Base Housing, LLC. In 1984, Mr. Phillips founded Phillips International, the predecessor to Place Properties, LP that financed and developed on-campus and off-campus student housing at major US colleges and universities, medical office buildings, shopping centers, and multi-family housing projects, hotels, golf courses, resorts, residential developments, as well as land held for commercial and recreational development. Mr. Phillips has financed, developed, and overseen the development of more than 33,000 bedrooms of on-campus and off-campus housing at 30 different campuses. Place Base Housing, LLC currently has a portfolio of nine military housing properties (including the subject) that total 2,212 units and 5,268 beds. The company has developed eight of the military properties under the Independence Place brand.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	University Park Shopping Center

Mortgage Loan No. 19 – University Park Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):		NR/NR/NR		Property Address:	3909 East Evans, 2033, 2043 & 2073 South Colorado Boulevard and 3970 East Buchtel Boulevard Denver, CO 80210
Original Balance:		$20,450,000
Cut-off Date Balance:		$20,181,264		General Property Type:	Retail
% of Initial Pool Balance:		1.8%		Detailed Property Type:	Unanchored
Loan Purpose:		Refinance		Net Rentable Area:	76,006 SF
Borrower Name(s):		UPSC LLC		Cut-off Date Balance Per Unit/SF:	$266
Sponsor:		Jeff Oberg		Balloon/ARD Balance Per Unit/SF:	$225
Mortgage Rate:		5.830%		Year Built / Year Renovated:	2007 / NAP
Note Date(1):		12/22/2010		Title Vesting:	Fee
First Payment Date:		2/5/2011		Property Manager:	St. Charles Realty Management, LLC
Anticipated Repayment Date:		NAP
Maturity Date:		3/5/2022		Underwriting and Financial Information
IO Period:		None		UW Revenues:	$2,438,720
Original Term to Maturity or ARD:		134 months		UW Expenses:	$491,831
Seasoning:		14 months		UW NOI:	$1,946,889
Original Amortization Term:		360 months		UW NCF:	$1,848,841
Loan Amortization Type:		Amortizing		UW NOI DSCR:	1.37x
Interest Accrual Basis:		Actual/360		UW NCF DSCR:	1.30x
Prepayment Provisions:		LO (38); DEF (92); O (4)		UW NOI Debt Yield:	9.6%
Lockbox/Cash Management:		Hard / Springing		UW NCF Debt Yield:	9.2%
Pari Passu Mortgage Debt:		None		UW NCF Debt Yield at Maturity:	10.8%
Subordinate Mortgage Debt:		None		Most Recent NOI (As of):	$1,635,873 (12/31/2011)
Mezzanine Debt:		None		Second Most Recent NOI (As of):	$1,719,147 (12/31/2010)
				Third Most Recent NOI (As of):	$1,332,104 (12/31/2009)
Reserves				Appraised Value:	$30,365,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	2/10/2012
Tax Reserve(2):	$149,388	$25,246/Springing	NAP	Cut-off Date LTV Ratio:	66.5%
Insurance Reserve(2):	$3,315	$1,105/Springing	NAP	LTV Ratio at Maturity/ARD:	56.2%
Replacement Reserve:	$0	$950	NAP	Occupancy Rate(4):	86.9% (12/31/2011)
TI/LC Reserve:	$0	$6,334	NAP	2nd Most Recent Occupancy:	91.0% (12/31/2010)
Earnout Reserve(3):	$1,300,000	$0	NAP	3rd Most Recent Occupancy:	85.7% (12/31/2009)

(1)
The loan was originated on December 22, 2010. In January 2011, a tenant occupying 19,392 sq. ft. filed for bankruptcy protection and subsequently vacated the property. The loan sponsor subsequently executed a lease for the vacated space (see footnote 4 below) and the loan was modified on March 1, 2012 to extend the loan term to March 5, 2022 and lend an additional $1,300,000 into a lender controlled escrow account (see footnote 3 below).

(2)
The borrower makes monthly deposits of $25,246 and $1,105 for taxes and insurance reserves for the entirety of the property excluding the portion occupied by Office Depot. At lender’s option, additional deposits allocable to Office Depot will spring upon event of default, the tenant rating dropping below BBB-, or failure to provide evidence of tax and insurance payments

(3)
Lender holds a $1,300,000 earnout reserve that may be disbursed to the borrower from time to time upon satisfaction of certain conditions, including a 10.5% NOI debt yield and either (a) construction of a new building on the parcel the borrower plans to develop, or (2) lender’s receipt of a fully executed ground lease for the parcel. Any funds remaining on deposit on March 5, 2015 shall be applied to the outstanding loan balance accompanied by a yield maintenance premium.

(4)
The occupancy figure as of 12/31/2011 includes Vitamin Cottage occupying 19,392 SF and Procuts occupying 1,393 SF. Vitamin Cottage Natural Grocers currently occupies 9,968 SF at the property and recently signed an amendment to relocate to the vacant 19,392 SF space at $23.26 PSF. The 9,968 SF space is underwritten as vacant. Procuts has executed a lease for 1,393 SF at $30 PSF for five years. Both tenant spaces are currently being prepared for occupancy.

The University Park Shopping Center property is a 76,006 SF neighborhood shopping center consisting of four separate buildings on a 6.71 acre parcel in Denver, Colorado. The property is anchored by a 21,666 SF Office Depot, which has been a tenant since 2007 and is leased through 9/30/2017 with five 5-year renewal options. Other tenants include Vitamin Cottage Natural Grocers, which is expanding at the property from 9,968 SF to 19,392 SF on a lease until May 31, 2022, Wells Fargo Bank, and Pei Wei Asian Diner, which reported annualized sales of $428 PSF as of January 2012. The property includes a 0.74-acre parcel on which the borrower plans to develop a pad site.

The University Park Shopping Center property is located in the University/DU neighborhood, which is located approximately seven miles southeast of the Denver CBD.  The 2011 population and average household income within a 5-mile radius are estimated at 406,544, and $68,367, respectively. The six rental comparables had occupancies ranging from 85% to 100%.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4	Livermore Medical Office

Mortgage Loan No. 20 – Livermore Medical Office

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Address:	1133 East Stanley Blvd. Livermore, CA 94550
Original Balance:	$16,500,000			General Property Type:	Office
Cut-off Date Balance:	$16,436,723			Detailed Property Type:	Medical
% of Initial Pool Balance:	1.5%			Net Rentable Area:	63,576 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$259
Borrower Name(s):	LMOA LLC			Balloon/ARD Balance Per Unit/SF:	$221
Sponsor:	Joseph W. Callahan, Jr.			Year Built / Year Renovated:	2003 / NAP
Mortgage Rate:	6.010%			Title Vesting:	Leasehold
Note Date:	11/8/2011			Property Manager:	Callahan Property Company, Inc.
First Payment Date:	12/10/2011
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	11/10/2021			UW Revenues:	$2,504,038
IO Period:	None			UW Expenses:	$684,496
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,819,542
Seasoning:	4 months			UW NCF:	$1,698,653
Original Amortization Term:	360 months			UW NOI DSCR:	1.53x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.43x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	LO (28); DEF (88); O (4);			UW NCF Debt Yield:	10.3%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	12.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,956,335 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,864,672 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$1,786,972 (12/31/2009)
Reserves				Appraised Value:	$24,150,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/26/2011
Tax Reserve:	$40,074	$13,358	NAP	Cut-off Date LTV Ratio:	68.1%
Insurance Reserve:	$0	$0	NAP	LTV Ratio at Maturity/ARD:	58.1%
Replacement Reserve:	$0	$1,377	$38,145	Occupancy Rate:	100.0% (2/3/2012)
TI/LC Reserve:	$0	$7,947	$286,097	2nd Most Recent Occupancy:	100.0% (12/31/2010)
				3rd Most Recent Occupancy:	100.0% (12/31/2009)

The Livermore Medical Office property is a 63,576 SF medical office building constructed in 2003 and located in Livermore, California, approximately 35 miles southeast of downtown San Francisco The property is on the ValleyCare Livermore Medical Campus, which contains Valley Memorial Center and Lifestyle Rx. Valley Memorial Center is a 91,758 SF acute rehabilitation and skilled nursing facility with 110 beds. It also contains diagnostic imaging, laboratory, office and occupational health facilities. Lifestyle Rx is a 67,528 SF medical fitness and rehabilitation center. Both Valley Memorial Center and Lifestyles Rx are owned and operated by the property’s largest tenant, ValleyCare Health System. ValleyCare is a private, not-for-profit health system located in Pleasanton and Livermore, CA. ValleyCare leases 8 spaces in the property totaling 49,619 SF, including a 34,159 SF urgent care facility. The Livermore Medical Office property is subject to an unsubordinated ground lease that commenced in June 2003 and has an initial expiration of June 14, 2058, with one 10-year extension option.

Estimated 2011 population within a five-mile radius was 110,094. The East Bay Medical Office occupancy rate is 95% to 100% and the average Livermore medical office occupancy rate is 99.1%.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2012-C4

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